EXHIBIT 3-A
-----------
(JMB - V)



                   Supplement dated September 20,1977 to
            Prospectus (the "Prospectus") dated August 15, 1977
           of JMB Income Properties, Ltd.-V (the "Partnership")



                      SUMMARY OF ADDITIONAL PROPOSED
                         REAL PROPERTY INVESTMENTS

      The Partnership has, subsequent to the date of the Prospectus, acquired, or entered into a letter of intent to acquire, the additional real property investments described below. Consummation of the investment subject to a letter of intent is subject to the negotiation and execution of a binding agreement (which may differ in various respects from the present understanding) and will be further subject to the terms and conditions of closing, including receipt of satisfactory closing documentation. There is no assurance that such investment will be acquired.


                     BRISTOL MALL -- BRISTOL, VIRGINIA

      The Partnership has purchased through a joint venture partnership, an interest in an enclosed mall regional shopping center in Bristol, Virginia. The mall, which contains approximately 427,800 square feet of gross leasable area on two levels, is situated on an approximately 41 acre site located on Gate City Highway (U.S. 58 and 421) approximately one-half mile south of Interstate 81. The seller (which is also the seller or the North Riverside Shopping Center, which property is subject to a letter of intent as described in the Prospectus under "Real Property Investments") is not affiliated with the General Partners, and the Partnership's purchase price for its interest was determined by arm's length negotiations.

      The mall is of steel and masonry construction and includes parking for 2,542 cars. The mall, which commenced operations in April, 1975, is presently 91% leased to 67 retail tenants, including a 93,750 square foot Sears Roebuck department store leased at an annual base rental of $110,000 under a lease expiring in 1995 with four five-year renewal options; a 46,230 square foot Millers department store leased at an annual base rental of $92,460 under a lease expiring in 2000 with three five-year renewal options; an 83.030 square foot Parks-Belk department store leased at an annual base rental of $186,818 under a lease expiring in 2000 with five five-year renewal options; a 10,510 square foot Eckerd drug store leased at an annual base rental of $28,902 under a lease expiring in 1995 with four five-year renewal options; a 13,601 square foot Picadilly cafeteria leased at an annual base rental of $47,602 under a lease expiring in 1995; a 12,095 square foot American Multi-Cinema movie theater leased at an annual base rental of $60,475 under a lease expiring in 2000 with one ten-year renewal option; and an aggregate of 130,609 square feet leased to other tenants under leases with minimum original lease terms of from ten to 20 years (excluding renewal options). Annual base rentals for all tenants range from $1.17 to $10.00 per square foot with an average base rental of $3.34 per square foot. Substantially all of the leases contain provisions pursuant to which the joint venture is entitled to participate in gross receipts of tenants above fixed minimum amounts and to receive, subject to certain limitations, tenant contributions toward certain operating expenses and real estate taxes.

      Real estate taxes for the mall totaled approximately $130,000 for 1976 based on an assessed value of approximately $6,500,000 and a combined tax rate of approximately $2.00 per $100 of assessed value. The mall is subject to competition from other shopping centers and various other commercial areas in the vicinity. In the opinion of the Managing General Partner, the mall is adequately insured.

      The mall is owned through a joint venture partnership between the Partnership and the seller. The joint venture purchased the mall from the seller with the seller retaining an interest in the mall through its interest in the Joint venture partnership. The seller did not make any cash contribution to the joint venture, .but its retention of an interest in the property through the joint venture has been taken into account in determining the purchase price of the Partnership's in-



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


terest. The Partnership paid $5,000,000 in cash at the closing and will pay an additional $550 000 in cash during 1977. The mall Is subject to a first mortgage loan, having an outstanding balance at August 31, 1977 of approximately $9,890,000, which bears interest at 8-3/4% per annum and is fully amortizable through monthly payments of principal and interest at the rate of $949,000 per annum through February 1, 2006. The mortgage note permits annual prepayments of up to 500,000 in any one year without penalty. Additional prepayments are permitted after July 1, 1989 subject to a penalty of six percent of the amount prepaid (declining by one-half percent per year to a minimum of two percent). The remedies under the mortgage loan are limited to the property securing such obligation.

      The joint venture partnership agreement provides that the first $475,000 of annual cash flow will be distributed to the Partnership, the next $118,750 will be distributed to the seller and any excess cash flow will be distributed 60% to the Partnership and 40% to the seller. Once annual cash flow of $653,125 has been achieved for two consecutive years, thereafter the first $593 750 of cash flow will be distributed 80% to the Partnership and 20% to the seller, and any remaining cash flow will be distributed 60% to the Partnership and 40% to the seller. Upon any refinancing, the Partnership will be entitled to receive 60% of any net proceeds therefrom and the seller will be entitled to receive 40% of such proceeds.

      The joint venture partnership agreement provides that either the Partnership or the seller may initiate a sale of the mall In response to a firm written offer from an unaffiliated party subject, however, to the right of the other joint venture partner to exercise a right of first refusal to acquire a selling joint venture partner's interest in the joint venture partnership. In 'he event the seller initiates a sale of the mall at any time during the term of the joint venture, or in the event the Partnership initiates a sale after August 31, 1989, the Partnership will be entitled to receive the first $6,600,000 of net proceeds, the seller will be entitled to receive the next $1,650,000 of such proceeds and any remaining proceeds will be distributed 60% to the Partnership and 40% to the seller. If the Partnership initiates a sale prior to September 1, 1989, the net proceeds will be distributed as follows: the Partnership will be entitled to receive the first $5,000,000; the seller the next $1,250,000; the Partnership the next $1,600,000; and the seller the next $400,000; and any remaining proceeds of such sale will be distributed 60% to the Partnership and 40% to the seller.

      Pursuant to the terms of the joint venture agreement between the seller and the Partnership the seller is obligated, for a period of 15 years, to make capital contributions to the joint venture in cash in amounts equal to estimated rental income and expense and tax reimbursements for the space in the mall currently vacant and land parcels currently vacant on the perimeter of the mall parking lot. However, such capital contributions will be required only to the extent that annual cash flow received by the Partnership from the venture is less than $475,000. The seller is entitled to a credit against such capital contribution obligation equal to the actual rentals and expense reimbursements paid by tenants who may occupy such space during the 15-year period based upon the occupancy of the mall at the date of acquisition, It is anticipated that the seller would, during at least the early years of operation, be required to make annual capital contributions of approximately $150,000.

      The Partnership's initial Federal income tax basis In the venture is expected to be approximately $13,460,000, which is presently expected to be allocated to the components of the mall (depreciable on the straight line method over useful lives ranging from five to 35 years).

      The mall will be managed by an affiliate of the seller for an annual management fee of three percent of certain rental income from the mall, which fee is subordinated to the receipt by the Partnership of its preferred distribution of annual cash flow until a specified level of cash flow is achieved (as described above).

      The seller will pay a commission to JMB of $550,000 in connection with the purchase of the mall. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all of the Partnership's investments, see "Compensation and Fees" in the Prospectus.









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      The following is a schedule of expirations of present leases
(assuming no renewals) and base rentals allocable thereto:

                                                                 Percent
                                                                   of
                                                                 Gross
                    Number                                       Annual
Duration              of           Square         Base           Base
of Lease            Tenants         Feet          Rental         Rental
--------            -------       --------       --------       --------

1985 . . . . .           24         53,307       $292,864          22.6%

1986 . . . . .            5          5,439         42,388           3.2

1987 . . . . .            5          9,208         63,951           5.0

1990 . . . . .           19         38,427        244,408          18.8

1991 . . . . .            2          8,454         39,525           3.0

1992 . . . . .            2          6,751         31,380           2.4

1995 . . . . .            7        126,452        246,537          19.0

2000 . . . . .            3        141,355        339,753          26.0



           EDGEWATER SHOPPING CENTER -- FOSTER CITY, CALIFORNIA

      The Partnership has entered into a letter of intent to purchase, through a joint venture partnership, at least a 50% interest in a neighborhood specialty shopping center to be constructed by the seller-venture partner. The shopping center, which is expected to contain approximately 114,600 square feet of leasable area, will be constructed on an approximately eight acre site along a recreational boating lagoon at the southeast corner of the intersection of Beach Park Boulevard and Edgewater Boulevard in Foster City, located about 20 miles south of San Francisco. The seller is not affiliated with the General Partners, and the Partnership's purchase price will be determined by arm's length negotiations. Assuming a definitive purchase agreement is entered into, the purchase of the center would occur only after completion of construction of the center and achievement of a specified occupancy level.

      The center will be of concrete, rough hewn wood and redwood construction and will include parking for 437 cars. The first tenants are expected to occupy the center in May, 1978. The center is now approximately 56% pre-leased to 13 retail merchant tenants, including a 35,250 square foot Alpha Beta supermarket leased at an annual base rental of $145,331 under a 20-year lease providing six five-year renewal options; a 6,538 square foot Glendale Federal Savings branch office leased at an annual base rental of $55,442 under a 25-year lease with no renewal options; a 6,700 square foot Cooper-Carpenter twin cinema leased at an annual base rental of $39,972 under a 20-year lease with no renewal option; and a 3,600 square foot Ernie's liquor store leased at an annual base rental of $25,920 (during the first five years) under a 20-year lease with no renewal option. Leases have minimum terms (not including renewal options) ranging from five years to 25 years. Annual base rentals range from $4 per square foot to $16 per square foot with an average annual base rental of $6.12 per square foot. Substantially all of the leases are expected to contain provisions pursuant to which the lessor will be entitled to participation in gross receipts of the tenant over specified levels and also to provide for tenant payment of real estate taxes and certain operating expenses.

      Real estate taxes on the center are expected to be approximately $160,000 per year in the first full year following completion of construction. The center will be subject to competition from other commercial centers in the vicinity.

      It is expected that the center will be owned through a joint venture partnership between the Partnership and the seller which will acquire the center from the seller, with the seller retaining an interest in the complex through its interest in the joint venture partnership. The seller is not






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


expected to make any cash contribution to the joint venture, but its retention of an Interest in the property through the joint venture will be taken into account in determining the purchase price of the Partnership's interest. The cash investment for the Partnership's interest in the venture Is expected to be a maximum of $1,508,000 (including an acquisition fee of $150,000 payable to JMB as described below). The shopping center will be subject to approximately $5,819,600 of long-term mortgage debt, consisting of a purchase money wrap-around mortgage to be given to the seller, which wrap-around mortgage will be subordinate to a long-term mortgage expected to be funded by an insurance company in the amount of $5,500,000 with similar amortization and balloon provisions. The wrap-around mortgage is expected to bear interest at 9-1/2% per annum and to be partly amortizable through monthly payments of principal and interest of $610,150 per annum until December 1, 1994, at which time the remaining balance (expected to be approximately $3,928,200) will be due. It is expected that the underlying mortgage will permit prepayments after June 1, 1988 subject to a penalty of five percent of the amount prepaid (declining by one-half percent per year to a maximum of one percent). There is no assurance that financing will be available to repay such loan In 1994 or that any financing available to the Partnership for such purpose will be available on favorable terms. The remedies under the mortgage will be limited to the property securing such obligation.

      The purchase price of the Partnership's interest in the joint venture is expected to be finally determined pursuant to a formula based upon the cash flow derived from the center during a 12-month period ending at the earlier of December 31, 1980 or 30 months after completion of the center. If the cash flow during such period Is more than $244,500, the purchase price will be increased by increasing the amount of the long-term mortgage on the property proportionately by an amount not In excess of $400,000. If the cash flow during such period is less than $244,500, the Partnership's cash investment in the joint venture partnership would be reduced.

      The joint venture partnership agreement Is expected to provide (assuming the maximum cash Investment by the Partnership of $1,508,000) that during the first three years following closing the first $135,800 of annual cash flow would be distributed to the Partnership and that excess cash flow would be distributed to the seller until it has received cumulatively an amount equal to the amount received by the Partnership during such three-year period. Any excess cash flow during the period will be distributed 50% to the Partnership and 50% to the seller. After this three-year period, the Partnership will be entitled to receive $135,800 of annual cash flow each year cumulatively, the seller will be entitled to receive on a non-cumulative basis annual cash flow equal to that paid to the Partnership, and any excess annual cash flow will be distributed 60% to the seller and 40% to the Partnership until the cash flow distributed to the seller cumulatively equals that paid to the Partnership. Any excess annual cash flow thereafter will be distributed 50% to the Partnership and 50% to the seller. After annual cash flow of $286,000 has been achieved for two consecutive years, the annual cash flow will be distributed 50% to the Partnership and 50% to the seller. Upon a sale or refinancing, the Partnership will be entitled to receive the first $1,765400 of proceeds, the seller will be entitled to receive the next $1,765,400 of proceeds and any excess proceeds will be distributed equally between the Partnership and the seller.

      The Partnership's Federal income tax basis in the venture is expected to be approximately $4,418,000, which is presently expected to be allocated among the components of the center.

      The property is expected to be managed by the seller under a long-term management agreement which Is expected to provide for an annual management fee of three percent of gross rental income, a portion of which will be subordinated to the receipt by the Partnership of a specified level of cash flow.

      The seller will pay an acquisition fee to JMB In connection with the acquisition of an interest m the joint venture of $150,000. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all of the Partnership's investments see "Compensation and Fees" in the Prospectus.










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


                   35,000 LIMITED PARTNERSHIP INTERESTS



                      JMB INCOME PROPERTIES, LTD. - V

                     (an Illinois limited partnership)


$1,000 Per Interest                      Minimum Purchase - 5 Interests

      Limited partnership interests (the "Interests") are hereby offered in JMB Income Properties, Ltd.-V (the "Partnership"), a newly-organized limited partnership which intends to Invest primarily in existing commercial real properties. The objectives of the Partnership are to obtain
(i) disbursable cash, (ii) capital appreciation and (iii) Federal Income tax deductions so that during the early years of operations all or a portion of disbursable cash may not represent taxable income to the Limited Partners. See "Investment Objectives and Policies" at p. 24.

      THIS OFFERING INVOLVES CERTAIN RISK FACTORS. See "Risk Factors" at
p. 16. In addition to the general risks of investment in real estate, among the major risk factors to be considered are the following:

      (1) No public market for Interests is likely to develop, and Limited Partners may not be able to liquidate their investment in the event of emergency or for any other reason (see "Transferability of Interests" at p. 88).

      (2) The General Partners will be subject to various conflicts of Interest in managing the Partnership, and substantial fees will be paid to the Genera] Partners and affiliates (see "Compensation and Fees" at p. 8 and "Conflicts of Interest" at p. 11).

      (3) Investors will not have an opportunity to evaluate properties to be acquired with a portion of the proceeds of this offering (see "Investment Objectives and Policies" at p. 24, "Risk of Unspecified Investments" at p. 16 and "Real Property Investments" at p. 28).

      (4) There may be significant tax risks associated with this offering (see "Federal Income Tax Risks" at p. 17 and "Tax Aspects of the Offering" at p. 41).

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 =========================================================================
                                                 Selling     Proceeds to
                                   Price to     Commission   Partnership
                                    Public         (1)          (2)
 -------------------------------------------------------------------------

Per Interest . . . . . . . . .    $     1,000   $       80   $       920
  Total Minimum. . . . . . . .    $10,800,000   $  864,000   $ 9,936,000
  Total Maximum (3). . . . . .    $35,000,000   $2,800,000   $32,200,000
  Total Maximum with
    Additional Right (3) . . .    $38,500,000   $3,080,000   $35,420,000
 =========================================================================
                                                     (footnotes on p. 2)
                           --------------------

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR
            THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR
            THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY
          HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
              ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


      The Interests are being offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") on a "best efforts" basis. The offering will terminate not later than September 30, 1977, unless extended to a date not later than December 31, 1977. If subscriptions for at least 10,800 Interests have not been received by the termination date, no Interests will be sold. Funds paid by subscribers will be deposited in an escrow account with Continental Illinois National Bank and Trust Company of Chicago and, if the required minimum is not obtained will be refunded together with a pro rata share of any interest earned thereon. Subscriptions deposited in the escrow account may not be withdrawn by subscribers. See "Offering and Sale of Interests" at p. 89.

                   Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
                              August 15, 1977

Continued from cover page

(1) The Partnership has agreed to indemnify Merrill Lynch against certain liabilities, including liabilities under the Securities Act of 1933, and has given a subsidiary of Merrill Lynch a right of first refusal to provide mortgage brokerage services to the Partnership at competitive rates. In addition, a subsidiary of Merrill Lynch may be entitled to receive a commission in connection with the acquisition of real property investments, if any, presented by it to the Partnership. The Partnership has also agreed to reimburse Merrill Lynch and the Selected Dealers for Its expenses in connection with the offering in the amount of $60,000, and additionally JMB has agreed to reimburse Merrill Lynch and the Selected Dealers for such expenses in the amount of $20,000. See "Offering and Sale of Interests "The Offering" at p. 89.

(2) Before deducting expenses of the offering (including expenses of Merrill Lynch and the Selected Dealers to be paid by the Partnership as described above), estimated at $500,000, which will be charged to the Partnership.

(3) In order to provide for the contingency that subscriptions for in excess of 35,000 Interests are received, the Partnership has registered with the Securities and Exchange Commission a total of 38,500 Interests and has granted to Merrill Lynch the right, exercisable in its sole discretion, to sell (on the same terms and conditions as the other Interests) 3,500 Interests on behalf of the Partnership over and above the 35,000 Total Maximum Interests. Such right to sell up to an additional 3,500 Interests on behalf of the Partnership expires on the date of termination of the offering. The exercise of such right will provide additional compensation to Merrill Lynch and to an affiliate of the General Partners. See "Conflicts of Interest" at p. 11 and "Compensation and Fees" at p. 8. If the right is exercised as to the entire additional 3,500 Interests, the total Price to Public, Selling Commissions and Proceeds to Partnership, as set forth on the cover page, would be increased by $3,500,000, $280,000, and $3,220,000, respectively, and would equal $38,500,000, $3,080,000, and $35,420,000, respectively.











































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                             WHO SHOULD INVEST


      Investment in Interests involves certain risk factors, there is not expected to be any public market for Interests, and sale or transfer of Interests may result in adverse tax consequences. Accordingly, investment in Interests is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment. Interests will be sold only to a person who has either (a) a minimum annual gross income of $20,000 and a net worth (excluding from the computation thereof his home, home furnishings and personal automobiles) of not less than $20,000, or (b) a net worth (as computed above) of not less than $75,000. Investors who reside in Alaska, Illinois, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania and South Carolina must meet standards different from the foregoing, as set forth in the form of Subscription Agreement included as Exhibit B to this Prospectus. Investors will be required to represent in writing that they meet the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer his Interests only to persons who meet similar standards, and the Partnership may require certain assurances that such standards are met. Investors should carefully read the requirements in connection with resales of Interests set forth in the Subscription Agreement and under "Transferability of Interests."




      UNTIL NOVEMBER 13, 1977 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

















































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                          SUMMARY OF THE OFFERING


General Partners             JMB Properties-V, Inc., an Illinois
                             corporation wholly-owned by JMB Realty
                             Corporation, located at 875 North Michigan
                             Avenue, Chicago, Illinois (telephone
                             312-440-4800), and Neil G. Bluhm and Judd D.
                             Malkin. See "Management" at p. 20.


Compensation to General
Partners and Affiliates      The General Partners and their affiliates
                             will receive substantial Partners and
                             Affiliates compensation and fees in
                             connection with the investment and management of the Partnership's assets. See "Compensa-tion and Fees" at p. 8.

Partnership Business         To invest primarily in existing commercial
                             real properties. See "Investment Objectives and Policies" at p. 24 and "Real Property
                             Investments" at p. 28.

Partnership Objectives       To obtain:

                             (i)    Disbursable Cash* (expected to be
                                    distributed commencing in November,
                                    1977),

                             (ii)   capital appreciation, and

                             (iii)  Federal income tax deductions so that
                                    during the early years of operations
                                    all or a portion of such Disbursable
                                    Cash would not represent taxable
                                    income to the Limited Partners but
                                    would be treated for tax purposes as a
                                    return of capital. See "Investment
                                    Objectives and Policies" at p. 24.

                             There is no assurance that such objectives
will be attained. Capital appreciation, in particular, may not be achieved since it is predicated on certain assumptions as to the real estate market in general and the future value of particular properties, which are not now ascertainable.

Property Descriptions        The Partnership has purchased one property as
                             described under "Real Property Investments" at p. 28. The Partnership has also entered into letters of intent to acquire four additional properties, the acquisition of which remains subject to the negotiation and execution of binding purchase agreements as described thereunder. Investments to be made with the remainder of the maximum proceeds of the offering, or with proceeds available because properties subject to present letters of intent are not acquired, have not yet been selected by the General Partners. See "Risk of Unspecified Investments" at p. 16.

Maximum Leverage             Aggregate mortgage indebtedness in connection
                             with the purchase of all properties by the Partnership will not exceed 80% of the purchase price of all properties determined on a combined basis. It is expected that the mortgage indebtedness in


     * Reference is made to the "Glossary" at p. 95 for the definition of italicized terms used in this summary and elsewhere in this Prospectus.







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                    SUMMARY OF THE OFFERING-- Continued


Maximum Leverage
(Continued)                  connection with the purchase of any single
                             property will not exceed 90% of the
                             independently appraised value thereof;
                             however, there is no limitation on the amount of mortgage indebtedness which may be incurred in connection with the purchase of any single property. See "Real Property
                             Investments" at p. 28 and "Risks of Leverage" at p. 17.

Depreciation Methods         The Partnership expects to acquire primarily
                             existing commercial real properties and
                             generally will not be entitled to utilize accelerated methods of depreciation. See
                             "Tax Aspects of the Offering" at p. 41.

Limited Partners' Share
of Cash Distributions        90% of all Disbursable Cash in each year plus
                             up to an additional 7% of such Disbursable
                             Cash if necessary to provide the Limited
                             Partners with non-cumulative distributions equal to specified percentages of their Adjusted Capital Contributions in such year.
                             During the early years of operations, such distributions are expected to exceed income as determined in accordance with generally accepted accounting principles and will constitute a return of capital to the Limited
                             Partners for tax purposes. See "Cash
                             Distributions" at p. 86.

Limited Partners'
Share of Sale or
Refinancing Proceeds         All Sale or Refinancing Proceeds until the
                             Limited Partners have received cumulative distributions of Disbursable Cash and Sale or Refinancing Proceeds equal to 7% per annum of their Adjusted Capital Contributions plus a return of all their Capital Contributions, and (after receipt by the General Partners of Sale Of Refinancing Proceeds arising from sales of properties equal to three-fourths of 1% of the aggregate selling price of all properties) 85% of Sale or Refinancing
                             Proceeds thereafter. See "Cash Distributions" at p. 86.

Termination of
Partnership                  No reinvestment of Sale or Refinancing
                             Proceeds is permitted except as described under "Investment Objectives and Policies" at
                             p. 24. The Partnership will terminate on December 31, 2026 or earlier upon sale of all properties or certain other events. See
                             "Summary of the Partnership Agreement
                             Dissolution and Liquidation" at p. 91. The
                             Partnership presently expects to refinance and/or sell properties between the seventh and twelfth years after acquisition. See
                             "Investment Objectives and Policies" at
                             p. 24.
















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


                                  Minimum              Maximum
Estimated Use of                  Dollar      Per      Dollar        Per
Proceeds of Offering (1)          Amount      Cent     Amount (8)    Cent
------------------------        -----------  ------   -----------   ------
Gross Proceeds . . . . . . .    $10,800,000  100.0%   $35,000,000   100.0%

Less Public Offering
Expenses:
  Selling Commissions (2). .    $   864,000    8.0%   $ 2,800,000     8.0%
  Organizational Expenses
    (3). . . . . . . . . . .    $   500,000    4.6%   $   500,000     1.4%
                                -----------  ------   -----------   ------
Amount Available for
  Investment, Net of
  Expenses . . . . . . . . .    $ 9,436,000   87.4%   $31,700,000    90.6%
                                ===========  ======   ===========   ======

Legal and Other Property
  Acquisition Expenses
  (Payable to Non-
  Affiliates) (4). . . . . .    $   179,000    1.7%   $   700,000     2.0%
Cash Down Payments
(Equity)(5):
  Specified Properties (6) .    $ 9,041,000   83.7%   $20,166,000    57.6%
  Unspecified Properties . .          --       --     $10,134,000    29.0%
Acquisition Fees (Real
  Estate Commissions)
  Payable to Affiliates
  (7). . . . . . . . . . . .           *                     *
Working Capital Reserve. . .    $   216,000    2.0%   $   700,000     2.0%
                                -----------  ------   -----------   ------
Proceeds Expended. . . . . .    $ 9,436,000   87.4%   $31,700,000    90.6%
Public Offering Expenses . .    $ 1,364,000   12.6%   $ 3,300,000     9.4%
                                -----------  ------   -----------   ------
Total Application of
  Proceeds . . . . . . . . .    $10,800,000  100.0%   $35,000,000   100.0%
                                ===========  ======   ===========   ======


      * JMB Realty Corporation ("JMB"), the parent company of JMB Properties-V, Inc. (the "Managing General Partner"), will receive 8% of the gross proceeds of the offering, or $864,000 if the minimum dollar amount is sold and $2,800,000 if the maximum dollar amount is sold (subject to increase by up to 10% if the right described under "Offering and Sale of Interests" is exercised by Merrill Lynch), either (a) from the sellers of the properties as real estate commissions on purchases of properties or (b) from the Partnership as acquisition fees in situations where sellers of properties do not pay a real estate commission to JMB. Real estate commissions are paid by the sellers of properties rather than the buyer; however, the price of properties will generally be adjusted upward to take into account this obligation of the sellers so that in effect the Partnership, as purchaser, will bear such commissions in the purchase price of the properties. The economic effect to the Partnership of buying property where the seller pays JMB a real estate commission is equivalent to the economic effect of an acquisition fee paid directly to JMB by the Partnership. The Partnership may also pay commissions (but only to persons other than the General Partners or affiliates) in connection with the sale of properties, which commissions will reduce the net proceeds from sales of properties.



                                                   (footnotes on p. 7)

(1) These figures represent the Partnership's current estimates. The Partnership has not presently acquired or entered into agreements or letters of intent to acquire specific real property investments except as described under "Real Property Investments".

(2) Includes a maximum of $30,000 in selling concessions and expense allowances expected to be paid to Carlyle Securities Corporation, an affiliate of the General Partners, for acting as a soliciting dealer in the offering. See "Compensation and Fees".

(3) Includes legal, accounting, printing and other expenses of this offering (including a maximum of $50,000 which may be reimbursed to the Managing General Partner for expenses incurred on behalf of the Partnership in connection with the offering). Such expenses include expenses of Merrill Lynch and the Selected Dealers in connection with the offering, $60,000 of which will be paid by the Partnership and an additional $20,000 of which will be paid by JMB. "Additionally, any expenses of the offering (in addition to selling commissions) in excess of 5% of the gross proceeds (or $50 per Interest sold) will be assumed by JMB.

(4) Includes legal fees and expenses, travel and communications expenses in connection with negotiations, costs of appraisals and miscellaneous expenses related to acquisition of properties, but does not include Acquisition Fees referred to in note (7) below.

(5) The purchase price of properties includes or with include acquisition fees payable to JMB by the Partnership or real estate commissions payable to JMB by the sellers of properties as described above, and may also include commissions payable to other parties (including a subsidiary of Merrill Lynch, as described under "Offering and Sale of Interests-The Offering"). The portion of the purchase price representing cash down payments (equity) includes such fees and commissions.

(6) For a description of properties which have been or are presently expected to be acquired, see "Real Property Investments". All but one of these properties are subject to letters of intent, and their acquisition is subject to the negotiation and execution of binding acquisition agreements and conditions of closing to be contained therein.

(7) "Acquisition Fees (Real Estate Commissions)" is defined as the total of all fees and commissions paid by any person including the Partnership to any person including the Managing General Partner or affiliates in connection with the selection, purchase, construction or development of any property by the Partnership, whether designated as real estate commissions, acquisition fees, finders' fees, selection fees, development fees, construction fees, non-recurring management fees, consulting fees or any other similar fees or commissions, howsoever designated and howsoever treated for tax or accounting purposes. See "Compensation and Fees". The amount of the Acquisition Fees (Real Estate Commissions) is included in Cash Down Payments (Equity). (8) The amounts shown in the Maximum Dollar
      Amount column and the amount shown in the asterisked footnote relating to real estate commissions and acquisition fees are subject to increase by amounts up to, but not exceeding, 10% of the amounts shown in the event that Morel Lynch exercises its right to sell, on behalf of the Partnership, an additional 3,500 Interests to cover subscriptions received, if any, in excess of 35,000 Interests. In such event, Cash Down Payments for Specified Properties will not be increased, and Cash Down Payments for Unspecified Properties will be increased by up to approximately $3,080,000. If Merrill Lynch exercises its right to sell all 3,500 additional Interests on behalf of the Partnership, Gross Proceeds would equal $38,500,000 (100% of Gross Proceeds), Selling Commissions would equal $3,080,000 (8% of Gross Proceeds), Organizational Expenses would equal $500,000 (1.3% or Gross Proceeds), Amount Available for Investment would equal $34,920,000 (90.7% of Gross Proceeds). Legal and Other Property Acquisition Expenses would equal $770,000 (2% of Gross Proceeds). Cash Down Payments for Properties would equal $33,380,000 (86.7% of Gross Proceeds), Working Capital Reserve would equal $770,000 (2% of Cross Proceeds), Proceeds Expended would equal $34,920,000 (90.7% of Gross Proceeds) and Public Offering Expenses would equal $3,580,000 (9.3% of Gross Proceeds). The maximum acquisition fees and real estate commissions payable to JMB would equal $3,080,000 if Merrill Lynch exercises its right to sell all 3,500 additional interests.

                           COMPENSATION AND FEES

      The following table shows all of the types of compensation, fees or other distributions that may or will be paid by the Partnership or others to the General Partners or their affiliates in connection with the operations of the Partnership (for a more complete description of which see "Cash Distributions" and "Conflicts of Interest"). The relationships of the various affiliates with the General Partners are set forth in the chart under "Conflicts of Interest." THE FOLLOWING ARRANGEMENTS FOR COMPENSATION AND FEES TO THE GENERAL PARTNERS AND AFFILIATES WERE NOT DETERMINED BY ARM'S-LENGTH NEGOTIATIONS WITH THE PARTNERSHIP.

TYPE OF COMPENSATION                                  ESTIMATED MAXIMUM
AND PERSONS TO WHOM PAID     METHOD OF COMPUTATION    DOLLAR AMOUNT
------------------------     ---------------------    --------------------

                     Upon Consummation of the Offering
                     ---------------------------------

Selling concession and       $60.00 selling con-      Actual amount de-
expense allowance, on        cession plus $10.00      pends upon number
the same basis as paid       expense allowance        of Interests sold
to other soliciting deal-    per Interest sold.*      by Carlyle Sec-
ers in the offering (pay-                             urities Corpora-
able to Carlyle Securi-                               tion, but is not
ties Corporation)                                     expected to exceed
                                                      $30,000.*

                             Acquisition Stage
                             -----------------

Acquisition fees (includ-    8% of the gross          $2,800,000.**
ing real estate commis-      proceeds of the
sions) (payable to JMB       offering, which is
Realty Corporation)          the equivalent of
                             approximately 3% of
                             the total expected
                             purchase price of the
                             properties to be
                             acquired by the Part-
                             nership, though such
                             percentage is not
                             determinable at this
                             time.**

                             Operational Stage
                             -----------------

General Partners' dis-       5% of all Disbursable    ]
tributive share of Dis-      Cash in any year, of     ]
bursable Cash (distribu-     which 2% is subordi-     ]
table to JMB Properties-     nated to the Limited     ]
V, Inc., Neil G. Bluhm       Partners' receipt of     ]
and Judd D. Malkin)          Disbursable Cash in      ]
                             such year equal to 7%    ]
                             of their Adjusted        ]
                             Capital Contributions    ]Actual amounts
                             on a non-cumulative      ]depend upon re-
                             basis.                   ]sults of Part-
                                                      ]nership opera-
Managing General Part-       5% of all Disbursable    ]tions and are
ner's incentive manage-      Dash in any year, all    ]not determin-
ment fee for managing        of which is subordi-     ]able at this
the affairs of the Part-     nated to the Limited     ]time.
nership (payable to JMB      Partners' receipt of     ]
Properties-V, Inc.)          Disbursable Cash in      ]
                             such year equal to 7%    ]
                             of their Adjusted        ]
                             Capital Contributions    ]
                             on a non-cumulative      ]
                             basis and 3.5% of        ]
                             which is further sub-    ]
                             ordinated to the         ]
                             Limited Partners'        ]
                             receipt of Disbursable   ]
                             Cash in such year equal  ]
                             to 7.25% of their        ]
                             Adjusted Capital Con-    ]
                             tributions on a non-     ]
                             cumulative basis.        ]
--------------------
(footnotes on p. 10)

TYPE OF COMPENSATION                                  ESTIMATED MAXIMUM
AND PERSONS TO WHOM PAID     METHOD OF COMPUTATION    DOLLAR AMOUNT
------------------------     ---------------------    --------------------

General Partners' reim-      Direct expenses of       Not expected to
bursable expenses (re-       the General Partners     exceed $50,000 for
imbursable to JMB            relating to this         1977 and $30,000
Properties-V, Inc., Neil     offering and relating    per year thereafter.
G. Bluhm and Judd D.         to the administra-
Malkin)                      tion of the Partner-
                             ship and acquisition
                             and operation of
                             Partnership properties
                             (subject to certain
                             limitations contained
                             in Section 5.1E of the
                             Partnership Agreement).

Commissions on the           JMB Insurance Agency,    Not to exceed an
sale of insurance cov-       Inc. provides insur-     aggregate of $25,000
ering certain Partner-       ance brokerage ser-      per year on all
ship properties (pay-        vices for the            Partnership invest-
able to JMB insurance        Wachovia and Phillips    ments. JMB Insurance
Agency, Inc.)                Office Buildings des-    Agency, Inc. is ex-
                             cribed under "Real       pected to receive
                             Property Investments,"   approximately $2,100
                             but there are present-   per year in commis-
                             ly no other specific     sions in connection
                             arrangements for the     with such services
                             provision of such ser-   with respect to the
                             vices. Commissions for   Wachovia and
                             all such services are    Phillips Office
                             or would be paid at      Buildings. Actual
                             rates set by insurance   amounts which may
                             companies for the        be received in
                             classes of coverage      connection with any
                             involved.                other properties are
                                                      not determinable at
                                                      this time.

Fees for property man-       The Wachovia and         Based on leases not
agement services ex-         Phillips Office          in effect, the ex-
pected to be provided        Buildings described      pected annual pro-
for some Partnership in-     under "Real Property     perty management
vestments (payable to        Investments" are sub-    fee payable to JMB
JMB Property Manage-         ject to a management     Property Management
ment Corporation)            agreement with JMB       Corporation in con-
                             Property Management      nection with the
                             Corporation which        Wachovia and
                             provides for an annual   Phillips Office
                             fee of two percent of    Buildings would be
                             the gross receipts       approximately
                             from the property.       $85,000 per year.
                             Catawba Mall, North      If the Partnership
                             Riverside Shopping       were to acquire
                             Center and Five Points   Catawba Mall,
                             Plaza described under    North Riverside
                             "Real Property Invest-   Shopping Center and
                             ments," if acquired by   Five Points Plaza
                             the Partnership, are     described under
                             expected to be managed   "Real Property In-
                             by JMB Property          vestments" below,
                             Management Corporation   the aggregate annual
                             for annual fees rang-    management fees pay-
                             ing from three to five   able to JMB Pro-
                             percent of the gross     perty Management
                             receipts from such       Corporation for
                             properties. There are    such three pro-
                             presently no other       perties, based on
                             specific arrangements    leases expected to
                             for the provision of     be in effect, would
                             such services, but fees  be approximately
                             in connection with       $82,000 per year.
                             other properties would   Actual amounts which
                             be at rates prevailing   may be received in
                             for comparable services  connection with any
                             in the localities where  other properties
                             properties are located   are not determina-
                             (but not to exceed five  ble at this time.
                             percent of gross re-
                             ceipts from a property)
                             in the event such ser-
                             vices are provided.

TYPE OF COMPENSATION                                  ESTIMATED MAXIMUM
AND PERSONS TO WHOM PAID     METHOD OF COMPUTATION    DOLLAR AMOUNT
------------------------     ---------------------    --------------------

                             Liquidation Stage
                             -----------------

General Partners' dis-       In the case of the       Actual amounts to be
tributive share of Sale      sale of a property,      received depend upon
or Refinancing Proceeds      an amount equal to       results of Partner-
(distributable to JMB        three-fourths of 1%      ship operations and
Properties-V, Inc., Neil     of the selling price     amounts of Sale or
G. Bluhm and Judd D.         of the property          Refinancing Proceeds
Malkin)                      being sold plus 15% of   received and are
                             the remaining Sale or    not determinable
                             Refinancing Proceeds     at this time.
                             arising from such sale
                             and, in the case of the
                             refinancing of a pro-
                             perty, 15% of the Sale
                             or Refinancing Proceeds
                             arising from such re-
                             financing, subject in
                             either event of the
                             prior receipt by the
                             Limited Partners of
                             (i) distributions of
                             Sale or Refinancing
                             Proceeds equal to their
                             Capital Contributions,
                             plus (ii) cumulative
                             cash distributions com-
                             mencing with 1978 (in-
                             cluding Disbursable
                             Cash) equal to 7% of
                             their Adjusted Capital
                             Contributions.

                          Interest in Partnership
                          -----------------------

General Partners' share      3% of Profits or Losses  Actual amounts
of Profits or Losses for     for Tax Purposes (other  allocable to the
Tax Purposes (allocable      than Profits or Losses   General Partners
to JMB Properties-V,         for Tax Purposes from    depend upon results
Inc., Neil G. Bluhm and      the sale or refinancing  of Partnership
Judd D. Malkin)              of Partnership pro-      operations are not
                             perties).                determinable at
                                                      this time.

--------------------

      * An aggregate maximum of $2,800,000 in selling commissions will be paid by the Partnership in connection with the offering, subject to increase by up to 10% in the event Merrill Lynch exercises its right to sell up to an additional 3,500 Interests on behalf of the Partnership as described under "Offering and Sale of Interests." A maximum of approximately $30,000 of selling concessions and expense allowances included in that amount is expected to be paid to Carlyle Securities Corporation as described in the table, and the balance will be paid to dealers unaffiliated with the General Partners. The Partnership has given a subsidiary of Merrill Lynch a right of first refusal to provide mortgage brokerage services to the Partnership at competitive rates; such rates are generally determined as a percentage of any mortgage obtained, and the actual amounts payable to Merrill Lynch would depend upon the amount of mortgage refinancing by the Partnership for which Merrill Lynch provided such services. In addition, a subsidiary of Merrill Lynch may be entitled to receive a commission in connection with the acquisition of real property investments, if any, presented by it to the Partnership; such commission may not exceed 1.5% of the Partnership's cash investment In any property, and such commissions to Merrill Lynch (if any) are not expected to exceed an aggregate of $50,000 See "Offering and Sale of Interests-The Offering."

      **    These fees or commissions (the amount of which is determined by the Partnership Agreement) will be paid to JMB by sellers of properties or by the Partnership when the Partnership acquires such properties. When paid by the sellers of property as real estate commissions these amounts are generally taken into account by sellers in determining the selling prices of properties to the Partnership so that, in effect, the Partnership pays such commissions to JMB as part of the purchase price or the properties, and the economic effect to the Partnership is equivalent to an acquisition fee paid directly to JMB by the Partnership. Such fees or commissions are paid to JMB as compensation for finding suitable properties and for analyzing, structuring and negotiating investments. (No such fees or commissions will be payable with respect to any funds which have not been invested or committed to investment within 24 months and which are returned to investors-see "Investment Objectives and Policies.") The acquisition fees or real estate commissions paid to JMB will be increased by up to 10% if Merrill Lynch exercises its right to sell up to an additional 3,300 Interests on behalf of Partnership as described under "Offering and Sale of Interests-The Offering." Aggregate acquisition fees and commissions payable to all persons in connection with the purchase of Partnership properties may not exceed 18% of the gross proceeds of the offering.



      The General Partners have made a capital contribution to the Partnership of $1,000. Except under certain limited circumstances upon termination of the Partnership (see "Summary or the Partnership Agreement-Dissolution and Liquidation"), the General Partners WILL MAKE NO ADDITIONAL CAPITAL CONTRIBUTION TO THE Partnership. the General Partners will be allocated a 3% share of the Partnership's Profits or Losses for Tax Purposes (other than Profits or tosses for Tax Purposes from the sale or refinancing of Partnership properties) after the entry of additional Limited Partners into the Partnership. The General Partners and JMB Realty Corporation as the initial Limited Partner will also be allocated all Profits or Losses for Tax Purposes prior to the entry of additional Limited Partners. Such share of any losses for Tax Purposes prior to the entry of additional Limited Partners. Such share of any Losses for Tax Purposes will benefit the General Partners to the extent they thereby realize losses which may be offset against taxable income from the Partnership or from other sources.

      The Partnership agreement prohibits the payment to the General Partner or any of their affiliates of any fees in connection with the financing or refinancing or the sale or disposition of any property by the Partnership (other than receipt of a portion of Sale or Refinancing Proceeds as described above), and the Partnership is not permitted to purchase any property from the General Partners or any of their affiliates.

      The Partnership will reimburse the General Partners at their cost for any direct expenses (which will not include any salaries, rents or other items constituting General Partners' overhead) relating to this offering, to the administration of the Partnership and to the acquisition, financing and operation of properties, including the actual cost of travel expenses, all as described in and subject to certain limitations contained in Section 5.1E of the Partnership agreement. Such reimbursement will be made regardless of whether any distributions are made to the Limited Partners.

  ----------------------------------------------------------------------
                           Conflicts of Interest
  ----------------------------------------------------------------------

      The Partnership will be subject to various conflicts of interest arising out of its relationships with the General Partners and their affiliates as well as the fact that the General Partners and their affiliates are engaged in a wide range of real estate activities. Where conflicts arise from anticipated transactions with affiliates of the General Partners, certain provisions and limitations described below have been adopted to protect the interest of the Limited Partners. These conflicts involve:

      1. Competition by the Partnership with affiliates for real property investments or in the sale or operation of properties; A substantial number of other real estate investment partnerships are presently managed or advised by JMB directly or through affiliates (see "Management-JMB Realty Corporation" and "Prior Performance of the General Partners and Affiliates"). JMB is presently planning to form and to manage or advise, directly or through affiliates, additional real estate investment partnerships and possibly other investment entities in the future.

      A registration statement has been filed for an offering of $12,000,000 of limited partnership interests in Carlyle Real Estate Limited Partnership-VII ("Carlyle-VII"), a partnership affiliated with JMB, which has investment objectives different from the Partnership's in that it intends to invest primarily in residential and commercial properties which are newly-constructed or under construction and expects to provide tax losses for investors over-and-above cash distributions during the early years of operations. Carlyle-VII will not purchase any commercial property which is or will be completed at the time of" purchase, and on which accelerated depreciation will not be available, unless JMB has determined that such property would not be a suitable investment for any funds of the Partnership which are not invested or committed for investment at such time. The Partnership will not acquire any property which is newly-constructed or under construction or under contract for development, and on which accelerated depreciation will be available, unless JMB has determined that such property would not be a suitable investment for any funds of Carlyle-VII which are not invested or committed for investment at such time.

      In September, 1976, an offering was completed of $20,000,000 of limited partnership interests in JMB Income Properties, Ltd.-IV ("Income Properties-IV"), a partnership which is affiliated with JMB and which has the same investment objectives as the Partnership's. Until substantially all of the proceeds of the Income Properties-IV offering were invested or committed for investment in real property, any real properties coming to the attention of JMB were available for consideration as possible investments by the Partnership only to the extent that JMB determined that they were not suitable investments for uncommitted funds of Income Properties-IV. The investment in the Wachovia and Phillips Office Buildings-Winston Salem, North Carolina, described under "Real Property Investments", was not made by Income Properties-IV because, among other things, at the time such property was committed to the Partnership in late 1976, Income Properties-IV did not have sufficient uncommitted funds remaining for such investment. The investment in Five Points Plaza described under "Real Property Investments" was not committed to Income Properties-IV because, among other things, of the diversification objectives of Income Properties-IV. The investments in Tollway North Office Center, Catawba Mall and North Riverside Shopping Center described under "Real Property Investments" were not made by Income Properties-IV because at the times such properties were committed to the Partnership, Income Properties-IV did not have uncommitted funds available to make such investments. As or the date of this Prospectus, substantially all funds of Income Properties-IV available for investment were invested or were committed for investment in real property, including approximately $4,400,000 representing payments on two properties which were subject to letters of intent for acquisition by Income Properties-IV but which had not been acquired. See "Prior Performance of the General Partners and Affiliates".

      JMB does not intend to offer for sale interests in any public partnership with the same investment objectives as the Partnership's until substantially all of the proceeds of this offering have been invested or committed for investment in real property. No real property would be committed for investment to any contemplated public partnership which is expected to be offered subsequent to the Partnership and which has the same investment objectives as the Partnership's unless JMB determines that such property would not be a suitable investment for any funds of the Partnership which are not invested or committed for investment at such time. The determination of whether a particular Partnership would be based upon the policies set forth under "Investment Objectives and Policies", including the objective of acquiring properties which are diversified geographically and as to character of investment, and upon the amount of Partnership funds available for investment at the time such property becomes available. JMB will not offer interests in any privately offered real estate partnership which will acquire any property which is or will be completed at the time of purchase and on which accelerated depreciation will not be available unless JMB has determined that such property would not be a suitable investment for any funds of the Partnership which are not invested or committed for investment at such time.

      Existing or contemplated real estate investment entities advised or managed by JMB or affiliates may be in competition under some circumstances with the Partnership for real property investments. Conflicts could arise, for example, if, notwithstanding the differences in investment objectives, a particular real property should appear to be suitable for investment by both Carlyle-VII and the Partnership, or if the anticipated purchase of a property by a prior public limited partnership with the same investment objectives as the Partnership's (such as Income Properties-IV) should not be consummated for any reason so that such partnership had additional funds for investment in real properties. For information as to prior JMB-affiliated partnerships, see "Prior Performance of the General Partners and Affiliates."

      While the Managing General Partner and its officers and directors will use their best efforts to present to the Partnership suitable investments consistent with its investment objectives and policies, the Partnership Agreement provides that neither the Managing General Partner nor any affiliate of the General Partners will be obligated to present to the Partnership any particular investment opportunity which comes to its attention, even if such opportunity is of a character which might be suitable for investment by the Partnership. See "Fiduciary Responsibility of the General Partners." In the event the Managing General Partner is presented with a potential investment which might be made by more than one investment entity which it or an affiliate advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as cash flow, the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity and the funds of each entity available for investment. To the extent that a particular property might be determined to be suitable for more than one partnership, priority will generally be given to the partnership having uninvested funds for the longest period of time. Consequently, if earlier JMB-affiliated partnerships should have funds available for investment (because anticipated acquisitions are not consummated or for any other reason), the investment of the Partnership's funds might be delayed.

      Affiliates of the General Partners may also be in competition with the Partnership in connection with the sate or operation of properties under some circumstances. The Partnership Agreement permits the Partnership to acquire properties adjacent to properties owned by affiliated limited partnerships or to acquire a subsequent phase of a multi-phase development, a prior phase of which is owned by an affiliated limited partnership. See "Tollway North Office Center-Deerfield, Illinois" under "Real Property Investments" with respect to possible investment by an affiliate in a later phase of a complex to be built adjacent to a property which is expected to be acquired by the Partnership. Any adjacent commercial properties owned by the Partnership and an affiliated limited partnership will offer comparable rentals per square foot for space which is comparable as to age, quality of construction and in other respects.

      2. Property management services by an affiliate: JMB Property Management Corporation, a wholly owned subsidiary of JMB, which now provides property management services for the Wachovia and Phillips Office Buildings which are presently owned by the Partnership, is also expected to provide property management services for Catawba Mall, North Riverside Shopping Center and Five Points Plaza which are presently subject to letters of intent for acquisition by the Partnership and may also provide management services for other properties to be acquired by the Partnership. See "Real Property Investments" and "Compensation and Fees." Under property management agreements, the company employed to manage the property usually collects the rental income on the property and deducts therefrom its fee and the costs of operating the property, such as insurance premiums, taxes, repairs and improvements and other costs related to the maintenance of the property. The balance is remitted to the owner of the property. Any fees for property management services will be in addition to the General Partners' distributive share and incentive management fee for managing Partnership affairs generally, as described under "Cash Distributions." If additional agreements are entered into with JMB Property Management Corporation to manage other Partnership properties, the Partnership Agreement requires the Managing General Partner to negotiate such agreements on terms no less favorable to the Partnership than those customarily charged for similar services in the relevant geographical area (but in no event at rates greater than five percent of the gross receipts from a property) and provides that any such agreements with affiliates must be terminable by either party, without penalty, on 60 days' notice.

      3. Insurance brokerage services by an affiliates: JMB Insurance Agency, Inc., a wholly-owned subsidiary of JMB engaged in the insurance brokerage business, now provides insurance brokerage services for the Wachovia and Phillips Office Buildings described under "Real Property Investments" and may provide insurance brokerage services in connection with other Partnership properties. Before any such insurance brokerage services are provided by JMB Insurance Agency, Inc., quotations must have been received from three independent insurance brokers relating to the proposed coverage, which quotations shall be for coverage and upon terms comparable to those proposed to be provided through JMB Insurance Agency, Inc. JMB Insurance Agency, Inc. will not provide insurance brokerage services unless it can obtain such insurance at a cost which is not greater than the lowest quotations received form the three unaffiliated insurance agencies. In addition, any agreement, contract or arrangement for the provision of insurance brokerage services for the Partnership by JMB Insurance Agency, Inc. must be terminable by either party, without penalty, on 60 days' written notice.

      In no event will the commissions earned by JMB Insurance Agency, Inc. on all insurance written on behalf of the Partnership exceed $25,000 per annum. Further, if at any time JMB Insurance Agency, Inc. should no longer be deriving at least 75% of its gross income from its business with the public (i.e., non-JMB-affiliated entities), said Agency will not write any further insurance on behalf of the Partnership. The commissions earned by JMB Insurance Agency, Inc. from JMB-affiliated publicly-owned limited partnerships presently do not exceed 10% of said Agency's gross income.

      4. Provision by affiliates or services for persons dealing with the Partnership: JMB or its affiliates are not prohibited from providing services to persons who deal with the Partnership, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Managing General Partner or any affiliate of the Managing General Partner, nor may the Managing General Partner or any such affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Partnership Agreement.

      5. Determination of reserves: The determination of Disbursable Cash is subject to, among other things, the discretion of the Managing General Partner in establishing and maintaining reasonable reserves for the Partnership. Because the determination of these reserves may affect the percentage and amount of Disbursable Cash to which the General Partners are entitled to any year (see "Cash Distributions"), the Managing General Partner may have a conflict of interest in establishing the amount of reserves.

      6. Possible joint investments with affiliates: the Partnership may invest in a real property jointly with affiliates of the General Partners having investment objectives comparable to the Partnership's, provided that such investment is on substantially the same terms and conditions as the investment of such affiliate. The purchase price of any such investment by the Partnership must be confirmed by independent appraisal as not greater than the fair market value of the investment. It should be noted, however, that appraisals are only estimates of value and should not be relied upon as a measure of realizable value.

      7. Participation of an affiliate as a soliciting dealer: Carlyle Securities Corporation, a broker-dealer wholly-owned by JMB, is expected to participate as a soliciting dealer in the offering of Interests and will be entitled to the same selling concession as other dealers. See "Offering and Sale of Interests." Carlyle Securities Corporation may be subject to a conflict of interest in performing any "due diligence" obligations which may arise out of its participation in the offering because of its affiliation with the General Partners.

      8. Relationships with Continental Illinois National Bank and Trust Company of Chicago:

The Partnership has borrowed funds on a short-term basis from Continental Illinois National Bank and Trust Company of Chicago (see "Real Property Investments" and "Capitalization"), the parent company of which Bank owns through a subsidiary approximately 12% or the outstanding common stock of JMB. See "Management-JMB Realty Corporation." Continental Illinois will also act as the escrow agent for funds of Limited Partners prior to the date on which they are admitted to the Partnership. See "Offering and Sale of Interests." It is also possible, although not presently anticipated, that the Partnership may acquire properties for which said Bank has provided or may in the future provide long-term financing. Such borrowings and other relationships between the Partnership and said Bank will be conducted by the Managing General Partner on the basis of arm's length negotiations with said Bank and on terms which are not less favorable to the Partnership than those available from competitors of said Bank.

      9. Legal representation: As noted under "Legal Matters," counsel for the Partnership in connection with the offering is also counsel to JMB and various affiliates, including the Managing General Partner of the Partnership. In the event any controversy arises following the termination or the offering in which the interests of the Partnership appear to be in conflict with those of JMB or its affiliates, other counsel would be retained for one or both of the parties.


                           --------------------

      The following diagram shows the relationship of the Partnership with various affiliates (solid lines indicating ownership and broken lines indicating other relationships):

          -------------------------------------------------------
                        JMB REALTY CORPORATION (3)
          -------------------------------------------------------
                               |
                               |
                               |
  100%              100%       |      100%                    100%
                               |
JMB Proper-       JMB Property |    Carlyle Securities      JMB Insurance
ties-V, Inc.      Management   |    Corporation             Agency, Inc.
                  Corporation  |          |                 |
     |              |          |          |                 |
     |              |          |          |                 |
Managing          Property     |          Soliciting        Insurance
General           Management   |          Dealer (2)        Brokerage
Partner           Fees         |          |                 Commissions
(1)                 |          |          |                 |
     |              |          |          |                |
      |             |   Real Estate       |               |
       |            |   Commissions or    |              |
        |           |   Acquisition Fees  |             |
         |          |          |          |            |
          |         |          |          |           |
           |        |          |          |          |
            |       |          |          |         |
          -------------------------------------------------------
                       JMB INCOME PROPERTIES, LTD.-V
          -------------------------------------------------------


(1) Neil G. Bluhm and Judd D. Malkin (who are officers, directors and principal shareholders of JMB) are the individual general partners (the "Individual General Partners") of the Partnership. See "Compensation and Fees" and "Cash Distributions" for a description of the compensation, fees or other distributions payable to the General Partners.

(2) Carlyle Securities Corporation is expected to participate as a soliciting dealer in the offering of the Interests and as such will be entitled to receipt of the same selling concession and expense allowance allowed other dealers. See "Offering and Sale of Interests."

(3) JMB is also the initial Limited Partner of the Partnership. See "Cash Distributions" and "Allocation of Profits and Losses for Tax Purposes."

  ----------------------------------------------------------------------
             FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS
  ----------------------------------------------------------------------

      The General Partners are accountable to the Partnership as fiduciaries and consequently must exercise good faith and integrity in handling Partnership affairs. This is a rapidly developing and changing area of the law, and Limited Partners who have questions concerning the duties of the General Partners should consult with their counsel.

      The Partnership Agreement provides that the General Partners will not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by them in good faith, but only for fraud, bad faith or negligence (gross or otherwise), and that the General Partners will be indemnified by the Partnership for any liability suffered by them arising out of their activities as general partners of the Partnership, except for fraud, bad faith, negligence (gross or otherwise) or other breach of fiduciary duty. See "The Partnership Agreement-Indemnification of the General Partner," Thus, the Limited Partners may have a more limited right of action than would otherwise be the case absent such provisions.
In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and therefore unenforceable.

      The Partnership Agreement expressly provides that neither the Managing General Partner nor any affiliate of the General Partners will be obligated to present to the Partnership any particular investment opportunity which comes to its attention even if such opportunity is of a character which might be suitable for investment by the Partnership. See "Conflicts of Interest-Competition by the Partnership with affiliates for real property investments or in the sale or operation of properties." The foregoing provision excuses the Managing General Partner form the common law fiduciary duty (to which it might otherwise be subject) not to compete, on its own behalf or that of its affiliates with the Partnership for investment opportunities.

  ----------------------------------------------------------------------
                               RISK FACTORS
  ----------------------------------------------------------------------

      The purchase of the Interests offered hereby involves a number of significant risk factors. In addition to the factors set forth elsewhere in this Prospectus, prospective purchasers should consider the following:

      1.    Risk of Unspecified Investments

      A portion of the proceeds of this offering is intended to be invested in properties which have not yet been selected by the General Partners. See "Real Property Investments." To the extent the Partnership may invest in properties not described in this Prospectus, persons who purchase Interests will not have an opportunity to evaluate for themselves the specific properties in which funds of the Partnership will be invested or the terms of any such investments (including the terms of any joint venture arrangements and, accordingly, the risk of investing in the Interests is substantially increased. The purchasers of Interests must depend solely upon the ability of the General Partners with respect to the selection of investments. See "Management" and "Prior Performance of the General Partners and Affiliates" for a description of the prior real estate experience of the General Partners. See "Investment Objectives and Policies-Joint Venture Investments" with respect to the particular risks associated with possible investment of such proceeds in real property investments through joint ventures.

      Acquisition of properties presently subject only to letters of intent requires negotiation of final binding agreements, and there is no assurance that such properties will be acquired or that acquisition of any such property will be on the same terms as contained in the letter of intent.
In the event such properties are not acquired, different properties acquired in substitution therefor may be materially different in a number of respects.

      The offering of Interests may be extended to a date not later than December 31, 1977, and under the Partnership Agreement, the proceeds of the offering may remain uninvested or uncommitted for investment for up to 24 months from the date of this Prospectus, although it is not expected that proceeds will remain unin-vested or uncommitted for such period. An extended offering period or inability of the General Partners to find suitable real properties may result in delays in the investment of Partnership funds, in the availability of tax deductions which result from investments in real estate and in the receipt of a return from investments. See also "Conflicts of interest-Competition by the Partnership with affiliates for real property investments".

      2.    Competition for Real Properly Investments

      The Partnership will be competing for real property investment with numerous other real estate investment partnerships, as well as with individuals, corporations, real estate investment trusts and other entities engaged in real estate investment activities, possibly including certain affiliates of the General Partners. See "Conflicts of Interest." There is no assurance that the Partnership will be successful in obtaining suitable properties for the investment of the presently unspecified portion of the offering proceeds or will be able to obtain alternative properties in the event any of the investments subject to letters of intent, as described under "Real Property Investments", should not be consummated for any reason. Competition among purchasers of real property may also result in increases in the prices paid by the Partnership for real property investments.

      3.    Risks of Real Estate Ownership

      The Partnership's investments will be subject to the risks generally incident to the ownership of real property, including uncertainty of cash flow- to meet fixed obligations and adverse local market conditions due to changes in general or local economic conditions, neighborhood characteristics, interest rates, availability of mortgage funds for refinancing, changes in real estate tax rates and other operating expenses, governmental rules and fiscal policies, acts of God (which may result in uninsured losses) and other factors which are beyond the control of the General Partners. All of the Partnership's investments will be in rental properties and are subject to the risk of inability to attract or retain tenants, with a consequent decline in rental income, as a result of adverse changes in local real estate markets or other factors. To the extent that the Partnership's rental income is based on a percentage of the gross receipts of retail tenants, its cash flow is dependent on the retail success achieved by such tenants. While one of the Partnership's objectives is to obtain Disbursable Cash, there can be no guarantee that the Partnership's investments will generate sufficient revenue to cover operating expenses and meet required payments on the debt obligations of the Partnership.

      4.    Risks of Leverage

      The investments of the Partnership are expected to be leveraged, i.e., the Partnership will finance a portion or the cost of the acquisition of properties by borrowing. See "Real Property Investments." The Partnership may refinance various properties, consequently increasing the aggregate leverage of the Partnership's investments beyond that presently contemplated. Such borrowing permits the acquisition of properties of greater aggregate cost than could have been financed solely from Partnership capital, but it also increases, the Partnership's exposure to losses. Principal and interest payments on such indebtedness will generally have to be made regardless or rental income from Partnership investments. If mortgage payments are not paid when due, the Partnership may sustain a loss on its investment as a result of foreclosure by the mortgagee of a property, and any such foreclosure may also have adverse tax consequences for the Limited Partners. See "Tax Aspects of the Offering-Sale or Foreclosure of Partnership Properties."

      Aggregate mortgage indebtedness in connection with the purchase of all properties by the Partnership wilt not exceed 80% of the purchase price of all properties determined on a combined basis, and it is expected that the mortgage indebtedness in connection with the purchase of any single property will not exceed 90% of the independently-appraised value thereof. However, there is no limitation on the amount of mortgage indebtedness which may be incurred in connection with the purchase of any single property.

      5.    Federal Income Tax Risks

      Possible Disallowance of Deductions on Factual or Other Grounds. The availability and amount of various deductions taken by the Partnership will depend not only upon general legal principles but also upon various determinations relating to particular real property investments which are subject to potential controversy on factual or other grounds. Such determinations include the allocation of basis among various components of an investment, the characterization of various payments made to the sellers, the characterization of the relationship between the Partnership and the seller of a property, the estimated useful lives of properties, and various other matters. There can be no assurance, therefore, that some of the deductions claimed by the Partnership will not be challenged by the Internal Revenue Service. See generally "Tax Aspects of the Offering."

      Possible Audit of Tax Returns. Investors should note that a Federal income tax audit of the Partnership's tax information return may result in an audit of the returns of the Limited Partners and that such an examination could result in adjustments both to items that are related to the Partnership and to unrelated items.

      Possible Federal Income Tax in Excess of Sale or Refinancing Proceeds or Distributions. Investors should be aware that the Federal income tax payable by a Limited Partner by reason of taxable income of the Partnership (from operations or from the disposition of a Partnership property) allocable to his Interests or payable upon disposition of his Interests may exceed the Disbursable Cash or Sale or Refinancing Proceeds distributed to such Limited Partner from the Partnership. See "Cash Distributions" and "Tax Aspects of the Offering." In such event, the amount by which such tax liability exceeded Disbursable Cash or Sale or Refinancing Proceeds would represent an out-of-pocket expense to such Limited Partner. Tax liabilities arising from gains in connection with dispositions of Partnership properties or of a Limited Partner's Interests may represent capital gains under present tax laws (if the property or the Interests had been held by the Partnership or the Limited Partner for the applicable holding period) or may represent ordinary income to the extent of recapture of accelerated depreciation, if any. See "Tax Aspects of the Offering."

      Legislative or Other Actions Affecting Tax Benefits. The Tax Reform Act of 1976 (the "Act") was signed into law on October 4, 1976. The Act provides for substantial revisions in the Internal Revenue Code of 1954. Many of these changes, including changes in the taxation of limited partnerships and their partners, affect the tax benefits generally associated with investment in real estate. The overall effect of the Act will vary from taxpayer to taxpayer, and it may reduce the tax benefits arising from investment in a real estate limited partnership and may increase tax liabilities resulting from such investment. The Partnership expects to purchase primarily existing commercial properties and, consequently, expects to have insignificant operating expense deductions during a start-up period and will not generally be entitled to use accelerated methods of depreciation. Thus, the provisions of the Act will not have many of the adverse effects on the Partnership that it will have on "tax shelter" real estate limited partnerships. However, because the Act is very complex and because there have been no judicial or administrative interpretations of the Act, and because no Treasury regulations have been promulgated thereunder, it is presently impossible to predict how various provisions of the Act will be interpreted. Although references to the provisions of the Act relevant to investment in the Partnership are set forth under "Tax Aspects of the Offering," each potential investor is strongly urged to consult his own tax advisor concerning the effects of the Act on an investment in the Partnership and the effects of the Act on his individual tax situation. See generally "Tax Aspects of the Offering."

      Prospective investors should also note that the present Federal income tax treatment of investment in real estate limited partnerships may be modified or eliminated by legislative, judicial or administrative action at any time, and that such action may affect investments and commitments previously made. On January 5, 1977, the Internal Revenue Service proposed, but subsequently withdrew, amended regulations which, if adopted, would probably have resulted in the Partnership being classified as an association taxable as a corporation, if similar regulations were to be adopted, there would be an adverse tax effect upon the tax treatment of the Partnership and the Limited Partners. See "Partnership Status-Federal Tax Ruling" below under "Tax Aspects of the Offering."

      Because the tax aspects of the offering are complex and certain of the tax consequences will not be the same for all Limited Partners, each investor is advised to consult his tax advisor in connection with the tax aspects of the offering.

      6.    No Market for Interests

      The transfer of Interests is subject to certain limitations. See "Transferability of Interests." It is not anticipated that any public market for Interests will develop. Consequently, holders of Interests may not be able to liquidate their investment in the event of emergency or for any other reason, and Interests may not be readily accepted as collateral for a loan. In addition, the transfer of an Interest may result in adverse tax consequences for the transferor. See "Tax Aspects of the Offering."

      7.    Risk of Possible Purchase of Properties Under Construction

      While it is expected that the Partnership will invest primarily in commercial properties which are completed at the time of acquisition, it is possible that the Partnership may enter into commitments to invest in real properties on which improvements, additions or other portions thereof are under construction (see "Tollway North Office Center-Deerfield, Illinois" under "Real Property Investments"), and it is possible, although not presently anticipated, that the Partnership may enter into commitments to invest a portion of its assets in properties which are wholly under construction and may, in connection therewith, advance on an unsecured basis a portion of the purchase price. It should be noted that, in general, the purchase of properties which are not fully completed involves more risk to the Partnership than the purchase of completed properties. In the case of any property which is not yet completed at the time of purchase, the Partnership will be dependent upon the seller to fulfill its obligations, including completion of construction. Such seller's ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of the Partnership.

      8.    Possible Loss of Limited Liability

      The Partnership Agreement provides certain rights for the Limited Partners, by majority vote, to remove and replace General Partners, to amend the Partnership Agreement, to approve the sale at one time of all of the Partnership's properties and to dissolve the Partnership. There is uncertainty under present law as to whether the exercise of these rights under certain circumstances could cause the Limited Partners to be deemed to be general partners of the Partnership under applicable laws, with a resulting loss of limited liability. If the Limited Partners were deemed to be general partners of the Partnership, they would be generally liable for Partnership obligations which could be satisfied out of their personal assets.

      In order to minimize the risk of general liability, the exercise by the Limited Partners of the foregoing rights is subject under the Partnership Agreement to the prior receipt of an opinion of counsel to the effect that the exercise of such rights will not adversely affect the limited liability status of. the Limited Partners. See "Summary of the Partnership Agreement." It should be noted that due to present and possible future uncertainties in this area of partnership law, it may be difficult or impossible to obtain an unqualified opinion of counsel to the effect that the Limited Partners may exercise certain of their rights without jeopardizing their status as Limited Partners. In addition, the Managing General Partner will seek to minimize the risks presented by the possibility of general liability by, for example, attempting to maintain adequate insurance coverage against liability for personal injury and property damage occasioned by activities of the Partnership. In connection with property acquisitions, the Partnership will normally utilize security arrangements, such as mortgages or deeds of trust, providing for recourse only against the property constituting the security.

      9.    Reliance on Management

      All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. Limited Partners have no right or power to take part in the management of the Partnership. Accordingly, no person should purchase Interests unless he is willing to entrust all aspects of the management of the Partnership to the General Partners. As noted above, a portion of the properties to be purchased by the Partnership has not been selected, and the General Partners will have complete discretion in making such investments. Prospective investors will, therefore, be entirely reliant on the General Partners and will not be able to evaluate for themselves the merits of proposed property acquisitions or dispositions. See "Management" and "Investment Objectives and Policies." See also "Investment Objectives and Policies-Joint Ven-ture Partnerships" with respect to particular risks of investment in properties through joint ventures.


      10.   Risks of Joint Ventures

      Some of the Partnership's investments may be owned by joint venture partnerships between the Partnership and the seller of the property (or an affiliate of the seller). See "Tollway North Office Center-Deerfield, Illinois" for a description of such an expected joint venture investment. The investment by the Partnership in joint venture partnerships which own properties, instead of investing directly in the properties themselves, may under certain circumstances involve risks not otherwise present, including, for example, risks associated with the possibility that the Partnership's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership, or that such co-venturer may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. Among other things, actions by such a co-venturer might have the result of subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint. venture agreement or might have other adverse consequences for the Partnership. See "Investment Objectives and Policies-Joint Venture Partnerships."

  ----------------------------------------------------------------------
                                MANAGEMENT
  ----------------------------------------------------------------------

THE MANAGING GENERAL PARTNER

      The Partnership will have the benefit of professional management provided by the Managing General Partner and its officers and directors. The Managing General Partner will generally have responsibility for all aspects of the Partnership's operations, subject to the requirement that purchases and sales of real property be approved by the Individual General Partners. The directors of the Managing General Partner will have primary responsibility for the initial selection, evaluation and negotiation of investments for the Partnership. In consideration of the management fee and the General Partners' rights to participate in cash distributions from the Partnership as summarized under "Compensation and Fees", the Managing General Partner will provide all executive, supervisory and certain administrative services for the Partnership's operations (other than the management of its individual properties). Such services will include overall responsibility for determining how and by whom individual properties should be managed, whether and when, and on what terms, any property should be sold or refinanced, and what steps can be taken to provide the most advantageous tax treatment for the Partnership's income.

      The books and records of the Partnership will be maintained by the Managing General Partner, subject to audit by independent public accountants. The Managing General Partner will be reimbursed at its cost for certain administrative and bookkeeping services which its executive offices will provide to the Partnership. Purchasers of Interests will have no right to participate in the management of the Partnership, and it is not intended to have annual meetings of the holders of Interests.

      The directors and executive officers of the Managing General Partner are:

Name                             Officer
----                             -------

Judd D. Malkin . . . . . . . .   Chairman of the Board of Directors

Neil G. Bluhm. . . . . . . . .   President and Director

Burton E. Glazov . . . . . . .   Vice President and Director

Stuart C. Nathan . . . . . . .   Vice President, Director and
                                 Secretary

John G. Schreiber. . . . . . .   President and Director

Kelley A. Bergstrom. . . . . .   Vice President

Marvin Lederman. . . . . . . .   Vice President and Treasurer

Alan I. Jaffe. . . . . . . . .   Vice President

A. Lee Sacks . . . . . . . . .   Vice President

John W. Boynton. . . . . . . .   Vice President

Vincent W. McBrien . . . . . .   Vice President

C. Paul Denckla. . . . . . . .   Vice President

Name                             Officer
----                             -------

John C. York . . . . . . . . .   Corporate Counsel

Robert J. Chapman. . . . . . .   Vice President

Richard G. Sesler. . . . . . .   Assistant Vice President

      Judd D. Malkin (age 39) is Chairman of the Board of JMB and is an officer and/or director or various affiliated companies of JMB (hereinafter collectively referred to as "JMB affiliates"), including: JMB Realty Advisors, Inc., the investment advisor of JMB Realty Trust, of which Mr. Malkin is also a Trustee; Equities Realty Corporation, the corporate general partner of Equities International Realty Partnership Limited ("Equities International"); E.I. Holdings, Inc., the parent company of" Equities Realty Corporation; Carlyle Realty Partners, Ltd., the corporate general partner of Carlyle Real Estate Limited Partnership-71 ("Carlyle-71"); Carlyle Property Investors, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-72 ("Carlyle-72"); Carlyle-JMB, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-73 ("Carlyle-73"); Carlyle-74 Managers, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-74 ("Carlyle-74"); Carlyle-75 Managers, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-75 ("Carlyle-75"); Carlyle-VI Managers, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-VI ("Carlyle-VI"); Carlyle-VII Managers, Inc., the corporate general partner of Carlyle Real Estate Limited Partnership-VII ("Carlyle-VII"); JMB Properties, Inc., the corporate general partner of JMB Income Properties, Ltd.-1973 ("Income Properties-1973") and JMB Income Properties Ltd.-II ("Income Properties-II); JMB Properties-III, Inc., the corporate general partner of JMB Income Properties Ltd.-III ("Income Properties-III"); JMB Properties-IV, Inc., the corporate general partner of JMB Income Properties, Ltd.-IV ("Income Properties-IV"); and Carlyle Securities Corporation. He is also an individual general partner of Income Properties-1973, Carlyle-73, Income Properties-II, Income Properties-III and Income Properties-IV, and he is a general partner of Realty Associates (the associate general partner or Carlyle-74), Realty Associates-75 (the associate general partner of Carlyle-75), Realty Associates-VI (the associate general partner of Carlyle-VI) and Realty Associates-VII (the associate general partner of Carlyle-VII). For a description of affiliated partnerships referred to above, see "Prior Performance of the General Partners and Affiliates." Mr. Malkin has been associated with JMB since October, 1969. He is a Certified Public Accountant.

      Neil C. Bluhm (age 39) is President and a director of JMB, and is an officer and/or director of various JMB affiliates. He is also a Trustee of JMB Realty Trust and an individual general partner of Carlyle-71, Carlyle-72, Carlyle-73, Income Properties-1973, Income Properties-II, Income Properties-III and Income Properties-IV, and he is a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in August, 1970, Mr. Bluhm was a partner in the law firm of Mayer, Brown & Platt, Chicago, Illinois, with which firm he had been associated since June, 1962. Mr. Bluhm is a member of the Bar of the State of Illinois and a Certified Public Accountant.

      Burton E. Glazov (age 39) is Vice President and a director of JMB and an officer and/or director of various JMB affiliates. He is also on individual general partner of Equities International and a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in June, 1971, Mr. Glazov was a partner in the law firm of Mayer, Brown & Platt, Chicago, Illinois, with which firm he had been associated since June, 1963. Mr. Glazov is a member of the Bar of the State of Illinois and a Certified Public Accountant.

      Stuart C. Nathan (age 36) is Vice President and a director of JMB and an officer and/or director of various JMB affiliates. He is also a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in July, 1972, Mr. Nathan was a partner in the law firm of Arvey, Hodes, Costello & Burman, Chicago, Illinois, with which firm he had been associated since June, 1965. Mr. Nathan is a member of the Bar of the State of Illinois.

      John C. Schreiber (age 30) is Vice President and a director of JMB and is an officer and/or director of various JMB affiliates. He is also a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Mr. Schreiber has been asso-ciated with JMB since December, 1970. He received a Masters Degree in Business Administration from Harvard University Graduate School of Business in 1970.

      Kelley A. Bergstrom (age 35) is Vice President of JMB. President of JMB Property Management Corporation and an officer of various other JMB affiliates. He is also a general partner of Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in April, 1972, Mr. Bergstrom was Manager of Leasing Operations (Real Estate) for International Business Machines Corporation from December, 1968 through March, 1972. He is a Certified Property Manager.

      Marvin Lederman (age 46) is Vice President and Treasurer of JMB and an officer of various JMB affiliates. He is also a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to Joining JMB in October, 1972, Mr. Lederman was employed by KLC Venture Ltd., now called Urban Investment and Development Co., a subsidiary of Aetna Life & Casualty Co., from January, 1966 to September, 1972. Mr. Lederman is a Certified Public Accountant.

      Alan I. Jaffee (age 31) is Vice President of JMB and an officer of various JMB affiliates. He is also a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in May, 1972, Mr. Jaffee was Assistant to the President of Winston Development Corporation (a subsidiary of Centex Homes Corporation) from April, 1969 to April, 1972. Prior to joining Winston Development Corporation, Mr. Jaffee received a Masters Degree in Business Administration from the University of Chicago in 1969.

      A. Lee Sacks (age 43) is Vice President and a director of JMB, President of JMB Insurance Agency, Inc. and an officer of various JMB affiliates. He is also a general partner of Realty Associates, Realty Associates-75, Realty Associates-VI and Realty Associates-VII. Prior to joining JMB in December, 1972, Mr. Sacks was the founder and president of SSI Agency, Inc., an insurance agency.

      John W. Boynton (age 31) is Vice President of JMB, an officer of various JMB affiliates and a general partner of Realty Associates-VII. Prior to joining JMB in April, 1973, Mr. Boynton was assistant to the president of I.D.S. Properties, Inc., a subsidiary of Investors Diversified Services, Inc. Prior to joining I.D.S. Properties, Inc. in 1970, Mr. Boynton received a Masters Degree in Business Administration from the Harvard University Graduate School of Business in 1970.

      Vincent W. McBrien (age 32) is Vice President of JMB and an officer of various JMB affiliates. Prior to joining JMB in May, 1973, Mr. McBrien was affiliated with Development Research Associates, a real estate consulting subsidiary of Booz, Allen & Hamilton. Prior to joining Booz, Alien & Hamilton, Mr. McBrien received a Masters Degree in Business Administration from the University of Chicago in 1971.

      C. Paul Denckla Jr. (age 35) is Vice President of JMB and an officer of various JMB affiliates. Prior to joining JMB in April 1973, Mr. Denckla was employed by Radonics, Inc. (a privately-held venture capital corporation). Prior to joining Radonics, Inc. in 1969, Mr. Denckla received a Masters Degree in Business Administration from the Harvard University Graduate School of Business.

      John C. York (age 31) is Corporate Counsel of JMB and various JMB affiliates. Prior to joining JMB in June, 1974, Mr. York was associated with the law firm of Mayer, Brown & Platt, Chicago, Illinois. Prior to joining Mayor, Brown & Platt, in June, 1971, Mr. York received a J.D. degree from Harvard Law School. He is a member of the Bar of the State of Illinois.

      Robert I. Chapman (age 29) is Vice President of JMB. Prior to joining JMB in October, 1976, Mr. Chapman was associated with the public accounting firm of Peat, Marwick, Mitchell & Co. Prior to joining Peat, Marwick, Mitchell & Co., Mr. Chapman received a Masters Degree in Business Administration from the University of Cincinnati in 1972. He is a Certified Public Accountant.

      Richard C. Sesler (age 28) is Assistant Vice President of JMB. Prior to joining JMB in May, 1976, Mr. Sesler was Vice President of Sudler Interstate Management Company, a residential property management subsidiary of Sudler and Company, from January, 1974 to April, 1976. Prior to joining Sudler Interstate Management Company, Mr. Sesler received a Masters De-gree in Business Administration from Washington University in December, 1973.

      JMB and its principal officers, directors and shareholders may be deemed to be "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933.

      All directors of the Managing General Partner have been elected to serve until the next annual meeting of its stockholders to be held in 1978.

Purchasers of Interests will not participate in the election of directors of the Managing General Partner. The board of directors or the Managing General Partner has appointed an executive committee consisting of Messrs. Malkin and Bluhm. Directors of the Managing General Partner may be paid fees by the Managing General Partner, but no such fees will be charged to the Partnership.

JMB REALTY CORPORATION

      As indicated above, Messrs. Malkin, Bluhm, Glazov, Nathan, Schreiber, Bergstrom, Lederman, Jaffe, Sacks, Boynton, McBrien, Denckla, York, Chapman and Sesler are employees or officers and/or directors of JMB. Approximately 88% of the outstanding shares of JMB are owned by certain of its officers and directors (or members of their families). Approximately 12% of the outstanding shares of JMB are owned by Continental Illinois Venture Corporation, a wholly-owned subsidiary of Continental Illinois Corporation (the parent company of Continental Illinois National Bank and Trust Company of Chicago).

      JMB has been engaged in real estate investment, brokerage, management and sales since December, 1968. As of December 31,1976, JMB managed or advised, directly or through affiliates, real estate investment partnerships owning or having commitments to purchase real estate having an aggregate purchase price of approximately $412,000,000 plus other initial cash payments of approximately $42,000,000. JMB Realty Advisors, Inc., a wholly-owned subsidiary of JMB, is the investment advisor of JMB Realty Trust, a real estate investment trust (of which two of the principals of JMB are also Trustees) which made an initial public offering in August, 1972 and had gross assets as of February 28,1977 of approximately $25,000,000.

      See "Conflicts of Interest" for a description of conflicts of interest arising out of the activities of JMB and other affiliates of the General Partners.

INDIVIDUAL GENERAL PARTNERS

      Neil G. Bluhm and Judd D. Malkin are the Individual Partners of the Partnership. Pursuant to the Partnership Agreement, the Individual General Partners must approve all purchases and sales of real property by the Partnership which are proposed by the Managing General Partner. All other authority to administer, manage and control the business of the Partnership is vested in the Managing General Partner. The Individual General Partners will receive a portion of the cash distributions and also share in the allocation of Profits or Losses for Tax Purposes from the Partnership. See "Cash Distributions" and "Allocation of Profits or Losses for Tax Purposes."

      The Individual General Partners are officers and directors of the Managing General Partner, and will be indemnified by the Managing General Partner for any liability which they may incur as Individual General Partners. They also share in the equity ownership of the Managing General Partner through JMB. They are general partners of various other partnerships and, as such, are contingently liable for the financial obligations of such other partnerships. The Individual General Partners have no liability with respect to any mortgage indebtedness of such other partnerships, and they know of no material liabilities to which they are presently personally subject in connection with their acting as general partners of such other partnerships. The Individual General Partners have a collective personal net worth in excess of $1,000,000. Such net worth consists primarily of shares of JMB, which is a closely-held corporation involved principally in various aspects of the real estate business, as described above.

OWNERSHIP OF MANAGING GENERAL PARTNER

      All of the outstanding shares of the Managing General Partner are owned by JMB.

      The Managing General Partner is not prohibited from paying dividends to its stockholder. The Partnership Agreement provides that the purchasers of Interests will acquire no interest in the stock or assets or the Managing General Partner, or in any proceeds of any sales thereof (which sales are not restricted in any respect) by virtue of acquiring or owning Interests and becoming Limited Partners in the Partnership.

  ----------------------------------------------------------------------
                    INVESTMENT OBJECTIVES AND POLICIES
  ----------------------------------------------------------------------

GENERAL

      The objectives or" the Partnership are:

      (i) to obtain Disbursable Cash (expected to be distributed commencing in November, 1977),

      (ii) to obtain capital appreciation, and

      (iii) to obtain Federal income tax deductions so that during the early years of operations all or a portion of such Disbursable Cash may not represent taxable income to the Limited Partners. Such distributions which do not represent taxable income would result in a reduction in the Limited Partners' bases in their interests and would be treated for tax purposes as a return of capital. See "Tax Aspects of the Offering-Basis of Partnership Interests."

There can be no assurance that the foregoing objectives will be achieved. In particular, capital appreciation may not be achieved since it is predicated on certain assumptions as to the real estate market in general and the future value of particular properties, which are not now ascertainable.

      A majority in interest of the Limited Partners may, subject to certain limitations, amend the Partnership Agreement, and such amendment could include a change in the purpose or investment policies of the Partnership. See "Summary of the Partnership Agreement."

      The Partnership does not expect to provide for the Limited Partners any significant tax losses, as is the case with a "tax-shelter" partnership. Accordingly, investors should not expect to obtain from investment in the Partnership tax losses to offset their taxable income from other sources.

TYPES OF INVESTMENTS

      The Partnership intends to invest primarily in existing commercial real properties, such as shopping centers and office buildings or interests therein. In addition to other factors which may be considered in the selection of properties for investment by the Partnership, the General Partners analyze the historical and projected expenses of the property, present and expected levels of rentals and occupancy rates, general economic conditions in the area where the property is located, competition and potential competition from properties in the area, the potential for sale or refinancing on advantageous terms, available mortgage financing and compatibility with the general investment objectives of the Partnership. The Partnership does not intend to invest permanently in any residential properties, leisure home sites, hotels, motels, nursing homes, farms, ranches, timberlands or mining properties, but the Partnership may acquire such types of investments on an interim basis to facilitate the acquisition of a commercial real property meeting the investment standards and objectives of the Partnership. In addition, the Partnership will observe the following restrictions on its investment objectives:

      (a) Assuming the maximum net proceeds of the offering are obtained, not more than 40% of such net proceeds will be invested in any one property.

      (b) Unimproved or non-income producing properties will not be acquired except in amounts and upon terms which can be financed out of cash flow or the proceeds of this offering and unless such property is expected to be developed within a reasonable period of time after acquisition. In addition, the Partnership will not acquire any unimproved or non-income producing property which is not contiguous to an income-producing property purchased by the Partnership. Amounts invested in such properties will not exceed 10% of the gross proceeds of this offering. For purposes of this paragraph, "unimproved or non-income producing properties" does not include properties under construction or under contract for development.

      (c) The Partnership will not purchase or take title to any property unless at the date of purchase or closing of title the property is producing cash flow; however, the Partnership may contract to purchase or take title to a property at a future date on the condition that the property will, at the date of purchase or closing of title, then be producing cash flow.

      (d) The Partnership will not invest in junior trust deeds or similar obligations (except that it may under some circumstances advance a portion of the purchase price of a property to the seller in the form of a loan secured by a junior mortgage).

      (e) The maximum aggregate mortgage indebtedness incurred in connection with the purchase of all properties by the Partnership will not exceed 80% of the purchase price of all properties determined on a combined basis.

      (f) The Partnership expects to use conventional means of financing, as described below under "Borrowing and Other Financing."

      (g) The Partnership will not invest in any property unless the General Partners believe that its operation will be consistent with the overall objectives of the Partnership.

      Any of the net proceeds of this offering which have not been invested or committed to investment in real property within 24 months from the date of this Prospectus (except for amounts utilized to pay operating expenses of the Partnership and to establish reasonable working capital reserves) will be returned by the Partnership to the Limited Partners without reduction for real estate commissions or acquisition fees which would have been payable to JMB if such funds had been invested in real property. All funds received by the Partnership out of the escrow account described under "Offering and Sale of Interests-The Offering" will be available for the general use of the Partnership from the time of such receipt until the expiration of such 24 month period and may be expended in operating the properties which have been acquired and to reimburse the General Partners for certain expenses of the Partnership, to the extent allowable under the Partnership Agreement. Funds will not be segregated or held separate from other funds of the Partnership pending investment, and no interest will be payable to the Limited Partners if uninvested funds are returned to them. For the purpose of this Prospectus, funds will be deemed to have been committed to investment and will not be returned to the Limited Partners under the foregoing provision to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or other similar understandings or contracts were executed at any time, regardless of whether any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether any such payments are made. Except under the limited circumstances contemplated by Section 3.4D of the Partnership Agreement, any such funds returned to Limited Partners will not be reduced by the fee payable to Merrill Lynch.

      Pending investment in suitable properties, the Partnership will maintain the net proceeds of this offering not immediately utilized for such investment in United States government securities, securities issued or fully guaranteed by United States government agencies, securities issued or fully guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptance, savings and loan association deposits or deposits in members of the Federal Home Loan Bank System.

      The Partnership is not limited as to the geographical area where it may conduct its operations and will seek to make investments in a variety or geographical areas for the sake of diversification. Subject to the limitations noted under this section, the Partnership is not restricted in the character of commercial real properties which it may acquire and will seek to make investments in properties of different character for the sake of diversification. There is no assurance that such objectives will be achieved.

BORROWING AND OTHER FINANCING

      It is contemplated that the Partnership will incur substantial indebtedness in connection with the purchase and refinancing of properties. Such indebtedness may be in the form of purchase money obligations to the sellers of properties, in the form of loans from banks, institutional investors and other lenders or in the form of unassumed obligations subject to which the Partnership acquires property, which indebtedness normally will be secured by mortgages or other interests in the real property owned by the Partnership. Such indebtedness may include wrap-around mortgages or all-inclusive deeds of trust. Recourse for any such mortgage indebtedness will be limited to the particular Partnership property to which the indebtedness relates. When recourse is limited to Partnership property, such indebtedness would increase the basis of investors in their Interests for tax purposes under present Federal income tax laws and regulations. See "Tax Aspects of the Offering."

      The General Partners will use their best efforts to obtain equally amortizing permanent financing on the most favorable terms available to the Partnership. In connection with the purchase or a property by the Partnership, the General Partners will use their best efforts, subject to existing market conditions, to obtain a provision that any balloon payment required pursuant to the terms of any new permanent first mortgage financing incurred by the Partnership in connection with such purchase will not be due and payable prior to 15 years from the date on which the Partnership acquires the property, and that such mortgage will be amortizable on a schedule which, with level amortization, would amortize such mortgage over a 20 to 35 year period. The General Partners intend that any secondary financing incurred which represents an amount equal to 10% or more of the purchase price of a property, if any, will be fully amortizing or, if not fully amortizing, will not be due and payable during the expected holding period of the property.

SALES AND REFINANCING OF PROPERTIES -- NO REINVESTMENT

      The Partnership intends to hold the various real properties which it acquires until such time as sale or other disposition appears to be advantageous to the Limited Partners with a view to achieving the Partnership's investment objectives. In deciding whether to sell or refinance properties, the Partnership will consider factors such as potential capital appreciation, cash flow and Federal income tax considerations, including possible adverse Federal income tax consequences to the Limited Partners from any sale of such properties.

      In general, the Partnership presently expects to refinance and/or sell properties between the seventh and twelfth years after acquisition and in any event prior to the time (as a result of declining depreciation deductions or other factors) current taxable income of the property exceeds current Disbursable Cash produced by the property; however, the Partnership will have no obligation to sell or refinance properties at any particular time. Subject to the condition referred to under "Summary of the Partnership Agreement-Removal of General Partners," the Partnership may not sell all or substantially all of its assets other than in the ordinary course of business without the consent of a majority in interest of the Limited Partners. See "Joint Venture Partnerships" as to other factors which may affect sales and refinancings in the case of properties owned through joint ventures.

      Sale or Refinancing Proceeds will not be reinvested, but, after the payment or indebtedness relating to such property and the making of other payments or creation of reserves for Partnership expenses, will be distributed as described under "Cash Distributions". Thus, the Partnership is intended to be self-liquidating in nature. The Partnership may, however, utilize the net proceeds of any refinancing of real property to purchase the land underlying any of the Partnership's real property investments in cases where the Partnership is not already the owner and to purchase the remaining interests in joint ventures which own particular real property investments, if such interests are owned by a joint venture partner. The Partnership may also finance improvements or additions to any property by borrowing and, if necessary to protect the Partnership's investment, may utilize funds from the sale or refinancing of other properties or any other source for this purpose. Under the Partnership Agreement, a sale or refinancing does not include, and Sale or Refinancing Proceeds do not result from, the disposition of a property back to the original seller or an affiliate thereof whether in the form of a rescission, exchange or resale or pursuant to an option or other similar arrangement entered into at or prior to the time of taking title to such property or the disposition of a property to an affiliate of JMB under the circumstances described under "Real Property Investments-General."

JOINT VENTURE PARTNERSHIPS

      Some of the Partnership's investments may be owned by joint venture partnerships between the Partnership, on the one hand, and the seller (or an affiliate of the seller), on the other hand. In such cases the seller will typically retain an interest in the property in the form of a share of current cash and sale or refinancing distributions from the joint venture. The seller will normally make no cash contribution to such a joint venture, but its retention of an interest in the property through the joint venture will be taken into account in determining the purchase price of the Partnership's interest, which will be determined by arms'-length negotiations. In many cases the seller will also be the property manager of the property, acting pursuant to a property management agreement with the joint venture. However, the Partnership will in all cases have the right to terminate such management agreement and to discharge the seller as manager of the property in the event of bankruptcy of the seller or any default of the seller under the management agreement. See "Tollway North Office Center-Deerfield, Illinois." Typically, although not necessarily in all cases, such joint venture partnerships will provide the Partnership with certain preferences, at least for some initial period, in cash flow from operation of the property and/or in the net proceeds of sale or refinancing of the property.

      Under the Partnership Agreement such investments by the Partnership are limited to partnerships or ventures which own and operate a particular property in which the Partnership or an affiliate of the General Partners or both acquires a controlling interest. The Partnership Agreement also provides that the Managing General Partner, in its capacity as such, or in its capacity as a general partner in any partnership or joint venture which may hold title to any property, shall not do, cause any of its subsidiaries acting in such capacity to do, or cause such partnership to do, any act which would not be permitted under the Partnership Agreement to be done by it as the Managing General Partner if title to such property were held directly by the Partnership, and shall in general act, and cause any such subsidiary or partnership to act, in the same manner as if title to such property were held directly by the Partnership. Further, the Partnership Agreement provides that no such joint ventures shall be entered into by the Partnership which involve the payment of duplicate property management or other fees or which would have the effect of circumventing any of the restrictions and prohibitions on transactions involving conflicts of interest contained in the Partnership Agreement.

      The investment by the Partnership in joint venture partnerships which own properties, instead of investing directly in the properties themselves, may under certain circumstances involve risks not otherwise present, including, for example, risks associated with the possibility that the Partnership's co-venturer in a property might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership, or that the co-venturer may be in a.position to take actions contrary to the instructions or requests or the Partnership or contrary to the Partnership's policies or objectives. In connection with such joint ventures, the seller may, as a joint venturer, have the right to take certain actions with respect to the property owned by the joint venture, including under some circumstances the right to determine whether and when the property will be sold (in which event the Partnership would have either a right of first refusal to purchase the joint venture partner's interest in the property or be entitled to receive a preferential amount from the proceeds of sale of the property).

      The Partnership may also invest in a real property jointly with an affiliate of the General Partners having investment objectives comparable to those of the Partnership, provided that such investment is on substantially the same terms and conditions as the investment of such affiliate and that none of the terms, conditions and agreement set forth in the Partnership Agreement will be breached, impaired or abrogated in any way as a result of entering into such transaction.

OTHER POLICIES

      The Partnership is required to obtain, in connection with the purchase of all properties, independent appraisals of the fair market value of each property purchased, prepared by an independent real estate consulting and appraising firm, and the purchase price of each such property will not exceed such appraised value. It should be noted, however, that appraisals are only estimates of value and should not be relied upon as a measure or realizable value.

      In connection with sales of properties by the Partnership, purchase money obligations may be taken by the Partnership as part payment (and to that extent distribution of proceeds of sale to Limited Partners may be delayed until maturity of such obligations). The terms of payment to be accorded by the Partnership will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

      The Partnership will not otherwise make loans to any person (except that it may under some circumstances advance a portion of the purchase price of a property to the seller in the form of a loan or may make advances to joint ventures or partnerships owning a particular property in which the Partnership has invested), nor will the Partnership underwrite securities of other issuers, offer securities (except for purchase money obligations to sellers) in exchange for property, invest in securities of other issuers for the purpose of exercising control (except for any joint ventures or partnerships relating to real property as described above), or repurchase or otherwise reacquire any Interests. Except for borrowings to finance real property investments, the Partnership will not issue senior securities.

      Investments will not be made in public limited partnerships or other public real estate investment entities.

      The Partnership is not a real estate investment trust and therefore is not subject to the restrictions on its activities imposed on real estate investment trusts qualified under the Internal Revenue Code of 1954. The Partnership intends to operate in such a manner as not to be required to register as an investment company under the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such a manner as not to be deemed a "dealer" in real estate for Federal income tax purposes (see "Tax Aspects of the Offering-Sale or Foreclosure of Partnership Properties"). The investment objectives and policies of the Partnership may not be changed by the Managing General Partner without the consent of a majority in interest of the Limited Partners.

  ----------------------------------------------------------------------
                         REAL PROPERTY INVESTMENTS
  ----------------------------------------------------------------------

GENERAL

      The Partnership has acquired one real property investment and has entered into letters or intent to acquire four additional property investments as described below. Consummation of investments not covered by binding agreements is subject to negotiation and execution of final agreements (which may differ in various respects from present understandings) and will be further subject to various terms and conditions of closing, including the receipt or satisfactory closing documentation. There is no assurance that any such investments will be acquired. In the event such investments are not acquired, alternate investments which are acquired may be materially different in various respects from the investments described below. The acquisition or such alternate investments, and of investments acquired with the unspecified portion of the offering proceeds, is subject to the risks discussed under "Risk Factors-Risk of Unspecified Investments".

      Approximately $20,166,000 of the maximum net proceeds of the offering (net of selling expenses, working capital reserves and legal and other property acquisition expenses and without giving effect to the right given Merrill Lynch to sell additional Interests in the event subscriptions are received for more than 35,000 Interests), or approximately 66.6% of such net proceeds, is presently expected to be utilized to purchase the five specified investments described below (including repayment of short-term borrowings utilized to make initial payments and repayment of other short-term indebtedness in connection with any property acquired). In the event only the minimum 10,800 Interests are sold, it is expected that the Partnership would retain the Wachovia and Phillips Office Buildings described below but would not acquire any of the other four properties. To the extent that additional proceeds are available, the Partnership expects to acquire the other four properties, but there is no assurance as to which, if any, of such investments would be acquired.

      The sale of approximately 23,500 Interests would be required to make possible the purchase of all five properties described below. If more than the minimum 10,800 (but less than 23,500) Interests are sold, and if during the offering period the Partnership has acquired one or more of the four properties described below which are now subject to letters or intent, it is expected that the Partnership would retain only those properties for which sufficient offering proceeds were available, and that JMB or another affiliate of the General Partners would acquire any other properties from the Partnership for cash payments to the Partnership equal to the Partnership's cash payments in connection with acquisition of such property.

      The portion of the proceeds of this offering not utilized for investment in the five properties described below is expected to be invested in other real properties as described under "Investment Objectives and Policies." There is no assurance that such investments will be available. The net proceeds of the offering not immediately utilized to make such real property investments may be temporarily invested as described under "Investment Objectives and Policies-Types of Investments".

      If only the minimum number of Interests is sold. the Partnership will own only the Wachovia and Phillips Office Buildings and will be substantially less diversified than if a larger portion of the maximum proceeds were obtained. The sale of approximately 26,450 Interests would be required if such investment is to represent only 40% of the net proceeds of the offering, which is the Partnership's diversification objective assuming the maximum Interests are sold (see "Investment Objectives and Policies").

      As of July 31, 1977, the Partnership had incurred short-term borrowings in the amount of $5,500,000 from Continental Illinois National Bank and Trust Company of Chicago in order to pay a portion of the purchase price of the Wachovia and Phillips Office Buildings (see Note (3) to Notes to the Partnership's Financial Statements) and for initial working capital. Such borrowings bear interest at the lender's prime commercial lending rate (which is currently 6-3/4%) as in effect from time to time plus 1% per annum and are due on demand. The interest rate on the Partnership's borrowings is now 7-3/4% per annum. See "Management--JMB Realty Corporation" and "Conflicts of Interest."

      In the event Interests are qualified for sale in the State of New York subsequent to the date of this Prospectus, the Partnership presently expects that it may be required to undertake that if at least 65% of the maximum net proceeds of this offering are not invested in the real properties described above or in properties described in a supplement to this Prospectus, then any substitute investment or investments necessary to utilize such 65% of the maximum net proceeds will be submitted to the Limited Partners. Such proposed investment or investments would not be acquired by the Partnership if rejected by a majority in interest of the Limited Partners. Except for the foregoing undertaking the Limited Partners will not be entitled to consider any proposed Partnership investment not described below. See "Risk Factors-Reliance on Management".

      The Partnership is expected to acquire Catawba Mall and Five Points Plaza described below from the same seller, which is not affiliated with the General Partners.

      The Partnership will not acquire any property unless in the opinion of the Managing General Partner such property is adequately insured.

METHODS OF DEPRECIATION

      It is presently expected that the portion of the purchase price allocable to real property improvements on all used properties will be depreciated on the straight line method. The 150% declining balance method of depreciation is expected to be utilized with respect to that portion of the purchase price allocable to real property improvements on any new properties. The Partnership expects to utilize the 150% declining balance method on the portion of the purchase price allocable to personal property improvements on all properties.

      Information with respect to contemplated depreciation for Federal income tax purposes (including the allocation of basis among various components, methods of depreciation and useful lives) set forth below with respect to properties represents a present estimate and is subject to change in various respects (including possible further allocation of basis among components). The estimated tax bases include acquisition fees expected to be capitalized for all properties and acquisition costs and fees which are capitalized for the property which has been acquired.

      Certain of the information relating to properties described below which are subject to letters of intent has been obtained from the expected sellers of such properties and has not in all cases been independently verified.

                      SUMMARY OF PROPOSED INVESTMENTS

                                                   Long-Term Mortgage
                             Partnership's            Indebtedness
Property Name                   Cash          --------------------------
and Location                  Investment         Amount            Rate
-------------                -------------    ------------        -------

Wachovia and Phillips
  Office Buildings
  Winston-Salem,
  North Carolina . . . . . . $9,041,000(1)    $ 7,047,946          5-1/8%
                                                8,447,393         10    %

Tollway North
  Office Center
  Deerfield, Illinois
  (joint Venture
  Interest) (2)(3) . . . . .  4,325,000         8,750,000(4)       9-1/8%
                                                3,000,000(4)      10-1/4%
                                                  470,000(4)       9-1/2%
                                                1,500,000(4)(5)        9%

Catawba Mall
  Hickory,
  North Carolina (3) . . . .  1,937,000(6)      2,525,000          7-1/8%

North Riverside
  Shopping Center
  North Riverside,
  Illinois (3) . . . . . . .  4,000,000         4,395,000          9    %

Five Points Plaza
  Valdosta, Georgia (3). . .    863,000         1,090,000          6    %
                                                  177,000          6-1/2%
                            -----------       -----------
     Total . . . . . . . . .$20,166,000       $37,402,339
                            ============      ===========


(1) The Partnership's cash investment shown above consists of $5,450,000 paid in cash by the Partnership when it acquired the Wachovia and Phillips Office Buildings in January, 1977 plus an $850,000 acquisition fee to be paid by the Partnership to JMB, plus a balloon payment of approximately $2,741,000 due in September, 1978 on a second mortgage encumbering both buildings. The Partnership expects to make these payments from the proceeds of the offering approximately $49,552 of the outstanding principal balance on such second mortgage on the date to acquisition is expected to be paid out of the cash flow from the buildings and is not included in either the cash investment or long-term mortgage indebtedness described above.

(2) This property is expected to be owned by a joint venture as described below. The Partnership's proportionate interest in the joint venture will be determined pursuant to a formula based on results of operations, but may not be less than 50%.

(3) These properties are subject to letters of intent, and there is no assurance that binding agreements for the acquisition of any such properties will be negotiated (or that such agreements if negotiated, will not differ in various respects from present understandings) or that any such investments will be acquired.

(4) These amounts reflects the entire long-term mortgage indebtedness expected to encumber property of the joint venture, rather than the Partnership's proportionate share of such indebtedness.

(5) The obligation of the joint venture on this mortgage is conditioned on the seller's fulfillment of certain completion obligations.

(6) This amount includes $500,000 which the Partnership expects to pay for the land underlying leasehold improvements. If such land is not acquired, the Partnership's cash investment would be reduced by $500,000.


   WACHOVIA AND PHILLIPS OFFICE BUILDINGS-WINSTON-SALEM, NORTH CAROLINA

      On January 31, 1977, the Partnership purchased two office buildings known as the Wachovia Building and the Phillips Building located on a total of 95,000 square feet of land in downtown Winston-Salem, North Carolina. The Wachovia Building is a 26-story steel-frame glass-curtainwall structure which contains approximately 422,000 square feet of net rentable area plus four levels of below-ground parking accommodating approximately 430 automobiles. The Phillips Building is a six-story reinforced concrete structure which contains approximately 270,000 square feet of net rentable area plus three levels of below-ground parking accommodating approximately 360 automobiles. The two buildings are connected at their sixth floors by a glass-enclosed pedestrian walk-way. The seller is not affiliated with the General Partners, and the Partnership's purchase price was determined by arm's length negotiations. Certain historical and pro forma financial data with respect to the buildings is set forth elsewhere in this Prospectus. See "Index to Financial Statements."

      The Wachovia Building was completed in 1966 and is the headquarters of Wachovia Bank and Trust Company, which leases approximately 287,000 square feet of office space (approximately 68% of the net rental area of the Wachovia Building) at an annual rental of approximately $1,192,811 under leases which expire in 1995. Approximately 38% of the Wachovia Bank rental income (derived from approximately 30% of the net area rented by Wachovia Bank) is subject to adjustment every five years (commencing in part in 1979 and in part in 1981) in the amount of 100% of the increase or decrease in allocable real estate taxes. In addition, approximately 45% of the rental income from Wachovia Bank leases is subject to adjustment commencing in 1981 and every five years thereafter by a factor equal to 35% of the percentage increase or decrease in a cost-of-living index during the previous five years. The foregoing figures include $455,000 of Wachovia Bank rental income subject to a lease amendment which, while agreed to in principle, has not been finalized. The Partnership is receiving rental income as if this lease amendment were in effect. The Wachovia Bank leases also provide for seven ten-year renewal options after 1995, with rental adjustments based on a cost-of-living index and real estate taxes.

      Substantially all remaining space in the Wachovia Building is leased to 51 tenants under leases varying in duration from month-to-month to 1983 expirations, with annual per-square-foot rentals ranging between $4.08 and $9.60. The average rental for this space is $6.59 per square foot. Substantially all leases for this space provide for periodic rental adjustments based upon increases in a cost-of-living index and increases in real estate taxes. The other tenants of the Wachovia Building are principally attorneys, accountants, stock brokers, insurance agents, title insurance companies and similar organizations. Based on the best information available to the Partnership, the Wachovia Building (excluding the space now occupied by Wachovia Bank) has had an occupancy rate of at least 90% for the last five years. Average base rentals for such space for each of such years ranged between $5.00 and $6.00 per square foot. The Partnership must furnish at its expense all or a portion of the utilities used by the tenants in the Wachovia Building.

      The Phillips Building was completed in 1972 and is fully occupied by R.J. Reynolds Tobacco Company and Wachovia Bank and Trust Company under leases which expire in 2002. R.J. Reynolds leases approximately 92,000 square feet plus one parking level at an annual rental which is currently $649,557 and Wachovia Bank leases approximately 178,000 square feet plus one parking level at an annual rental which is currently $1,242,020. Both leases provide for rental adjustments in 1977 (which are reflected in the foregoing amounts) and every five years thereafter in the amount of 100% or the increase or decrease in allocable real estate taxes on the building during the previous five year period. In addition, rent payable under each lease has been adjusted in 1977 and will be adjusted every five years thereafter by a factor equal to one-half of the percentage increase or decrease in a cost-of-living index during the previous five years.

      Real estate taxes for both buildings totaled approximately $363,000 during 1976 ($239,000 for the Wachovia Building and $124,000 for the Phillips Building), the most recent fully assessed taxable year. In 1976, the assessed value of the Wachovia Building was $13,519,570, the assessed value of the Phillips Building was $7,024,120 and the combined tax rate was $1,765 per $100 of assessed value. In 1977, the assessed value of the Wachovia Building is expected to be $13,104,770, the assessed value of the Phillips Building is expected to be $8,589,900, and the combined tax rate is ex-pected to be $1.22 per $100 of assessed value. In 1977, real estate taxes for both buildings are expected to be $265,000 ($160,000 for the Wachovia Building and $105,000 for the Phillips Building).

      The office buildings are subject to competition from other office buildings in the vicinity. The Wachovia Building is currently the largest office building in Winston-Salem. Another large office building under construction in downtown Winston-Salem is expected to be completed in 1980 and will be an addition to the R.J. Reynolds Industries, Inc. headquarters office building. R.J. Reynolds currently leases approximately 17,000 square feet in the Wachovia Building under short-term leases. It is expected that R.J. Reynolds will vacate its space in the Wachovia Building as its current leases expire but will continue to occupy its space in the Phillips Building until 2002 under the leases described above. In the opinion of the Managing General Partner, the buildings are adequately insured.

      In 1976 North Carolina adopted certain new safety requirements for buildings such as the Wachovia and Phillips Buildings. The Partnership has recently been requested to provide a plan to the City of Winston-Salem for complying with such requirements. The Partnership has received an estimate from an engineering firm, indicating $332,000 as the approximate cost of such compliance. The safety requirements permit completion of such work over a six year period. It is anticipated that the Partnership, together with other owners of existing buildings, will contest the validity of such requirements. To the extent the Partnership is required to comply with such requirements, expenses relating to the buildings will increase, and cash flow will be reduced.

      The Partnership purchased the two buildings from the same seller for $24,585,891, consisting of the cash payments of $6,300,000 ($5,450,000 paid at the closing and $850,000 payable to JMB as an acquisition fee) with the balance of the purchase price represented by three existing mortgage loans with an aggregate outstanding balance at closing of $18,285,891. The loan secured by a first mortgage on the Wachovia Building had an outstanding principal balance at closing of $7,047,946, bears interest at 5-1/8% per annum and is fully amortizable through monthly installments of principal and interest aggregating $692,520 per annum, with the final payment due in June of 1991. Prepayments on this mortgage are permitted without penalty. The loan secured by a first mortgage on the Phillips Building had an outstanding principal balance at closing of $8,447,393, bears interest at 10% per annum and is fully amortizable through monthly installments of principal and interest aggregating $921,543 per annum, with the final payment due in April of 2002. In addition, the Phillips Building mortgage provides for additional interest in the amount of 25% of any cost of living index rental adjustments under the tenant leases. This mortgage may be prepaid after June 1, 1984, subject to a prepayment penalty commencing at five percent of the amount so prepaid and declining by one-half percent per annum to a minimum of one percent. The loan secured by a second mortgage on both the Wachovia and Phillips Buildings had an outstanding principal balance at closing of $2,790,552, bears interest at 9-3/4% per annum and is payable through monthly installments of principal and interest aggregating $301,000 per annum, with a final payment of approximately $2,741,000 due and payable in September of 1978. The Partnership expects to use part of the proceeds of this offering to make an additional cash payment for the property of at least $2,741,000 by paying or prepaying this loan in full on or before its due date, subject to the consent of the mortgagee in the case of prepayment. The balance of this second mortgage is expected to be paid prior to September, 1978 from the operations of the buildings. The remedies under all three mortgage loans are limited, as to the Partnership, to the respective property or properties securing each such obligation.

      The Partnership's Federal income tax basis for the two buildings is $24,679,959, which includes acquisition expenses and the acquisition fee payable by the Partnership to JMB as described below. Of this amount, $2,000,000 has been allocated to the land underlying the buildings. The remainder of the Partnership's basis is expected to be allocated to the components of the buildings and tenant improvements (depreciable principally on the straight line method over useful lives ranging from five to 35 years).

      The Partnership has entered into an agreement with JMB Property Management Corpo-ration, a wholly-owned subsidiary of JMB, pursuant to which JMB Property Management Corporation provides property management services for the office complex for an annual fee of two percent of gross receipts from the property. The management agreement provides that it is terminable by either party, without penalty, on 60 days notice. See "Compensation and Fees" and "Conflicts of Interest".

      The Partnership will pay to JMB an acquisition fee of $850,000, or approximately 3.5% of the aggregate purchase price and costs of acquisition for the office buildings. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all Partnership investments, see "Compensation and Fees".

      The following is a schedule of expirations of present leases (assuming no renewals and the effectiveness of the Wachovia Bank lease amendment discussed above) for office space in the Wachovia Building and for office and garage space in the Phillips Building (assuming no renewals) and base rentals allocable thereto.

                                                               Percent
                                                               of Gross
                                                                Annual
                        Number of     Square         Base        Base
Duration of Lease        Tenants       Feet         Rental      Rental
-----------------       ---------   ----------    ----------  ----------

Month-to-month . . .            9        3,536    $   22,522        0.5%
1977 . . . . . . . .           13       40,122       253,028        6.4
1978 . . . . . . . .           16       21,964       153,633        3.9
1979 . . . . . . . .            9       19,386       135,167        3.4
1980 . . . . . . . .            3        5,621        39,738        1.0
1981 . . . . . . . .            5       12,030        76,894        1.9
1982 . . . . . . . .            9       29,529       187,625        4.7
1983 . . . . . . . .            1        3,344        24,453        0.6
1995 . . . . . . . .            1      286,639     1,192,811       30.0
2002 . . . . . . . .            2      270,080     1,891,577       47.6


             TOLLWAY NORTH OFFICE CENTER--DEERFIELD, ILLINOIS

      The Partnership has entered into a letter of intent to acquire, through a joint venture partnership, at least a 50% interest in a 363,000 square foot office building complex known as the Tollway North Office Center. The complex is located on an approximately 16-acre site in Deerfield, Illinois, a suburb of Chicago, on Wilmont Road and Lake Cook Read just east of Interstate 294. The seller is not affiliated with the General Partners, and the Partnership's purchase price will be determined by arm's length negotiations. The Partnership's purchase is contingent, among other things, upon the seller's purchasing the interest of its current partner in the complex.

      The complex consists of five office buildings, each of either four or five stories, constructed of steel, masonry, concrete and glass, and a self-contained energy plant constructed or steel, masonry and concrete. All of the buildings are connected by overhead enclosed walkways. The site currently contains parking for 800 cars. In addition, an expansion of the energy plant and a six-story parking and storage structure (which would provide additional parking for 400 cars) to be included in the complex is expected to be constructed by the seller and to be owned by the joint venture which includes the Partnership. Construction of the parking and storage structure is expected to commence in the fall or 1977 and to be completed in the spring of 1978.

      The first building in the complex, containing approximately 61,000 square feet and representing approximately 12% of the expected gross revenues of the complex, was completed in early 1968; the second building, containing approximately 60,000 square feet and representing approximately 14% of the expected gross revenues of the complex, was completed in early 1971; the third building, containing approximately 79,000 square feet and representing approximately 22% of the expected gross revenues of the complex, was completed in early 1974; the fourth building, containing approximately 84,000 square feet and representing approximately 26% of the expected gross revenues of the complex, was completed in late 1975 and was in the rent-up phase until mid-1977; and the fifth building, containing approximately 79,000 square feet and representing approximately 26% of the expected gross revenues of the complex, was completed approximately
January 1, 1977 and is still in the rent-up phase. The complex as a whole is currently 85% leased to 39 ten-ants under leases varying in duration from month-to-month up to 2003 expirations, with annual per-square-foot base rents ranging between $3.50 and $9.50. The average base rent is $6.82 per square foot. Substantially all leases contain provisions under which the tenants hear all operating expenses (including utilities, real estate taxes, insurance, maintenance and repairs, and certain management costs) to the extent such expenses in any year exceed the total of the same expenses in a base year. Typically, this escalation provision does not begin until 36 months after inception of the tenant lease. All tenants purchase their electrical energy from the self-contained energy plant at rates which are comparable to rates charged by the public utility in the geographical area for commercial tenants having similar consumption requirements.

      The major tenants include Fiat-Allis (75,135 square feet at an annual rental of $581,934 under leases expiring in 1986), Hewitt Associates (56,777 square feet at an annual rental of $351,027 under leases expiring in 1978 and not expected to be renewed). CBS, Inc. (16,491 square feet at an annual rental of $115,437 under a lease expiring in 1985 with one five-year renewal option), and Allstate Insurance Company (16,250 square feet at an annual rental of $104,000 under a lease expiring in 1984.) In addition, 50,133 square feet are leased to the seller and its affiliates at an annual rental of $232,612 under various leases expiring from 1977 to 2003. The other tenants of the complex include principally the offices of industrial and commercial companies, attorneys, accountants, insurance agents and similar organizations.

      Real estate taxes on the property are expected to be approximately $165,000 per year beginning in 1978, the first year in which a payment based on full assessment will be due. The Partnership will not acquire the complex unless, in the opinion of the Managing General Partner, it is adequately insured.

      The complex is subject to competition from a number of other office buildings in the vicinity. In addition, the seller is expected shortly to commence the development, on an adjacent parcel of land, of three new buildings expected to have an aggregate of approximately 290,000 square feet, which buildings would also purchase energy from the same self-contained energy plant. An affiliate of the General Partners of the Partnership may make an investment in such new development, the buildings of which will be in competition with the complex expected to be acquired by the Partnership.

      It is expected that the complex will be owned through a joint venture partnership between the Partnership and the seller, with the seller retaining an interest in the complex through its interest in the joint venture partnership. The seller is not expected to make any cash contribution to the joint venture, but its retention of an interest in the properly through the joint venture has been taken into account in determining the purchase price of the Partnership's interest. The cash investment for the Partnership's interest in the venture is expected to be $4,325,000 (including the $500,000 acquisition fee payable to JMB as described below).

      The buildings will be subject to approximately $13,720,000 of long-term mortgage loans, consisting of three long-term mortgage loans held by an insurance company and a purchase money mortgage held by the seller. One of the mortgage loans is secured by a wrap-around mortgage on four of the five buildings and is expected to have an outstanding principal balance at closing of approximately $8,750,000. This mortgage bears interest at 9-1/8% per annum and is fully amortizable through monthly payments of principal and interest at the rate of $868,068 per annum through July 10, 2005. This wrap-around mortgage loan is subordinated to a first mortgage on buildings one and two and is a first mortgage with respect to buildings three and four. Another of the mortgage loans is a first mortgage loan secured by the fifth building and is expected to have an outstanding principal balance at closing of approximately $3,000,000. This mortgage bears interest at 10-1/4% per annum and is amortizable through monthly payments of principal and interest at the rate of $326,232 per annum through April 10, 2005. The last mortgage loan held by the insurance company is secured by a subordinated mortgage on all five buildings and is expected to have an outstanding principal balance at closing of approximately $470,000. This mortgage bears interest at 9-1/2% per annum and is amortizable through monthly payments of principal and interest at the rate of $48,288 per annum through July 10, 2005. These existing notes provide the right to prepay the outstanding principal balances in whole or in part after the fifteenth years (1990-1992) of the notes, upon payment of a prepayment penalty, commencing at five percent and declining by one-quarter percent per annum thereafter. The purchase money mortgage loan due to the seller is expected to have an original balance of $1,500,000, bear interest at approximately 9% per annum and be amortizable through monthly payments of principal and interest at the rate of approximately $150,000 per year until fully amortized. Such interest rate and repayment terms remain subject to further negotiation with the seller. The purchase money mortgage will be secured by a mortgage on the parking structure to be constructed by the seller The remedies under the mortgage loans will be limited to the respective properties securing each such obligation.

      The participation of the seller in the joint venture (which may not exceed 50%) will be determined under a formula based upon the average annual net cash flow derived from the property during a 24-month period ending June 30, 1980 ("base-period-cash-flow"). The joint venture partnership agreement is expected to provide that the Partnership will receive a cumulative preference on the first $382,500 of annual cash flow (net after payment of expenses and debt service), with the next $382,500 of annual cash flow distributable to the seller, and any excess annual cash flow distributable equally between the Partnership and the seller. Proceeds from sale or refinancing of the complex are expected to be distributed as follows: first, to the Partnership until it receives a minimum of $4,972,500 plus any deficiency in prior preferential cash flow payments, and then to the seller until it receives $4,972,500 of net sale or refinancing proceeds to be distributed, with any excess to be distributed equally between the Partnership and the seller. If the base-period-cash-flow is less than $765,000, the seller's preference levels, participation in annual cash flow in excess of the preference level and participation in sale and refinancing proceeds would be reduced pursuant to a formula based on actual base-period-cash-flow. The joint venture agreement is expected to provide that the Partnership's preference on sale or refinancing will be reduced if the complex is sold without the seller's consent during a specified period.

      The Partnership's initial Federal income tax basis in the venture is expected to be approximately $11,185,000 which is presently expected to be allocated to the components of the complex and tenant improvements (depreciable using principally the straight-line method over useful lives ranging from five to 35 years).

      The property is expected to be managed by the seller under a long-term management agreement, subject to termination under specified circumstances, which is expected to provide for an annual management fee of 2.5% of gross rental income.

      The Partnership will pay an acquisition fee to JMB of $500,000 in connection with the acquisition of its interest in the joint venture. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all of the Partnership's investments, see "Compensation and Fees."

      The following is a schedule of expiration of present leases (assuming no renewals) and base rentals allocable thereto:

                                                               Percent
                                                               of Gross
                                                                Annual
                        Number of     Square         Base        Base
Duration of Lease        Tenants       Feet         Rental      Rental
-----------------       ---------   ----------    ----------  ----------

Month-to-month . . .            1        1,972      $  6,902        0.3%
1977 . . . . . . . .            3          707         5,784        0.3
1978 . . . . . . . .           14       72,552       475,281       22.6
1979 . . . . . . . .           10       29,896       207,934        9.9
1980 . . . . . . . .            6        7,697        64,319        3.1
1981 . . . . . . . .            2        5,141        42,987        2.0
1982 . . . . . . . .            4        9,682        62,096        3.0
1983 . . . . . . . .            2       11,591        56,946        2.7
1984 . . . . . . . .            4       35,865       236,192       11.3
1985 . . . . . . . .            1       16,491       115,487        5.5
1986 . . . . . . . .            4       98,735       776,882       37.0
1988 . . . . . . . .            1        8,932        32,653        1.6
2003 . . . . . . . .            1        8,418        15,000        0.7

                   CATAWBA MALL-HICKORY, NORTH CAROLINA

      The Partnership has entered into a letter of intent to purchase an enclosed mall shopping center containing approximately 288,000 square feet or gross leasable area, together with a leasehold interest in the underlying land. The mall is located on an approximately 27-acre site on Highway 64-70 SW in Hickory, North Carolina, a city with a surrounding population of approximately 50,000, which is located approximately 50 miles northwest of Charlotte. The seller (which is also the seller of Five Points Plaza described below) is not affiliated with the General Partners, and the Partnership's purchase price will be determined by arm's length negotiations. Certain historical and pro forma financial data with respect to the mall is set forth elsewhere in this Prospectus. See "Index to Financial Statements."

      The mall is of steel and masonry construction and contains parking for approximately 1,735 cars. The mall, which commenced operations in July, 1968, is 97% leased to 27 retail merchant tenants, including a 129,302 square foot J.C. Penney department store leased at an annual base rental of $141,136 under a lease expiring in 1988 with five five-year renewal options; a 29,900 square foot Belk department store leased at an annual base rental of 529,900 under a lease expiring in 1988 with two five-year renewal options; a 16,060 square loot Big Store Food Center (a subsidiary of Colonial Stores, Inc.) leased at an annual base rental of $28,105 under a lease expiring in 1983 with five three-year renewal options; a 30,050 square foot Roses department store leased at an annual base rental of $52,888 under a lease expiring in 1988 with four five-year renewal options and an aggregate of 74,080 square feet leased to other tenants with minimum original lease terms of from one to 15 years (excluding renewal options). Annual base rentals range from $1.00 to $7.00 per square foot with an average base rental of $1.66 per square foot. In addition, two parcels in the parking lot are leased to a bank and a theatre for an aggregate annual minimum rental of $15,200. Substantially all of the leases contain provisions pursuant to which the Partnership will be entitled to participate in gross receipts of tenants above fixed minimum amounts and provide for tenant payment of all or a portion of increases in real estate taxes and certain operating expenses. At the end or each of the last five calendar years, the mall had an occupancy rate in excess of 90%. Average base rentals for the mall for each of such years ranged between $1.60 and $1.70 per share foot.

      Real estate taxes for the mall totalled approximately $42,000 for 1976, based on an assessed value of $3,838,810 for the mall and a combined tax rate of $1.09 per $100 of assessed value.

      The mall will be subject to competition from another enclosed mall shopping center under construction approximately two miles away and from various other commercial shopping areas in the vicinity. The Partnership will not acquire the mall unless, in the opinion of the Managing General Partner, it is adequately insured.

      The purchase price of the mall is expected to be $3,962,000, with $1,237,000 (including a $200,000 acquisition fee payable to JMB as described below) payable in cash at closing and up to an additional $200,000 payable as described below, and with the remainder represented by a first mortgage having a balance of approximately $2,525,000, bearing interest at 7-1/8% per annum and fully amortizable over a term ending November 1, 1990 through monthly payments of principal and interest of $292,945 per annum. The mortgage note permits annual prepayments of $162,500 without penalty. Prepayments in excess of $162,500 in any year are permitted subject to a prepayment penalty of four percent of the amount prepaid (declining after 1976 by one-quarter percent per year to a minimum of one percent). The remedies under the mortgage loans are limited to the property securing such obligations. The seller will be paid an additional amount if, on or before a date yet to be determined, the seller rents the 8,649 square feet of space currently vacant in the center to tenants upon terms that are acceptable to the Partnership. The amount of such payment (not to exceed $200,000) will be based upon a formula which takes into account the annual rental paid by the new tenants, including contributions by such tenants toward operating expenses of the mall.

      The interest to be acquired by the Partnership in the land on which the mall is situated consists of leasehold interests under five ground leases. The principal ground lease has an unexpired term of approximately 62 years with a 24-year renewal option and is a net lease requiring the lessee to pay an annual rental of $18,000, plus 20% of all percentage rents paid by the tenants and plus all costs and expenses of operating the property including real estate taxes. It is the present intention of the Partnership, assuming the investment in the mall is consummated, to acquire the land which is subject to this ground lease by exercising the purchase option contained in such lease. If such option to purchase is exercised, the purchase price of the ground would be approximately $500,000, and, accordingly, the ground lease would be cancelled and the purchase price for the entire property and the Partnership's cash investment would be increased by approximately $500,000. Three of the ground leases cover portions of the parking area and a part of the land on which the theatre is built (aggregating approximately 1.9 acres). Rents under these net leases aggregate approximately $4,000 per year (increasing by approximately $50 per year after 1986 to a maximum of approximately $6,400), plus 20% of all percentage rents from that portion of the theatre building subject to such leases and plus all costs and expenses of operating the property including real estate taxes. These leases each have an unexpired term of approximately 62 years with a 24-year renewal option. They contain rights of first refusal but do not contain an option to purchase. The fifth ground lease covers an auxiliary entrance to the mall parking lot and a small portion or the parking area at the rear of the property. It has an unexpired term or three years with two ten-year renewal options. The annual rental is $1,800 for the remaining three years of the initial term and $6,000 per year during the renewal options.

      The Partnership's initial Federal income tax basis for the mall is expected to be approximately $3,962,000, which is presently expected to be allocated to the components of the buildings and tenant improvements (depreciable using principally the straight-line method over useful lives ranging from five to 30 years).

      The shopping mall is expected to be managed by JMB Property
Management Corporation, a wholly-owned subsidiary of JMB, for an annual management fee of five percent of the gross receipts of the mall.

      The Partnership will pay an acquisition fee to JMB of $200,000 in connection with its purchase. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all of the Partnership's investments, see "Compensation and Fees".

      The following is a schedule of expiration of present leases (assuming no renewals) and base rentals allocable thereto:

                                                               Percent
                                                               of Gross
                                                                Annual
                        Number of     Square         Base        Base
Duration of Lease        Tenants       Feet         Rental      Rental
-----------------       ---------   ----------    ----------  ----------

1978 . . . . . . . .            4        5,566      $ 20,880        4.4%
1979 . . . . . . . .            6       11,275        35,700        7.5
1980 . . . . . . . .            1          900         6,300        1.3
1981 . . . . . . . .            1        2,000         5,400        1.1
1983 . . . . . . . .            4       23,811        57,305       12.0
1984 . . . . . . . .            4       25,485        52,870       11.0
1986 . . . . . . . .            2        6,300        25,200        5.3
1987 . . . . . . . .            1       Ground
                                         Lease         3,200
                                                           ]        4.2
                                1        2,450        17,150
1988 . . . . . . . .            4      201,605       243,124       50.7
2001 . . . . . . . .            1       Ground
                                         lease        12,000        2.5

         NORTH RIVERSIDE SHOPPING CENTER-NORTH RIVERSIDE, ILLINOIS

      The Partnership has entered into a letter of intent (expiring September 30, 1977) to purchase a community shopping center containing approximately 348,000 square feet of gross leasable area, together with a leasehold interest in the underlying land, located on a 25-acre site at the intersection of Cermak Road and Harlem Avenue in North Riverside, Illinois (a suburb of Chicago). The seller is not affiliated with the General Partners, and the Partnership's purchase price will be determined by arm's length negotiations. Certain unaudited historical and pro forma financial data with respect to the center is set forth elsewhere in the Prospectus. See "Index to Financial Statements". The Partnership will obtain and file with the Securities and Exchange Commission audited financial statements for the center prior to the closing of the acquisition.

      The center is of steel and masonry construction and contains parking for approximately 1,500 cars. The center, which commenced operations in 1965, is expected to be 97% leased to 14 retail merchant tenants, including a 208,305 square foot department store and auto service center expected to be occupied by K-Mart at an annual base rental of $408,115 under a lease having a 25-year term, a Jewel supermarket expected to be expanded to 53,179 square feet at an annual base rental of $256,256 under a lease having a 15-year term and 95,521 square feet leased to other tenants. The Partnership's purchase is subject to the consummation of the Jewel and K-Mart leases. Annual base rentals are expected (assuming the consummation of the Jewel and K-Mart leases) to range from $2.04 to $4.82 per square foot with an average annual base rental of $2.70 per square foot. In addition, a parcel on the parking lot is leased to a service station for an aggregate annual rental of $17,000. At the end of each of the last five calendar years, the center had an occupancy rate in excess of 90%. Average base rentals per square foot for each of such years were as follows: 1972, $1.98: 1973, $1.98; 1974, $1.99; 1975, $2.13; and 1976, $2.31.

      Some of the leases contain provisions pursuant to which the Partnership will be entitled to participate in gross receipts of tenants above fixed minimum amounts and will be entitled to receive tenant contributions toward certain operating expenses. In addition, all leases provide for tenant payment of increases in real estate taxes.

      The center is subject to competition from other shopping centers (including an enclosed regional mall shopping center and a community shopping center adjacent to the site) and various other commercial areas in the vicinity. The Partnership will not acquire the center unless, in the opinion of the Managing General Partner, it is adequately insured.

      1975 real estate taxes payable in 1976 were approximately $236,000 (based on an assessed value of $2,515,551, and an equalized assessed value of $3,643,273 and a tax rate of $64.66 per $1,000 of assessed value) and 1976 real estate taxes payable in 1977 will be approximately $211,000 based on an assessed value of $2,259,457, an equalized assessed value of $3,197,807, and a tax rate of $65.99). A special assessment tax of approximately $97,000 was levied against the property in 1976. $39,000 of such amount has been paid. The balance is payable at a rate of approximately $6,500 per year over the next nine years.

      The purchase price of the center is expected to be $8,395,000 (subject to increase as described below) with $4,000,000 payable in cash (including a $500,000 real estate commission payable by the seller to JMB as described below) with the balance represented by a long-term purchase money wrap-around mortgage to the seller, in the amount of $4,395,000, subordinated to two existing mortgages and an anticipated third mortgage expected to have an aggregate principal balance of approximately $4,300,000. The existing mortgages permit prepayments of up to 10% of the original principal balances (which is $499,000) in any year without penalty and provide a prepayment penalty of three percent which began in October, 1976, declining one percent per annum to a minimum prepayment penalty of one percent. Prepayment penalties on the third mortgage and the wrap-around mortgage have not been negotiated. The wrap-around mortgage will bear interest at 9% per annum and be fully amortizable through monthly payments of principal and interest over a 25-year period at the rate of approximately $443,000 per annum. The remedies under the mortgage loans will be limited to the property securing each such obligation.

      The interest to be acquired by the Partnership in the land on which the center is situated consists of a leasehold interest under a subordinated ground lease having an unexpired initial term of approximately 14 years with three 25-year renewal options. The ground lease is a net lease requiring the lessee to pay an annual rental of $150,000 plus all costs and expenses of the property, including real estate taxes. Annual rental during any renewal period would be $150,000 per annum plus an amount based upon cost of living increases as of the renewal dates using a 1965 base year. The lease contains an option to purchase the land during the initial term (until November, 1991) for a price of $2,500,000 or the fair market value, whichever is greater. At the election of the Partnership, the holder of the wrap-around mortgage will be obligated to the Partnership to exercise such option and to purchase the land in 1991 and then to sell the land to the Partnership for $1,500,000, in which event the wrap-around mortgage principal balance (and accordingly the purchase price) would be increased by $1,500,000, and the annual debt service thereunder would be increased by approximately $150,000.

      The Partnership's initial Federal income tax basis for the center is expected to be approximately $8,395,000 which is presently expected to be allocable among the components of the buildings and tenant improvements (depreciable using principally the straight line method over useful lives ranging from five to 30 years).

      The shopping center is expected to be managed by JMB Property Management Corporation, a wholly-owned subsidiary of JMB, for an annual management fee of three percent of the gross rental receipts of the center.

      The seller will pay a real estate commission of $500,000 to JMB in connection with the acquisition of the shopping center. For a description of the nature and aggregate amount of such commissions or fees payable to JMB on all of the Partnership's investments. See "Compensation and Fees".

      The following is a schedule of expiration of leases (assuming no renewals and including the anticipated increase in the amount of space to be occupied by Jewel supermarket under an amended lease and the anticipated lease with K-Mart) and base rentals allocable thereto:


                                                               Percent
                                                               of Gross
                                                                Annual
                        Number of     Square        Rental       Base
Duration of Lease        Tenants       Feet          Base       Rental
-----------------       ---------   ----------    ----------  ----------

1977 . . . . . . . .            4        6,410      $26,315         2.7%
1978 . . . . . . . .           2        10,658        39,288        4.1
1979 . . . . . . . .            1        2,736        10,944        1.1
1981 . . . . . . . .            1       Ground
                                         Lease        17,000        1.8
1982 . . . . . . . .            1        6,000        27,280        2.8
1986 . . . . . . . .            2       30,000        69,000        7.1
1987 . . . . . . . .            1       26,418        69,750        7.2
1991 . . . . . . . .            1        4,424        15,434        1.6
1992 . . . . . . . .            1       53,179       256,256       26.5
2002 . . . . . . . .            1      208,305       408,115       42.1


                    FIVE POINTS PLAZA-VALDOSTA, GEORGIA

      The Partnership has entered into a letter of intent to purchase a shopping center containing approximately 178,000 square feet of gross leasable area located on an approximately 24-acre site at the intersection of North Patterson Street, North Oak Street and North Ashley Street (US 41) in Valdosta, Georgia. The seller (which is also the seller of the Catawba Mall described above) is not affiliated with the General Partners, and the Partnership's purchase price will be determined by arm s length negotiations. Certain historical and pro forma financial data with respect to the center is set forth elsewhere in this Prospectus. See "Index to Financial Statements".

      The center is of steel and masonry construction and contains parking for approximately

1,400 cars. The center, which was completed and commenced operations in April, 1967, is 99% leased to 19 retail merchant tenants including a 66,845 square foot J.C. Penney department store at an annual base rental of $73,913 under a lease expiring in 1984 with five five-year renewal options; a 30,000 square foot Belk-Hudson department store under a lease providing no base rent, expiring in 1984 with two five-year renewal options; a 15,972 square root Winn-Dixie supermarket at an annual base rental of 519,965 under a lease expiring in 1982 with two five-year renewal options: a 10,000 square foot Eckerd's drug store at an annual base rental of $16,250 under a lease expiring in 1982 with three five-year renewal options; a 24,000 square foot Roses department store at an annual base rental of $30,000 under a lease expiring in 1984 with four five-year renewal options; and an aggregate of $1,556 square feet leased to other tenants, with minimum original lease terms of from five to ten years excluding renewal options). Annual base rentals range from $1.11 to $4.42 per square foot with an average of $1.52 per square foot. The Belk-Hudson lease provides for no minimum base rent. Rental under such lease is equal to two and one-half percent of sales. The annual rent for 1976 paid under this lease was $1.92 per square foot. In addition, one parcel is leased under a ground lease to a Sambo's restaurant for an aggregate annual rental of $29,100. Substantially all of the remaining leases contain provisions pursuant to which the Partnership will be entitled to participation in gross receipts of tenants above fixed minimum amounts and also provide for tenant payment of all or a portion of increases in real estate taxes and certain operating expenses. At the end of each of the last five calendar years, the center had an occupancy rate in excess of 90%. Average base rentals for the center for each of such years ranged between $1.45 and $1.55 per square foot.

      Real estate taxes on the center are expected to be approximately $40,000 per year based on an assessed value for 1977 of $1,133,600 and a combined tax rate for such year of $35.71 per $1,000 of assessed value. The center is subject to competition from various other commercial shopping areas in the vicinity. The Partnership will not acquire the center unless, in the opinion of the Managing General Partner, it is adequately insured.

      The purchase price of the center is expected to be $2,130,000 with $863,000 payable in cash at closing (including a $100,000 acquisition fee payable to JMB as described below) and the remainder represented by two first mortgages (each encumbering a part of the center). One of the mortgages has a balance of approximately $1,090,000, bears interest at 6% per annum and is fully amortizable through monthly payments of principal and interest of $142,428 per annum through October 1, 1986, and $103,824 per annum thereafter until October 1, 1988. This mortgage permits prepayments in any year of $251,250 (less scheduled principal payments made in such year) without penalty and additional prepayments, upon payment of a prepayment penalty which commenced in 1973 at three percent and declines by one-quarter percent each year thereafter to a minimum of one percent. The other first mortgage (encumbering a part of the center) has a balance of approximately $177,000, bears interest at 6-1/2% per annum and is fully amortizable through monthly payments of principal and interest of $21,504 per annum through May 1, 1989. This mortgage permits prepayments in any year of $17,500 per year without penalty and additional prepayments, upon payment of a prepayment penalty which commenced in 1972 at five percent and declines by one percent every five years thereafter to a minimum of three percent. The remedies under the mortgage will be limited as to the Partnership to the respective parts of the property securing each such obligation.

      The Partnership's initial Federal income tax basis for the center is expected to be approximately $2,130,000 which is presently expected to be allocated among the components of the buildings and tenant improvements (depreciable principally using the straight-line method over useful lives ranging from five to 30 years).

      The shopping center is expected to be managed by JMB Property Management Corporation, a wholly-owned subsidiary of JMB, for an annual management fee of five percent of the gross receipts of the center.

      The Partnership will pay an acquisition fee to JMB of $100,000. For a description of the nature and aggregate amount of such fees or commissions payable to JMB on all or the Partnership's investments, see "Compensation and Fees".

      The following is a schedule of expirations or present leases (assuming no renewals) and base rentals allocable thereto:

                                                               Percent
                                                               of Gross
                                                                Annual
                        Number of     Square         Base        Base
Duration of Lease        Tenants       Feet         Rental      Rental
-----------------       ---------   ----------    ----------  ----------

1978 . . . . . . . .            3        5,150      $11,400         3.7%
1979 . . . . . . . .            2        5,056       14,332         4.7
1980 . . . . . . . .            1        2,000        8,500         2.8
1981 . . . . . . . .            2        4,000       13,000         4.2
1982 . . . . . . . .            7       40,372       69,515        22.6
1984 . . . . . . . .            3      120,845      161,413*       52.5
2004 . . . . . . . .            1       Ground
                                         Lease       29,100         9.3
--------------------

    * Includes $57,500 for Belk-Hudson, which represents percentage rent only.

  ----------------------------------------------------------------------
                        TAX ASPECTS OF THE OFFERING
  ----------------------------------------------------------------------

      In considering the tax aspects of the offering, investors should keep in mind that the Partnership is not intended to be a so-called "tax shelter", and that, accordingly, many of the tax aspects commonly associated with "tax shelters" are inapplicable to the Partnership or are of minor importance. The Partnership does not expect to generate significant tax losses for investors which may be used to offset investors' income from sources other than the Partnership. The Partnership expects insignificant tax benefits from accelerated depreciation, and that its tax deductions, if any, for items such as construction expenses, rent-up fees, and similar items will be insignificant.

      The following is a brief summary of some of the Federal income tax principles applicable to the Partnership, based upon the opinion of Mayer, Brown & Platt. Such opinion is based upon the Internal Revenue Code (the "Code"), rules and regulations promulgated thereunder and published rulings and court decisions has in effect on the date of this Prospectus). No assurance can be given that future legislative or administrative changes or court decisions will not significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions completed prior to the effective date of such changes. See "Possible Legislative Tax Changes" below. The summary includes a discussion of some of the provisions of the recently enacted Tax Reform Act of 1976 (the "Act") relevant to investment in the Partnership.

      The summary, to the extent it pertains to partnerships in general, is also relevant to the tax treatment of joint venture partnerships through which the Partnership may invest in particular real properties.

      There is uncertainty concerning various tax aspects of real estate limited partnerships for several reasons. In particular, the refect of the Act on the taxation of real estate limited partnerships depends on future interpretations thereof by the judiciary and the Internal Revenue Service. Further, the applicable rules, regulations and interpretations in this area are under continuing review by the Internal Revenue Service, and changes in such rules, regulations or interpretations could adversely affect the Partnership and the Limited Partners, in addition, the General Partners understand that the Internal Revenue Service is paying increased attention to the proper application of the tax laws to partnerships, including partnerships investing in real estate.

      The availability and amount of deductions taken by the Partnership will depend not only on the general legal principles described below but also upon various determinations relating to particular real property investments as to which no legal opinion is expressed and which are subject to potential controversy on actual or other grounds. Such determinations include the allocations of basis among various components of an investment, the characterization of various expenses and payments made to the seller (such as between interest or purchase price), the characterization of the relationship between the Partnership and the seller of the property, the estimated useful lives of properties, and various other matters. There can be no assurance, therefore, that some of the deductions claimed by the Partnership or the allocation of items of income, gain, loss, deduction and credit among the Partners may not be challenged by the Internal Revenue Service. Final disallowance of such deductions or reallocation of such items could adversely affect the Limited Partners. Each prospective Limited Partner is therefore urged to consult his own tax advisor with respect to the Federal and state tax consequences arising from the purchase of the Interests offered hereby.

PARTNERSHIP STATUS-FEDERAL TAX RULING

      On June 22, 1977, the Partnership received a ruling from the Internal Revenue Service to the effect that under existing Federal income tax law and regulations, the Partnership will be treated as a partnership, and will not constitute an association taxable as a corporation, for Federal income tax purposes. The continued treatment of the Partnership as a partnership for Federal income tax purposes is dependent upon the present law and regulations, which are subject to change, and upon the Partnership's continuing to satisfy a variety or criteria, including the General Partners' maintaining substantial assets which could be readied by creditor of the Partnership.

      In a recent decision (Philip G. Larson, 66 T.C. 159 (1976)) the Tax Court suggested that the Internal Revenue Service reconsider its regulations governing the requirements to qualify for partnership tax status. Although the Tax Court found that the partnership involved in that case was a partnership for tax purposes, the Internal Revenue Service is appealing that decision. On January 5, 1977, the Internal Revenue Service proposed, but subsequently withdrew, amended regulations which would have made it substantially more difficult for an entity organized as a limited partnership under state law to qualify as a partnership for Federal tax purposes. Under the terms of the proposed regulations the Partnership probably would not have qualified as a partnership for tax purposes.

      Although the proposed regulations have been withdrawn, there can be no assurance that other regulations will not be proposed in the future which, if" adopted, would cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes. In that event all items of income, gain, loss, deductions and credit of the Partnership would be reflected only on its tax returns and would not be passed through to the Limited Partners, and all or part of any distributions made to the Limited and General Partners would be taxed as dividends. In addition, such a change in the Partnership's status for tax purposes could be treated by the Internal Revenue Service as a taxable event, in which event the Limited Partners could have a tax liability under circumstances where they would not receive a cash distribution from the Partnership.

      While the Internal Revenue Service does not generally revoke previously issued tax rulings, it might do so when there has been a change in applicable law. Therefore, the Partnership's tax ruling could be either retroactively or prospectively revoked or modified as a result of the adoption of new laws or regulations adversely affecting the Partnership. Further, the ruling will become ineffective if conditions which were the basis for its issuance, including the condition that the General Partners continue to maintain substantial assets which could be reached by creditors of the Partnership, are not maintained during the life of the Partnership. The net worth of the General Partners of the Partnership consists in large part of the value of their stock in JMB and is to that extent conditioned on JMB's financial condition and continued success in its activities, most of which are related to real estate. Under the Partnership Agreement the General Partners are obligated to use their best efforts to maintain the Partnership's status as a partnership for tax purposes and, in connection therewith, to maintain their net worth at a level sufficient to meet Internal Revenue Service standards.

TAXATION OF LIMITED PARTNERS ON PROFITS OR LOSSES OF THE PARTNERSHIP

      Section 701 of the Code provides that no Federal income tax is paid by a partnership as an entity. Each partner reports on his Federal income tax return his allocable share (usually as determined by the partnership agreement) of the income, gains, losses, deductions and credits of the partnership, whether or not any actual cash distribution is made to such partner during his taxable year. Thus, an investor's tax liability may exceed the cash distributed to him in a particular year. A partner is entitled to deduct on his personal income tax return his allocable share of partnership losses, if any, to the extent of the tax basis of his partnership interest at the end of the partnership year in which such losses occur. The characterization of an item of profit or loss (e.g., as capital gain or ordinary income) will usually be the same for the partner as it was for the partnership.

      If in any tax year there is a material change in the law or the circumstances surrounding the Partnership, the Partnership may be deemed an association taxable as a corporation. If that occurs, the Partnership would be taxed on its profits; distributions to Limited Partners would be treated as dividends to the extent of current and accumulated earnings and profits of the Partnership; and distributions in excess thereof would be treated as a return of capital to the extent of the recipient's basis (which would include only the Limited Partner's cash investment), while the remainder would be treated as a capital gain (assuming the Limited Partner's Interest was a capital asset). Moreover, Partnership losses, if any, would then be allowed only to the Partnership, rather than being passed through to the Limited Partners.

CASH DISTRIBUTIONS

      Cash distributions from a partnership are generally not equivalent to partnership income (if any) as determined for income tax purposes or as determined under generally accepted accounting principles. If the cash distributions to a Limited Partner by the Partnership in any year (including his share in any reduction in liabilities as described below) exceed his share of the Partnership's taxable income for that year, the excess will constitute for tax purposes a return of capital to such Limited Partner. A return of capital will not be reportable as taxable income by a recipient for Federal income tax purposes, but it will reduce the tax basis of his Partnership Interest. If the tax basis of a Limited Partner should be reduced to zero, his share of any cash distributions for any year (including his share in any reduction in liabilities as described below) in excess of his share of Partnership taxable income will be taxable to him as though it were a gain on the sale or exchange of his Interest. See "Sale or Foreclosure of Partnership Properties" and "Sale of Partnership Interests."


BASIS OF PARTNERSHIP INTERESTS

      Generally, the tax basis of any partner's interest in a partnership is equal to its cost, reduced by the partner's share of partnership distributions and losses and increased by his share of partnership income. In addition, under the Code as amended by the Act, the tax basis of an interest in a partnership the principal activity of which is investing in real property (other than mineral property) is increased by a partner's proportionate share of liabilities to which partnership assets are subject (to the extent that such liabilities do not exceed the fair market value of the properties subject to such liabilities), but for which no partner or the partnership is liable (such as real estate acquired subject to a mortgage which is not assumed by the partnership or any of its partners). A limited partner's proportionate share of non-recourse liabilities for this purpose is determined by the proportion in which such limited partner shares profits of the partnership. It is anticipated that substantially all of the mortgage indebtedness incurred by the Partnership will be of a non-recourse character so as to be includable in the basis of the Partnership Interests of all Partners in the Partnership to the extent of their proportionate share thereof.

      With respect to partnerships whose principal activity is not investing in real property (other than mineral property), the Act has amended Code Section 704(d) to provide that for purposes of that Section (which in general limits deduction of a partner's share of partnership loss to the amount of the partner's basis) the adjusted basis of any partner's interest in a partnership shall not include any portion of any partnership liability with respect to which the partner has no personal liability. The effect of this provision is to limit deductions to the amount the partner has "at risk" in the activity. Although the standard to be used in a determination of whether a partnership's principal activity is investing in real estate is not clear, it is likely that the Partnership's principal activity will be considered to be investing in real property under this provision. If the Partnership's principal activity is not considered "investing in real property," a Limited Partner could not include any non-recourse liability of the Partnership (whether directly or through joint venture investments) in his basis for purposes of deduction of Partnership losses, if any. This rule does not affect basis for any purpose except that of determining the deductibility by a Partner of losses for tax purposes generated by the Partnership. It is not anticipated that any losses for tax purposes generated by the Partnership will be substantial.

      Prior to the Act, the Internal Revenue Service took the position that a holder's tax basis also included an amount equal to his proportionate share of a partnership's share of non-recourse debt relating to properties owned by joint venture partnerships in which the partnership was a partner (but only to the extent that such liabilities did not exceed the fair market value of the property). The partnership's share of such non-recourse liabilities is proportionate to its share of the joint venture partnership's profits (in the case of a joint venture limited partnership) or losses (in the case of a joint venture general partnership). It is expected that the foregoing position of the Internal Revenue Service will continue under the Code as amended by the Act, but no assurance can be given that the Internal Revenue Service will not change its position.

      A decrease in a holder's proportionate share of non-recourse liabilities (as, for example, when a mortgage is paid off in whole or in part, a liability is discharged through foreclosure, the partnership sells a property subject to a mortgage, or non-recourse debt is refinanced with recourse debt) is treated for tax purposes as though it were a cash distribution. See "Cash Distributions" above for a description of the Federal income tax treatment of cash distributions from the Partnership.

DEDUCTIBILITY OF MANAGEMENT FEES

      No assurance can be given as to the deductibility for Federal income tax purposes of any management fees payable to the General Partners or affiliates. The Internal Revenue Service may scrutinize closely any deduction for an incentive management fee payable to the General Partners or affiliates and may challenge such deduction if the payment appears to be a payment to a partner in its capacity as a partner rather than in some other capacity. If a court finds that the payment was made to a partner in its capacity as a partner, the Partnership may be unable to sustain the deduction. Similarly, no assurance can be given that management fees which may be payable to sellers of properties which also participate as joint venturers in the properties will be deductible by the Partnership. In any year such fees are paid, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income of the Limited Partners from the Partnership with no associated increase in cash flow with which to pay any resulting increase in tax liabilities.

DEDUCTION OF "POINTS" AND CERTAIN OTHER ITEMS

      The Act requires that "points" paid as compensation for the use of borrowed money, in general, must be deducted ratably over the term of the loan to which they relate. Certain other items, such as higher than normal loan commitment fees, are, in effect, treated as prepaid interest and must be capitalized and deducted only in taxable years for which they represent a charge for the use or forbearance of money. This provision of the Act eliminates the tax losses attributable to "points" and such other items which were available to investors in real estate limited partnerships prior to 1976. Since the Partnership will not prepay any interest and expects that its deductions, if any, for "points" and such other items would be insignificant in amount, this provision is expected to have little, if any, effect on the Partnership.

DEPRECIATION

      Current Federal income tax law permits a partnership, as an owner of improved real property, to take depreciation deductions based on the entire cost of the depreciable improvements, even though such improvements are financed in part with borrowed money. New commercial real properties may be depreciated on the 150% declining balance method and depreciation on all used commercial real property must be computed by the straight-line method. New tangible personal property having a useful life of three years or more may be depreciated on the 200% declining balance method and used personal property on the straight-line method or, in certain cases, on the 150% declining balance method. The excess of accelerated over straight-line depreciation on depreciable commercial real property is subject to being fully recaptured as ordinary income when such property is disposed of through sale, mortgage foreclosure or otherwise (to the extent of gain realized) regardless of how long it is held before such sale. With respect to personal property, depreciation is subject to recapture at the time of sale or exchange to the full extent of gain realized. It is anticipated that substantially all the real properties of the Partnership will be used commercial properties which will be depreciated on a straight line basis, and that there will not be a proportionately significant amount of personal property. Based on an Internal Revenue Service ruling, the component method of depreciation may be utilized in certain circumstances in respect of used commercial properties, which may increase the available deductions of the Partnership in the earlier years of operations.

ORGANIZATION AND SYNDICATION EXPENSES

      The Act requires that expenses paid in connection with the organization and syndication of a partnership must be capitalized. Expenses of organizing a partnership which are paid in taxable years beginning after 1976 may be amortized over a period of not less than 60 months.

RETROACTIVE ALLOCATIONS OF PROFITS OR LOSSES.

      The Act permits items of income or loss of a partnership to be allocated to a partner only if they are paid or incurred by the partnership during that portion of the year in which the partner is a member of the partnership for tax purposes. In determining whether items of income or loss have been paid or incurred prior to a partner's entry into a partnership, a partnership may either prorate items according to the portion of the year for which a partner was a partner, or, in effect, separate the partnership year into two or more segments and allocate income, loss or special items in each segment among the persons who were partners during that segment.

      Under the Partnership Agreement, income or loss for 1977 attributable to the period prior to receipt of funds from the escrow account and the first admission of additional Limited Partners is allocated to the General Partners and the initial Limited Partner. Income or loss attributable to the remainder of 1977 which is allocable to the Limited Partners is allocated among the Limited Partners pursuant to Sections 4.4A and 4.4G of the Partnership Agreement, which generally provide that Limited Partners are not entitled to an allocable share of losses incurred prior to the date when they are admitted to the Partnership. See "Offering and Sale of Interests-Allocation of Benefits During the Offering Period." Such allocations would appear to be permissible under the Act. Nevertheless, no assurance can be given that the Internal Revenue Service will not contend that such allocation is a "retro-active allocation" prohibited by the Act, or an impermissible method of accounting.

SPECIAL ALLOCATIONS OF PROFIT AND LOSS

      The Act provides that allocations of income, gain, loss, deduction or credit among partners pursuant to a partnership agreement will not be recognized unless the allocations have "substantial economic effect". There are presently no regulations under the Act which define the circumstances under which an allocation will be deemed to have substantial economic effect. Although the General Partners believe that the allocations of profit and loss among the partners of the Partnership are proper, there can be no assurance that the Internal Revenue Service will not challenge such allocations, particularly to the extent that allocations of profit and loss differ from allocations of cash. If an allocation is set aside, a partner's share of the income, gain, loss, deduction or credit (or item thereof) will be determined in accordance with the partner's interest in the partnership, which is to be determined "by taking into account all facts and circumstances". Such a determination might result in an allocation which is less favorable to the Limited Partners than the allocations set forth in the Partnership Agreement.

POTENTIAL APPLICATION OF SECTION 183 OF THE CODE

      Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." In the opinion of the General Partners, Section 183 should not apply to investment in the Partnership. However, no assurance can be given that Section 183 may not be applied in the future to disallow deductions. The term "activities not engaged in for profit" means any activity other than one that (i) constitutes a trade or business or (ii) is engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production or income. If the gross income derived from an activity for two or more of five consecutive taxable years exceeds the deductions attributable to such activities, the activity is presumed to be engaged in for profit for the second profit year and all subsequent years within the five-year period (or, if the taxpayer elects to defer this determination until after the fourth year of engaging in the activity, for each taxable year in the five year period), unless the Internal Revenue Service establishes to the contrary. The Act provides a special rule extending the statute of limitations in cases where the above election is made. The test of whether an activity is deemed to be "engaged in for profit" is based on facts and circumstances from time to time, and may be based upon particular objectives and circumstances of individual investors (regardless of the objectives of the Partnership).

REFINANCING OF PARTNERSHIP PROPERTY

      No gain or loss would be recognized on the refinancing of the permanent mortgage loan for a property so long as the new mortgage is non-recourse and equals or exceeds the unpaid balance of the old mortgage. Any Sale or Refinancing Proceeds distributed to the Partners from a new non-recourse mortgage which equals or exceeds the unpaid balance of the old mortgage would not be taxable income to the Partners if at the time of distribution the distributee's tax basis in his Partnership Interest equals or exceeds the amount distributed. To the extent that the amount of any new mortgage exceeds the existing mortgage, each Partner will increase his basis by his pro rata share of such increase but the total basis of the Partners attributable to the debt to which a property is subject may not exceed the fair market value of the property. Such basis would be decreased by the amount of any cash proceeds of such new mortgage distributed to such Partner. Any such increase in indebtedness will not produce an asset with respect to which additional depreciation deductions can be taken unless the proceeds are specifically used to acquire depreciable property in addition to that already owned by the Partnership.

SALE OR FORECLOSURE OF PARTNERSHIP PROPERTIES

      Any profit or loss which may be realized by the Partnership on the sale of any Partnership investments will be treated as capital gain or loss under Subchapter P of the Code (except to the extent of depreciation recapture described under "Depreciation" above), unless it is determined that the Partnership is a "dealer" in real estate for Federal income tax purposes or except to the extent that assets sold constitute "Section 1231 assets" (i.e., real property and depreciable assets used in a trade or business and held for the holding period applicable to long-term capital gain). In the event the Partnership's assets are deemed to be used in a trade or business, a limited partnership's proportionate share of gains or losses from the sale of such assets would be combined with any other
Section 1231 gains or losses incurred by him in that year, and his net
Section 1231 gain or loss would be taxed as capital gain or constitute ordinary loss, as the case may be. In the event the Partnership is deemed to be a "dealer," any gain or loss on the sale or other disposition of such property would be treated as ordinary income or loss. In general, involuntary transfers of the Partnership's property (such as a mortgage foreclosure) would have the same effect as a sale.

      The Partnership has not been organized to operate as a "dealer" in real property and does not presently intend to hold property for sale in a trade or business; however, since a determination as to this matter depends on facts and circumstances existing from time to time, no assurance can be given that the Partnership will not be deemed to be a "dealer" or to hold property for sale in a trade or business at some future date.

      Under certain circumstances, the net cash proceeds distributed from the sale or other disposition of property may not be sufficient to pay the tax liabilities of a Limited Partner resulting from such event. Such circumstances might include: (i) the sale of property from which a Limited Partner's share of cash proceeds is significantly less than his share of taxable gain (including recaptured depreciation, taxable as ordinary income) as a result of the fact that in determining such taxable gain the amount of the then existing mortgage on the property is included along with any cash proceeds, while the basis of the property (the amount subtracted from the sales price in determining gain) may have been substantially reduced through previous depreciation deductions; (ii) the sale or transfer of property pursuant to foreclosure of a mortgage, deed of trust or other financing instrument; and (iii) the sale of property at a time when all or part or the net proceeds therefrom may have to be utilized by the Partnership to meet other obligations.

SALE OR TRANSFER OF PARTNERSHIP INTERESTS

      Gain recognized by a Limited Partner, who is not a "dealer" in securities, on the sale of an Interest in the Partnership which has been held for more than the applicable holding period (see "Changes in Capital Gain and Loss Provisions" below), will generally be taxable as long-term capital gain. In computing such gain, the seller's share of existing mortgage indebtedness is included. That portion of the selling Partner's gain allocable to "appreciated inventory items" and "unrealized receivables" as defined in Section 751 of the Code would be treated as ordinary income. Included in "unrealized receivables" is depreciation re-capture determined as if the selling Partner's proportionate share of all the Partnership's properties had been sold at that time. If a Limited Partner's tax basis, before taking into account his share of the non-recourse mortgage loans, has been decreased below the price he paid for his Interest by tax deductions and cash distributions, his tax liability could exceed the cash proceeds of such a sale.

      Transfers of Interests by reason of death are not subject either to recapture or to capital gains tax under present law. Under prior law, the basis of a partnership interest acquired from a decedent was "stepped-up" to the fair market value of the interest at the date of death of the decedent (or, under an alternative valuation date, six months thereafter). Under the Act, the basis of Partnership Interests acquired from a decedent dying after December 31, 1976 will be the decedent's adjusted basis of the property immediately before the death of the decedent, with certain adjustments. Thus, the sale or disposition of an inherited Interest may subject the holder to substantially more capital gain or ordinary income tax than under prior law.

      The tax effects of a gift or an Interest are generally the same for a donor as the effects of a sale of an Interest are for a seller except that, under certain circumstances, a portion of a gain which would be recognized in the event or a sale may not be recognized in the event of a gift.

      See "Transferability of Interests" for a description of the manner in which Partnership profits or losses and cash distributions will be allocated when Interests are transferred.

NO SECTION 754 ELECTION

      Because of the complexities of the tax accounting required, the Partnership does not presently intend to file an election under Section 754 of the Code to adjust the basis of Partnership property in the case of a transfer of an Interest. The effect of such an election, if made, would be that, with respect to the transferee Limited Partner only, the basis of the Partnership's property would be either increased or decreased by the difference between the transferee's basis for his Interest and his proportionate share or the Partnership's adjusted basis for all Partnership property. Any increase or decrease resulting from such adjustment would be allocable among the Partnership's assets in accordance with rules established under Section 755 of the Code. After such adjustment had been made, the transferee Partner's share of the adjusted basis of the Partnership's property would equal the adjusted basis of his Interest. If (as presently anticipated) the Partnership does not make such an election, upon the sale of Partnership property subsequent to a transfer of an Interest, taxable gain or loss to the transferee of the Interest will be measured by the difference between his share of the gross proceeds of such sale and his share of the Partnership's tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Interest to him), rather than by the difference between his share of the amount realized and the portion his purchase price that was allocable to the property. As a consequence, such transferee will be subject to tax upon a portion of the proceeds which, as to such transferee, constitutes a return of capital, if the purchase price for his Interest exceeded his share of the adjusted basis for all Partnership properties.

DISSOLUTION OF PARTNERSHIP

      In the event of a dissolution of the Partnership prior to the expiration of its term, the Partnership might be required to liquidate all or its properties during a limited period of time. This might cause the Partnership to sustain substantial losses (determined in terms of its original cost). Nevertheless, the Partnership might be required to recognize taxable income on such sales as a result of the reduction of its tax basis by depreciation deductions previously taken.

      Under Section 708(b) of the Code, if at any time no part of the business or" the Partnership continues to be carried on by any of the Partners in the Partnership, or if within a 12-month period there is a sale or exchange of 50% or more of the total interests in Partnership capital and profit, a termination of the Partnership occurs, and the taxable year of the Partnership would close. The properties of the Partnership would be treated as distributed to the Partners, and capital gain or loss and recapture which is taxed as ordinary income may result from such termination. Following the deemed distribution, contribution of the same properties, in the form of undivided interests, would be deemed to be made to a new partnership or to an association taxable as a corporation. The Partnership property may have a different basis in the hands of the new partnership. In addition, because the properties would have already been used by the Partnership, most or all properties could be depreciated only on the straight-line method by the new partnership.

OTHER POSSIBLE TAX CONSEQUENCES TO INVESTORS

      The following is a summary of certain provisions of the Code, as amended by the Act, which, while they are generally not peculiar to the Partnership, may affect an investor depending on his individual circumstances, such as, for example, his tax bracket, the amount of his personal service income and his other investments.

      Changes Made in Capital Gain and loss Provisions. The Act increases the amount of ordinary income against which a non-corporate tax-payer may deduct net capital losses to $2,000 in 1977 and to $3,000 in 1978 and subsequent years (or, in the case or a married taxpayer filing a separate return, to $1,000 and $1,500, respectively). As was the case before the passage of the Act, within these dollar limitations only 50 percent or net long-term capital loss in excess or net short-term capital gain may be deducted from ordinary income, while, within such dollar limitations, all of the excess of net short-term capital loss over the net long-term capital gain may be so deducted. In addition, the Act increases the holding period necessary to qualify for long-term capital gain or loss treatment to nine months for taxable years beginning in 1977 and to 12 months for taxable years beginning in 1978 and thereafter.

      Limitation on Deduction of Investment Interest. The Act places a limitation on the deductibility of interest paid by a non-corporate taxpayer on funds borrowed to acquire or carry investment assets. In general, such interest is deductible by non-corporate taxpayers in a tax year only to the extent it does not exceed the sum of the following items:
(1) $10,000 ($5,000 for a married taxpayer filing: a separate return); (2) net investment income; and (3) the amount, if any, by which certain deductions attributable to property subject to a net lease exceed the rental income from such property. Net investment income is defined as the excess of the sum of the following items from non-business sources over investment expenses, excluding interest and including straight line depreciation, incurred in earning such income: (i) gross income from interest, dividends, rents and royalties; (ii) net short-term capital gain from investment property; and (iii) the amount or recapture under Sections 1245, 1250 and 1254 of the Code. In contrast to prior law, no offset of investment interest is permitted against long-term capital gain income from the disposition of investment property. Interest deductions which are disallowed under these rules are subject to an unlimited carryover and may be deducted in future years (subject to the applicable limitation).

      Interest incurred in real estate ventures, if (as may be the case with certain investments by the Partnership) the property involved is rented under a net lease, is regarded as "investment interest", subject to the above limitations rather than business interest which remains fully deductible. The effect of this provision is that under certain circumstances the full amount of mortgage interest passed through from the Partnership to the Limited Partners might not be allowable as a deduction to some or all of such Limited Partners where property is rented by the Partnership under a net lease. The effect of this provision will depend upon the extent to which the Partnership invests in property leased under net leases and upon an investor's overall tax situation. Section 163
(d)(4) of the Code provides that property will be considered to be subject to a net lease if either (1) the sum of deductions allowable for the taxable year solely by reason of Section 162 of the Code (not including depreciation, interest, taxes and reimbursed expenses) is less than 15 percent of rental income (the "expense test"), or (2) the lessor is guaranteed in whole or in part against loss of income (the "return test"). Minimum Tax on Items of Tax Preference. Under the Code, as amended by the Act, individuals must pay a minimum tax in each year, in addition to their regular income tax, equal to 15% of the sum of their items of tax preference income in such year reduced by the greater of $10,000 ($5,000 in the case of married taxpayers filing separate returns) or one-half of regular income tax liability for that year (less certain credits). Items of tax preference include the excess of certain itemized deductions over 60% of adjusted gross income, the excess of accelerated over straight-line depreciation on real property and leased personal property and 50% of the excess of net long-term capital gains over net short-term capital losses. It is not anticipated that the Partnership will have a substantial amount of accelerated depreciation.

      In general, the Act raised the rate of the tax from 10% to 15% and reduced the amount of preference items exempted from tax. The Act generally eliminated the carryover to future years of regular income taxes paid in the current year and not used to offset preference income in that year.

      The extent, if any, to which any items or tax preference of the Partnership would be subject to the 15% tax will depend on each investor's overall tax situation. Corporations are also subject to the minimum tax, but the provisions applicable to corporations differ in certain respects from those applicable to individuals. Estates, trusts, and electing small business corporations are generally treated as individuals.

      Maximum Tax on Personal Service Income. Under Code Section 1348, as amended by the Act, the maximum marginal tax rate on "personal service income" is limited to 50 percent; however, all items of tax preference reduce the amount of income eligible for the maximum tax. In general, "personal" service in come" includes "earned income" plus deferred compensation and amounts received as a pension or annuity. The Act broadened the classes of income to which the maximum tax applies and eliminated certain exemptions from the reduction for tax preference income. The effect of these provisions is to reduce the benefits of the maximum tax to the extent that investment in the Partnership results in tax preference items.

PARTNERSHIP TAX RETURNS AND TAX INFORMATION

      The Partnership expects to file its tax returns on a cash basis. The tax return filed by the Partnership may be audited by the Internal Revenue Service. Adjustments (if any) resulting from such an audit could result in an audit of the Limited Partners' own returns. Any such audit of the Limited Partners' tax returns could result in adjustments of non-Partnership, as well as Partnership, income or loss.

      The Partnership will provide to the Limited Partners (and to any assignees of Interests who have not become substituted Limited Partners) tax information within 75 days after the close of each fiscal year.

POSSIBLE LEGISLATIVE TAX CHANGES

      In addition to the Tax Reform Act of 1976, in recent years there have been a number of proposals made in Congress, by government agencies and by the executive branch of the Federal government for changes in the Federal income tax laws. Such proposals have varied widely in their scope and in their likely effect on taxpayers investing in real property. Many of such proposals would, if adopted, have had the overall effect of reducing the tax benefits presently associated with investment in real property generally.

      Most recent proposals for tax changes would have most seriously affected "tax shelter" real estate investments which seek to provide excess tax losses which may be used to offset income from sources other than from investments in real estate. However, it is impossible to predict with any degree of certainty what past proposals may be revived or what new proposals may be forthcoming, the likelihood of adoption of any such proposals, the likely effect of any such proposals upon the income tax treatment presently associated with investment in real property or the Partnership or the effective date or any legislation which may derive from any such past or future proposals. In view of this uncertainty, potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the Partnership.

STATE AND LOCAL TAXES

      In addition to the Federal income tax aspects described above, prospective Limited Partners should consider potential state tax consequences of an investment in the Partnership. Each Limited Partner is advised to consult his own tax advisor to determine if the state in which he is a resident imposes a tax upon his share of the income or loss of the Partnership. In addition, a Limited Partner may be required to file an income tax or other return in those states where the Partnership acquires real property. The Limited Partner may be taxable on income derived from sources within a particular state, regardless of whether the Partnership sustains losses from properties located outside that particular state and regardless of the amount of such losses, even though such losses equal or exceed the income derived from sources within that particular state or the total operations of the Partnership result in a net loss. The following states (in which the Partnership has acquired or may acquire property) presently impose a tax on non-resident individuals at the following rates on income from sources within said states: North Carolina, 3-7%; Illinois, 2-1/2%; and Georgia, 1-6%. The Partnership will advise each Limited Partner of his share of income or loss to be reported to each of the states where the Partnership owns property. Personal exemptions, computed in various ways, are allowed by the various states and may reduce the amount of tax owed to a particular state.

      To the extent that a nonresident Limited Partner pays tax to a state by virtue of Partnership operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income, and should consult his tax advisor in this regard. In addition, payment of State taxes constitutes a deduction for Federal income tax purposes, assuming that the taxpayer itemizes deductions.

GENERAL

      The foregoing analysis is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Partnership are complex and certain of them (including the implications of recent and possible future legislative tax changes) will not be the same for all taxpayers. Accordingly, prospective purchasers of Interests are strongly urged to consult their tax advisors with specific reference to their own tax situation. The cost of such consultation could, depending on the amount thereof, materially decrease any anticipated yield on the investment.

  ----------------------------------------------------------------------
         PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES
  ----------------------------------------------------------------------

      The Individual General Partners and/or their affiliates are also general partners of Income Properties-1973, Income Properties-II, Income Properties-III and Income Properties-IV, publicly-owned real estate limited partnerships with investment objectives comparable to the Partnership's. See "Management."

      In addition, the General Partners and/or their affiliates are also general partners in (or general partners or the associate general partner of) seven other publicly-owned real estate limited partnerships:

      Carlyle Real Estate Limited Partnership-71 ("Carlyle-71"), Carlyle Real Estate Limited Partnership-72 ("Carlyle-72"), Carlyle Real Estate Limited Partnership-73 ("Carlyle-73"), Carlyle Real Estate Limited Partnership-74 ("Carlyle-74"), Carlyle Real Estate Limited Partnership-75 ("Carlyle-75"), Carlyle Real Estate Limited Partnership-VI ("Carlyle-VI"), and Equities International Realty Partnership Limited
        ("Equities International").

All seven of such partnerships have investment objectives different from the Partnership's in that they have invested primarily in properties which are newly-constructed or under construction or under contract for development and seek to provide tax losses for investors over-and-above current cash distributions.

      The following tables provide information concerning the foregoing public partnerships as well as 33 other real estate limited partnerships privately formed by JMB or its affiliates. Prospective investors should note that persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the prior partnerships to which the following tables relate.

      The following information is given solely to enable prospective investors to better evaluate the experience of the General Partners. Investors should not construe the inclusion of the following tables in this Prospectus as implying or indicating in any manner that the Partnership will make investments comparable to those reflected in the tables with respect to distributable or disbursable cash, Federal income tax deductions available to investors or other factors.

                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                                     Income Properties - IV, III, II and 1973
                                                             Income       Income       Income       Income
                                                           Properties   Properties   Properties   Properties
                                                             -IV          -III         -II          -1973
                                                           ----------   ----------   ----------   ----------
Total Number of Properties Owned at Year End        1973          --           --           --            5
                                                    1974          --           --            1            9
                                                    1975          --            2            6           10
                                                    1976           3            5            8           10

Number of Properties on which Construction
was Substantially Completed During the Year (B)     1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --            1
                                                    1976           1           --           --           --

Number of Properties Under Construction
During the Year and Completed Within
18 Months After Year End                            1973          --           --           --           --
                                                    1974          --           --           --            1
                                                    1975          --           --           --           --
                                                    1976          --           --           --           --

Number of Properties Subject to Leaseback
or Guaranteed Management Agreements During
the Year                                            1973          --           --           --            2
                                                    1974          --           --           --            3
                                                    1975          --            1            3            3
                                                    1976          --            2            4            2

Number of Properties Whose Revenues from
Operations were Insufficient to Meet Debt
Service and Operating Expenses at End of Year:

  Operated by partnership (C) (E)                   1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --            1
                                                    1976          --           --           --            1
  Operating under leaseback or guaranteed
    management agreements (Deficit not
    borne by partnership)(D)(E)                     1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --           --
                                                    1976          --           --           --            1

                                                        52




                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                               Income Properties - IV, III, II and 1973 - CONTINUED

                                                             Income       Income       Income       Income
                                                           Properties   Properties   Properties   Properties
                                                             -IV          -III         -II          -1973
                                                           ----------   ----------   ----------   ----------
Aggregate Cash Deficit From Operations of
Those Properties Which Operating at a Deficit:

  Operated by Partnership (C)(E)                    1973     $    --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --      (55,310)
                                                    1976          --           --           --       (8,866)

  (Deficit not borne by partnership) (D)(E)         1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --           --
                                                    1976          --           --           --      (38,164)

Percentage of Properties at Year End in
Deficit Cash Flow Position from Operations of the Properties:

  Operated by partnership (C)(E)                    1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --         10.0%
                                                    1976          --           --           --         10.0%

  Operating under leaseback or guaranteed
    management agreements (Deficit not borne
    by partnership) (D)(E)                          1973          --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --           --
                                                    1976          --           --           --         10.0%

Delinquent Mortgage or Other Payments               1973     $    --           --           --           --
                                                    1974          --           --           --           --
                                                    1975          --           --           --         7,639
                                                    1976          --           --           --          (F)

Delinquent Leaseback or Guaranteed Management
Agreement Income Owed to Partnership (G)            1973     $    --           --           --           --
                                                    1974          --           --           --       30,400
                                                    1975          --           --           --           --
                                                    1976          --           --           --           --

----------
                                                        53

                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                            Carlyle - VI, 75, 74, 73, 72, 71 and Equities International
                                                                                                  Equities
                                                                                                  Interna-
                         Carlyle-VI  Carlyle-75  Carlyle-74  Carlyle-73  Carlyle-72  Carlyle-71    tional
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Number of
Properties Owned
at Year End         1973         --          --          --          10          12           7           3
                    1974         --          --           5          10          12           7           2
                    1975         --           5           5          10          12           6           2
                    1976          7           5           4          11          11           5           2

Number of Properties
on which Construction
was Substantially
Completed During
the Year (B)        1973         --          --          --           5           2           1          --
                    1974         --          --          --           3           3          --          --
                    1975         --           1           4           1          --          --          --
                    1976          2           2           1          --          --          --          --

Number of Properties
Under Construction
During the Year
and Completed
Within 18 Months
After Year End      1973         --          --          --           4           3          --          --
                    1974         --          --           4           1          --          --          --
                    1975         --           2           1          --          --          --          --
                    1976          1          --          --          --          --          --          --

Number of Properties
Subject to Lease-
back or Guaranteed
Management Agreements
During the Year     1973         --          --          --          10          10           7           3
                    1974         --          --           5          10          10           6           2
                    1975         --           5           5          10           5           4          --
                    1976          7           5           4           9           1          --          --

                                                        54




                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                      Carlyle - VI, 75, 74, 73, 72, 71 and Equities International - CONTINUED

                                                                                                  Equities
                                                                                                  Interna-
                         Carlyle-VI  Carlyle-75  Carlyle-74  Carlyle-73  Carlyle-72  Carlyle-71    tional
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
Number of Properties
Whose Revenues from
Operations were
Insufficient to Meet
Debt Service and
Operating Expenses
at End of Year:

  Operated by part-
    nership (C)(E)  1973         --          --          --          --          --          --          --
                    1974         --          --          --          --          --          --          --
                    1975         --          --           1           1           3           2           1
                    1976         --          --           1           2           3           2           1

  Operating under
    leaseback or
    guaranteed manage-
    ment agreements
    (Deficit not
    borne by part-
    nership)(D)(E)  1973         --          --          --           1           3           5           3
                    1974         --          --          --           3          --           3           1
                    1975         --          --           1           5           2           1          --
                    1976          7          --          --           3          --          --          --

Aggregate Cash
Deficit From Opera-
tions of those
Properties Which
Operating at a
Deficit:
  Operated by
    Partnership
    (C)(E)          1973    $    --          --          --          --          --           --         --
                    1974         --          --          --          --          --           --         --
                    1975         --          --          --     (30,469)   (150,357)     (70845)    (81,347)
                    1976         --          --     (68,460)   (191,349)   (106,803)    (81,115)    (62,397)

                                                        55




                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                      Carlyle - VI, 75, 74, 73, 72, 71 and Equities International - CONTINUED

                                                                                                  Equities
                                                                                                  Interna-
                         Carlyle-VI  Carlyle-75  Carlyle-74  Carlyle-73  Carlyle-72  Carlyle-71    tional
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
  (Deficit not
    borne by part-
    nership) (D)(E) 1973    $    --          --          --      (8,811)   (145,928)   (792,302)   (380,617)
                    1974         --          --          --    (246,763)         --    (318,488)   (159,352)
                    1975         --          --     (50,861)   (956,534)    (43,136)    (89,551)         --
                    1976         --          --          --    (446,548)         --          --          --

Percentage of
Properties at
Year End in Deficit
Cash Flow Position
from Operations
of the Properties:

  Operated by
    partnership
    (C)(E)          1973         --          --          --          --          --          --          --
                    1974         --          --          --          --          --          --          --
                    1975         --          --          --        10.0%       16.7%       33.3%       50.0%
                    1976         --          --        25.0%       18.2%       27.3%       40.0%       50.0%

  Operating under
    leaseback or
    or guaranteed
    management
    agreements
    (Deficit not
    borne by
    partnership)
    (D)(E)          1973         --          --          --        10.0%       25.0%       71.4%      100.0%
                    1974         --          --          --        30.0%         --        42.8%       50.0%
                    1975         --          --        20.0%       50.0%       16.7%       16.7%         --
                    1976         --          --          --        27.3%         --          --          --
Delinquent
Mortgage or
Other Payments      1973    $    --          --          --          --          --          --          --
                    1974         --          --          --          --          --          --          --
                    1975         --          --          --      35,900          --          --          --
                    1976         --          --          --         (F)         (F)          --          --


                                                        56




                                    PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

                             (Not Covered by Report of Independent Public Accountants)

                      Carlyle - VI, 75, 74, 73, 72, 71 and Equities International - CONTINUED

                                                                                                  Equities
                                                                                                  Interna-
                         Carlyle-VI  Carlyle-75  Carlyle-74  Carlyle-73  Carlyle-72  Carlyle-71    tional
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
Delinquent Lease-
back or Guaranteed
Management Agreement
Income Owed to
Partnership (G)     1973    $    --          --          --          --          --          --          --
                    1974         --          --          --          --          --          --          --
                    1975         --          --          --          --          --          --          --
                    1976         --          --     390,000     111,882      94,500          --          --

----------































                                                        57

                PROPERTIES OF PRIOR PUBLIC PARTNERSHIPS (A)

         (Not Covered by Report of Independent Public Accountants)

                                 Footnotes




(A)   See Tables III, IV and V following for detailed information.

(B) Does not include properties which were substantially completed prior to purchase in the year of purchase.

(C) Information for any property sold during a year has not been included for that year. Reference is made to the caption "Cash Generated (Deficiency) Before Special Items and Distributions" of Table III-Annual Operating Result of Prior Limited Partnerships and Note (D) thereto for the combined annual results of operations for all properties owned by each partnership. For those properties which were operated by a partnership for only a portion of the year ( due to the expiration or termination of the guaranteed management agreement relating thereto), only the deficiency, if any, incurred during the partnership's period of operations are included. Any deficit:
      Operated Under Leaseback or Guaranteed Management Agreements."

(D) Deficits incurred on properties operated by others under leaseback or guaranteed management agreements were borne by the lease or manager under the respective agreement and not by the respective partnerships. The result of operations for these properties were supplied by various lessees or managers whose methods of accounting and accounting and policies may have differed from one another and from those of the partnership. If all of the properties had been leased or managed by the same operator or managed by the owning partnership, the number and the amount of the deficits might have varied from those shown in the table. The dollar amount of deficits borne by the lease or manager under agreements which terminated during rather than at the end of tear are included in the aggregate cash deficit totals unless the operating profit realized by the partnership for the year exceeded the deficit borne by the lessee or manager during such year. See Note (J) to a Table IV--
      Description of investments of prior Partnerships for further information regarding properties subject to leaseback or guaranteed management agreements.

(E) Does not include any property which had operations during the year, but which was not completed by the end of such year.

(F) See Note (C) to Table IV -- Description of investments of prior Partnerships for additional mortgage defaults.

(G) Does not include payments which were delinquent at December 31 of any year but were subsequently paid or recovered by offset against outstanding _________________.



























                                    58


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                                    59

                                                      Table I

                                   Use of Proceeds of Prior Limited Partnerships
                                          (As a Percentage of Investment)
                             (Not Covered by Report of Independent Public Accountants)

                                        (Carlyle-VI, 75, 74, 73 72 and 71)


                                              Carlyle   Carlyle    Carlyle    Carlyle    Carlyle    Carlyle
                                               -VI       -75        -74        -73        -72        -71
                                              --------  --------   --------   --------   --------   --------
Offering Information
  Total Offering Proceeds. . . . . . . . .      100.0%    100.0%     100.0%     100.0%     100.0%     100.0%

  Less Offering Expenses
    Selling, Commissions and
      Discounts. . . . . . . . . . . . . .        8.0       8.0        8.0        8.0        8.5        8.5
    Organizational Expenses. . . . . . . .        2.8       2.8        4.4        1.8        1.3        1.7
                                               ------    ------     ------     ------     ------     ------
    Amount Available for Investment. . . .       89.2      89.2       87.6       90.2       90.2       89.8
                                               ======    ======     ======     ======     ======     ======

Acquisition Information
  Acquisition Fees Paid to Affiliates (A).       16.7      16.7       17.0       16.7       17.4       17.3
                                               ======    ======     ======     ======     ======     ======

  Legal and Other Acquisition Costs. . . .         .7        .8        1.3         .8         .7         .4
  Fees, Expenses and Prepaid Items
    Related to Purchase of Property (B). .       22.2      51.4       66.1       52.6       57.1       63.2
  Cash Down Payments (Equity) Paid
    Prior to May 31, 1977 (C). . . . . . .       13.6      24.8       15.4       33.9       31.4       25.8
  Cash Down Payments to be Made
    Subsequent to May 31, 1977 (C) . . . .       21.5       5.9         --         --         --         --
  Payments of Fees, Expenses and
    Prepaid Items to be Made Subse-
    quent to May 31, 1977. . . . . . . . .       29.9       4.6         --         --         --         --
  Acquisition Fees Paid to Affiliates (A).         --        --         --         --         --         --
  Reserves (D) . . . . . . . . . . . . . .        1.3       1.7        4.8        2.9        1.0         .4
                                               ------    ------     ------     ------     ------     ------
Proceeds Expended. . . . . . . . . . . . .       89.2      89.2       87.6       90.2       90.2       89.8
Offering Expenses. . . . . . . . . . . . .       10.8      10.8       12.4        9.8        9.8       10.2
                                               ------    ------     ------     ------     ------     ------
    Total Application of Proceeds. . . . .      100.0%    100.0%     100.0%     100.0%     100.0%     100.0%
                                               ======    ======     ======     ======     ======     ======


                                                        60

                                                      Table I

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                          (As a Percentage of Investment)
                             (Not Covered by Report of Independent Public Accountants)

            (Equities International, Income Properties - IV, III, II, 1973 and 33 Private Partnerships)

                                                                                                      33
                                              Equities  Income     Income     Income    Income      Private
                                              Inter-    Proper-    Proper-    Proper-   Proper-     Partner-
                                              national  ties-IV    ties-III   ties-II   ties-1973    ships
                                              --------  --------   --------   --------  ---------   --------
Offering Information
  Total Offering Proceeds. . . . . . . . .      100.0%    100.0%     100.0%     100.0%     100.0%     100.0%

  Less Offering Expenses
    Selling, Commissions and
      Discounts. . . . . . . . . . . . . .        8.2       8.0        8.0        8.0        8.4         .4
    Organizational Expenses. . . . . . . .        2.8       2.3        2.8        2.6        2.2         .1
                                               ------    ------     ------     ------     ------     ------
    Amount Available for Investment. . . .       89.0      89.7       89.2       89.4       89.4       99.5
                                               ======    ======     ======     ======     ======     ======

Acquisition Information
  Acquisition Fees Paid to Affiliates (A).       16.3       6.0        8.8        8.8        8.4       18.3
                                               ======    ======     ======     ======     ======     ======

  Legal and Other Acquisition Costs. . . .         .6        .4        1.3        1.3        1.1         .8
  Fees, Expenses and Prepaid Items
    Related to Purchase of Property (B). .       54.3       1.0         .8        3.1        1.2       51.8
  Cash Down Payments (Equity) Paid
    Prior to May 31, 1977 (C). . . . . . .       25.8      46.5       63.0       81.8       69.8       25.9
  Cash Down Payments to be Made
    Subsequent to May 31, 1977 (C) . . . .         --      38.5       21.5         .6        4.2        8.4
  Payments of Fees, Expenses and
    Prepaid Items to be Made Subse-
    quent to May 31, 1977. . . . . . . . .         --        --         --         --         --        9.9
  Acquisition Fees Paid to Affiliates (A).        5.8        --         --         --        8.4         .4
  Reserves (D) . . . . . . . . . . . . . .        2.5       3.3        2.6        2.6        4.7        2.3
                                               ------    ------     ------     ------     ------     ------
Proceeds Expended. . . . . . . . . . . . .       89.0      89.7       89.2       89.4       89.4       99.5
Offering Expenses. . . . . . . . . . . . .       11.0      10.3       10.8       10.6       10.6         .5
                                               ------    ------     ------     ------     ------     ------
    Total Application of Proceeds. . . . .      100.0%    100.0%     100.0%     100.0%     100.0%     100.0%
                                               ======    ======     ======     ======     ======     ======


                                                        61

                                  Table I

                      (As a Percentage of Investment)
         (Not Covered by Report of Independent Public Accountants)

                             NOTES TO TABLE I




(A) JMB and affiliates have received or will receive acquisition fees in the amounts shown under " Acquisition Fees Paid to Affiliates" in the table in connection with the acquisition of the partnerships' investments. with exceptions of Income Properties- 1973, Equities International and one private partnership, which paid all or portion of such fees directly, such acquisition fees have been paid in the form of commissions by the sellers of properties; however, such commissions are generally taken into account by the sellers and reflected in an upward adjustment of selling prices of properties to the partnerships, so that, in effect, the partnerships, as purchasers, bear such commissions in the purchase price of the properties. The partnerships generally expect to pay commissions in connections with the sales of properties, which will reduce the net proceeds to the partnerships on any such sales.

(B) None of the fees, expenses and prepaid items related to the purchase of property were capitalized as part of the cost of any properties.

(C)   Payments are net of sale-leasebacks of land under various properties.

(D) Depending upon the needs of the partnerships for working capital and other circumstances, it is possible that a portion of these reserves may be invested in additional real property investments. Funds available for investments in real property by certain partnerships may increase if investments not yet consummated are not completed for any reason or if maximum future payments on certain properties are not required. See Note (M) to Table II and Notes (b) and (H) to
      Table IV.




SEE TABLE II FOR ADDITIONAL INFORMATION RELATING TO THE USE OF PROCEEDS.

                                                     Table II

                                   Use of Proceeds of Prior Limited Partnerships
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
                                        (Carlyle-VI, 75, 74, 73, 72 and 71)
                                 Carlyle-VI   Carlyle-75   Carlyle-74   Carlyle-73   Carlyle-72    Carlyle-71
                                ------------  -----------  -----------  -----------  -----------   ----------
Offering Information:
  Dollar Amount Offered. . . .   $10,000,000   15,000,000   14,000,000   16,000,000   16,005,000    7,000,000
  Dollar Amount Sold . . . . .    10,000,000    9,140,000    6,085,000   11,840,000   16,005,000    7,000,000
  Less Offering Expenses:
    Underwriting Commissions
      and Discounts. . . . . .       799,600      731,200      486,750      912,875    1,341,160      595,000
    Organizational Expenses. .       278,411      258,949      269,749      217,021      211,603      115,515
    Volume Discounts Granted
      Purchasers . . . . . . .         --           --           --          34,275       19,215        --
                                 -----------   ----------   ----------   ----------   ----------   ----------
Amount Available for
  Investment . . . . . . . . .   $ 8,921,989    8,149,851    5,328,501   10,675,829   14,433,022    6,289,485
                                 ===========   ==========   ==========   ==========   ==========   ==========
Acquisition Information (B):
  Purchase Price of Partner-
    ship Investments (C) . . .   $28,507,050   33,363,661   19,238,919   35,090,534   65,018,898   31,829,000
  Legal and Other Acquisition
    Costs. . . . . . . . . . .        70,724       70,126       76,324       94,790      110,500       29,565
                                 -----------   ----------   ----------   ----------   ----------   ----------
                                 $28,577,774   33,433,787   19,315,243   35,185,324   65,129,398   31,858,565
                                 ===========   ==========   ==========   ==========   ==========   ==========
Mortgages and Other Financing
  Outstanding (C). . . . . . .   $25,000,000   30,560,000   18,300,000   31,070,634   59,987,003   30,024,000
                                 ===========   ==========   ==========   ==========   ==========   ==========
Fees, Expenses and Prepaid
  Items Related to Purchase
  of Property (D). . . . . . .   $ 2,222,317    4,699,543    4,022,524    6,221,379    9,137,355    4,424,009
Cash Down Payments (Equity)
  Made Prior May 31, 1977
  (C). . . . . . . . . . . . .     1,427,774    2,336,954    1,015,243    4,114,710    5,142,395    1,834,565
Cash Down Payments to be Made
  After May 31, 1977 (B) . . .     2,150,000      536,833        --           --           --           --
Payments of Fees, Expenses
  and Prepaid Items to be
  Made After May 31, 1977. . .     2,987,625      423,150        --           --           --           --
Acquisition Fees (Real
  Estate Commissions) Paid
  to Affiliates. . . . . . . .         (F)          (F)          (F)          (F)          (F)          (F)
Reserves (M) . . . . . . . . .       134,273      153,371      290,734      339,740      153,272       30,911
                                 -----------   ----------   ----------   ----------   ----------   ----------

                                                        63




                                                     Table II

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
                                  (Carlyle-VI, 75, 74, 73, 72 and 71) - CONTINUED


                                 Carlyle-VI   Carlyle-75   Carlyle-74   Carlyle-73   Carlyle-72    Carlyle-71
                                ------------  -----------  -----------  -----------  -----------   ----------

Proceeds Expended. . . . . . .     8,921,989    8,149,851    5,328,501   10,675,829   14,433,022    6,289,485
Offering Expenses. . . . . . .     1,078,011      990,149      756,499    1,164,171    1,571,978      710,515
                                 -----------   ----------   ----------   ----------   ----------   ----------
    Total Application
      of Proceeds. . . . . . .   $10,000,000    9,140,000    6,085,000   11,840,000   16,005,000    7,000,000
                                 ===========   ==========   ==========   ==========   ==========   ==========
Compensation and Fees to
 General Partners and
 Affiliates:
  General Partners' Partici-
    pation in Cash Distribu-
    tions to December 31,
    1976 . . . . . . . . . . .   $     --           9,538       23,018      104,501      321,737      214,156
General Partners' Partnership
  Management Fees Paid to
  December 31, 1976. . . . . .         (E)          (E)          (E)          (E)          (E)          (E)
Acquisition Fees (Real
  Estate Commissions) Paid
  to Affiliates (F). . . . . .     1,675,000    1,530,950    1,034,450    1,976,125    2,790,800    1,213,025
Sales Fees (Real Estate
  Commissions) Paid to
  Affiliates (L) . . . . . . .         --           --           --           --         154,400       61,800
Underwriting Commissions
  Received by Affiliates . . .        33,440       64,017       84,140      151,930      267,868      236,940
Financing Fees Received by
  Affiliates (G) . . . . . . .         --           --           --           --           --           --
Property Management and
  Leasing Fees Paid or
  Payable to Affiliates to
  December 31, 1976 (H). . . .         --           --           --          32,751      356,856      168,126
Other Expenses Paid to
  Affiliates to December 31,
  1976 (L) . . . . . . . . . .         --           1,861        5,345       12,069      110,815       76,961
                                 -----------   ----------   ----------   ----------   ----------   ----------
    Total Compensation
      and Fees . . . . . . . .   $ 1,708,440    1,606,366    1,146,953    2,277,376    4,002,476    1,971,008
                                 ===========   ==========   ==========   ==========   ==========   ==========




                                                        64




                                                     Table II

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
                                  (Carlyle-VI, 75, 74, 73, 72 and 71) - CONTINUED


                                 Carlyle-VI   Carlyle-75   Carlyle-74   Carlyle-73   Carlyle-72    Carlyle-71
                                ------------  -----------  -----------  -----------  -----------   ----------
Timing and Investor
 Information:
  Date Offering Commenced (J).       11-8-76      9-23-75      8-30-74     10-19-73     10-20-72     10-22-71
  Date of Commencement of
    Operations . . . . . . . .         (N)          (N)          (N)          (N)          (N)          (N)
  Approximate Period of Time
    Between Commencement and
    Termination of Public
    Offering (J) . . . . . . .      5 months     3 months     4 months     2 months     2 months     2 months
  Approximate Period of Time
    Needed to Invest 60% of
    Net Proceeds of the
    Offering . . . . . . . . .         (K)          (K)          (K)          (K)          (K)          (K)
  Number of Record Holders
    at December 31, 1976 . . .           490          813          508          750        1,074          580





















--------------------

See accompanying footnotes.

                                                        65

                                                     Table II

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
            (Equities International, Income Properties - IV, III, II, 1973 and 33 Private Partnerships)
                                   Equities      Income       Income       Income      Income
                                   Inter-      Properties   Properties   Properties   Properties    33 Private
                                   national       -IV          -III         -II         -1973      Partnerships
                                 -----------   ----------   ----------   ----------   ----------   ------------
Offering Information:
  Dollar Amount Offered. . . .   $ 4,000,000   20,005,000   10,005,000   12,005,000   14,455,000   18,362,664(A)
  Dollar Amount Sold . . . . .     1,456,500   20,005,000   10,005,000   12,005,000   14,455,000   18,362,664(A)
  Less Offering Expenses:
    Underwriting Commissions
      and Discounts. . . . . .       120,161    1,600,000      800,000      960,000    1,213,800       69,700
    Organizational Expenses. .        40,493      456,700      275,018      316,335      323,490       26,306
    Volume Discounts Granted
      Purchasers . . . . . . .         --           --           --           --           --           --
                                 -----------   ----------   ----------   ----------   ----------   ----------
Amount Available for
  Investment . . . . . . . . .   $ 1,295,846   17,948,300    8,929,982   10,728,665   12,917,710   18,266,658
                                 ===========   ==========   ==========   ==========   ==========   ==========
Acquisition Information (B):
  Purchase Price of Partner-
    ship Investments (C) . . .   $ 4,855,305   66,166,667   35,130,546   41,708,786   32,934,787   69,645,473
  Legal and Other Acquisition
    Costs. . . . . . . . . . .         9,407       88,345      132,673      155,680      151,616      141,280
                                 -----------   ----------   ----------   ----------   ----------   ----------
                                 $ 4,864,712   66,255,012   35,263,219   41,864,466   33,086,403   69,786,753
                                 ===========   ==========   ==========   ==========   ==========   ==========
Mortgages and Other Financing
  Outstanding (C). . . . . . .   $ 4,480,000   49,166,667   26,674,546   31,812,300   22,236,266   63,349,276
                                 ===========   ==========   ==========   ==========   ==========   ==========
Fees, Expenses and Prepaid
  Items Related to Purchase
  of Property (D). . . . . . .   $   790,765      212,862       79,564      366,401      177,100    9,521,397
Cash Down Payments (Equity)
  Made After May 31, 1977
  (B). . . . . . . . . . . . .       384,712    9,388,345    6,432,673    9,975,666   10,241,960    4,890,477
Cash Down Payments to be Made
  After May 31, 1977 (B) . . .         --       7,770,000    2,156,000       76,500      608,177    1,547,000
Payments of Fees, Expenses
  and Prepaid Items to be
  Made After May 31, 1977. . .         --           --           --           --           --       1,817,000
Acquisition Fees (Real
  Estate Commissions) Paid             (F)                                                 (F)
  to Affiliates. . . . . . . .        84,210        (F)          (F)          (F)      1,213,800       65,000(F)

                                                        66




                                                     Table II

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
            (Equities International, Income Properties - IV, III, II, 1973 and 33 Private Partnerships)

                                   Equities      Income       Income       Income      Income
                                   Inter-      Properties   Properties   Properties   Properties    33 Private
                                   national       -IV          -III         -II         -1973      Partnerships
                                 -----------   ----------   ----------   ----------   ----------   ------------

Reserves (M) . . . . . . . . .        36,159      647,093      261,745      310,098      676,673      425,784
                                 -----------   ----------   ----------   ----------   ----------   ----------
Proceeds Expended. . . . . . .     1,295,846   17,948,300    8,929,982   10,728,665   12,917,710   18,266,658
Offering Expenses. . . . . . .       160,654    2,056,700    1,075,018    1,276,335    1,537,290       96,006
                                 -----------   ----------   ----------   ----------   ----------   ----------
    Total Application
      of Proceeds. . . . . . .   $ 1,456,500   20,005,000   10,005,000   12,005,000   14,455,000   18,362,664
                                 ===========   ==========   ==========   ==========   ==========   ==========
Compensation and Fees to
 General Partners and
 Affiliates:
  General Partners' Partici-
    pation in Cash Distribu-
    tions to December 31,
    1976 . . . . . . . . . . .   $     --           --           --           --           --             578
General Partners' Partnership
  Management Fees Paid to
  December 31, 1976. . . . . .       115,493        --           --           --           --         241,459
Acquisition Fees (Real
  Estate Commissions) Paid
  to Affiliates (F). . . . . .       238,000    1,200,000      880,000    1,056,000    1,213,800    3,358,150
Sales Fees (Real Estate
  Commissions) Paid to
  Affiliates (L) . . . . . . .         --           --           --           --           --         160,585
Underwriting Commissions
  Received by Affiliates . . .       120,161        1,050          600        9,000          600       69,700
Financing Fees Received by
  Affiliates (G) . . . . . . .         --           --           --           --           --          84,500
Property Management and
  Leasing Fees Paid or
  Payable to Affiliates to
  December 31, 1976 (H). . . .        45,374        --          16,632       61,344       71,524      265,308
Other Expenses Paid to
  Affiliates to December 31,
  1976 (L) . . . . . . . . . .        11,782        --           4,074       10,057        8,371       94,575
                                 -----------   ----------   ----------   ----------   ----------   ----------
    Total Compensation
      and Fees . . . . . . . .   $   530,810    1,201,050      901,306    1,136,401    1,294,295    4,274,855
                                 ===========   ==========   ==========   ==========   ==========   ==========

                                                        67




                                                     Table II

                             Use of Proceeds of Prior Limited Partnerships - CONTINUED
                                                   (In Dollars)
                             (Not Covered by Report of Independent Public Accountants)
            (Equities International, Income Properties - IV, III, II, 1973 and 33 Private Partnerships)

                                   Equities      Income       Income       Income      Income
                                   Inter-      Properties   Properties   Properties   Properties    33 Private
                                   national       -IV          -III         -II         -1973      Partnerships
                                 -----------   ----------   ----------   ----------   ----------   ------------
Timing and Investor
 Information:
  Date Offering Commenced (J).      11-16-71      7-26-76     10-30-75      9-24-74     11-21-73        --
  Date of Commencement of
    Operations . . . . . . . .         (N)          (N)          (N)          (N)          (N)          (N)
  Approximate Period of Time
    Between Commencement and
    Termination of Public
    Offering (J) . . . . . . .    1-1/2 mos.     2 months     2 months     6 months     4 months        --
  Approximate Period of Time
    Needed to Invest 60% of
    Net Proceeds of the
    Offering . . . . . . . . .         (K)          (K)          (K)          (K)          (K)          (K)
  Number of Record Holders
    at December 31, 1976 . . .           141        1,634          928        1,095        1,293          611




















--------------------

See accompanying footnotes.

                                                        68

                                 Table II

                               (In Dollars)
         (Not Covered by Report of Independent Public Accountants)

                             NOTES TO TABLE II


(A) The dollar amount offered and dollar amount sold for the 33 private partnerships has been increased as of December 31, 1976 by an aggregate of $480,763 for three private partnerships, which represents additional partner capital contributions necessary to fund unanticipated higher property purchase and operating costs.

(B) For the status of investments not yet consummated, see Note (H) to Table IV.

(C) Purchase prices are shown net of sales-leasebacks of land under various properties. Carlyle-73, Carlyle-74, Carlyle-75, Carlyle-VI, Income Properties-1973, Income Properties-II, Income Properties-III, Income Properties-IV and seven private partnerships have acquired ownership interests in various properties through joint venture arrangements with the sellers of the properties or with affiliates of the partnerships. (See Note (G) to Table IV). Except as set forth below, the amount of mortgages and other financing outstanding is based upon the mortgages outstanding on the property at the date of purchase, including the venture partner's share thereof, if any, less additional lump sum cash down payments made or to be made by the partnerships out of offering proceeds subsequent to the date of purchase. Certain properties owned by certain partnerships may have purchase price adjustments based on future operations or terms of refinancing.

      The figures in the table do not reflect renegotiation of certain investments by Carlyle-72 after initial purchase. As a result of such renegotiation, the original purchase price of four properties was subsequently reduced by an aggregate of $694,599, consisting of a cash refund of $305,000 and reduction of indebtedness of $389,599. In addition, the second phase of one of such properties was reacquired by the seller for $352,809 in cash and the cancellation of $6,835,000 in related indebtedness. Further, sale-leasebacks of land underlying two of such properties were not consummated and the purchase price and indebtedness relating to such properties have consequently been increased by an aggregate of $850,000. The table does not reflect a cash refund of $10,000 received in 1973 from the seller of an Equities International property as part of the renegotiation of the purchase price of that property. The table includes an interest of Carlyle-74 in one property which had an initial purchase price or $3,834,000 and was subsequently sold to an affiliate of the original seller. Carlyle-74 intends to use a portion of the $600,000 of net cash proceeds from such sale for an additional property investment. The table also reflects the refinancing of one property owned by Income Properties-II, which refinancing was contemplated at the date of acquisition of such property. As a result of such refinancing, the mortgage indebtedness on the property was increased by $332,100 with a corresponding decrease in cash down payments.

(D) Includes certain general and administrative expenses incurred or to be incurred. None of these fees, expenses and prepaid items are capitalized or will be capitalized as part of the cost of any property. Figures for Income Properties-II reflect approximately $175,000 of costs related to the refinancing of a property (see Note (C) above).

(E) Does not include fees for management of partnership affairs which are computed as a percentage of partnership net cash income. Such fees are included under General Partners' Participation in Cash
      Distributions in this table and in operating expenses in Table III.

(F) JMB and affiliates have received or will receive acquisition fees in the amounts shown in the table in connection with the acquisition of the partnerships' investments. With the exceptions of Income Properties-1973, Equities International and one private partnership (which paid all or a portion of such fees directly), such fees have been paid in the form of commissions by the sellers or properties; however, such commissions, are generally taken into account by the sellers and reflected in an upward adjustment of the selling prices of properties to the partnerships, so that, in effect, the partnerships, as purchasers, bear such commissions in the purchase price of the properties.

(G) The figure shown for private partnerships consists of loan fees received by certain affiliates of JMB on financing provided for real property investments made by two private partnerships. JMB Realty Trust, a publicly-held real estate investment trust which is advised by a subsidiary of JMB, received fees in connection with financing provided for certain investments by CarLYLE-72 ($153,500), Carlyle-73 ($40,000), Carlyle-74 ($36,000) and Income Properties-1973 ($40,000)
      and by private partnerships (539,950), which fees are not shown in the table.

(H) Affiliates of the General Partner have provided property management and leasing services for certain of the properties at rates prevailing for comparable services in the localities where properties are located. Management fees have not exceeded 5% of the gross receipts from the property managed.

(I) These figures consist of legal fees paid to a law firm which had certain affiliations with Carlyle-71 and Carlyle-72, insurance brokerage commissions paid by various partnerships to an affiliate of JMB and fees paid to JMB for acting as transfer and disbursing agent for certain partnerships.

(J) Commencement of an offering for this purpose means the date a registration statement became effective with the Securities and Exchange Commission, which is the time as of which binding commitments to purchase limited partnership interests could first be accepted.

(K) Substantially all (i.e., 90% or more) of the net proceeds of the Carlyle-71, Carlyle-72, Carlyle-73, Carlyle-74, Carlyle-75 and Equities International public offerings were invested or committed to investment in real property prior to the end of the respective years in which the offerings of interests in such partnerships commenced. Said offerings were commenced on October 22, 1971, October 20, 1972, October 19, 1973, August 30, 1974, September 23, 1975 and November 16, 1971 and were terminated in late December of the respective years involved. Carlyle-VI offering commenced on November 8, 1976 and terminated on March 31, 1977, at which time the net proceeds of the offering were fully invested or committed for investment. The Income Properties-1973 offering commenced on November 21, 1973 and was completed on March 28, 1974, at which time the net proceeds of the offering were approximately 76% invested or committed to investment. The Income Properties-II offering commenced September 24, 1974 and was completed March 31, 1975, at which time the net proceeds of the offering were approximately 79% invested or committed to investment. The Income Properties-Ill offering commenced October 30, 1975 and was completed December 30, 1975, at which time the net proceeds of the offering were approximately 94% invested or committed to investment. The Income Properties-IV offering commenced July 26, 1976 and was completed on September 23, 1976, at which time the net proceeds of the offering were approximately 52% invested or committed for investment. Substantially all of the remaining net proceeds of the Income Properties-1973, Income Properties-II, Income Properties-III and Income Properties-IV offerings have subsequently been invested or committed for investment in real property.

(L) Represents real estate commissions paid to JMB and affiliates in connection with the sales or properties by certain partnerships.

(M) Represents the net proceeds of the offering, after payment (including expected future payments) of offering expenses and cash payments and expenses incurred in connection with completed or expected acquisitions of property investments. Such amounts do not equal cash held at May 31, 1977. Proceeds from the sale of the interest in a property owned by Carlyle-74 (see Note (C) above) have not been reflected in such partnership's reserves.

(N) Operations of each partnership commenced in the year that the offering of partnership interests was first made.

                                                     Table III

                              Annual Operating Results of Prior Limited Partnerships
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-VI, 75, and 74)
                               Carlyle-VI
                                   (A)           Carlyle-75 (A)                   Carlyle-74 (A)
                              -----------   -----------------------   -------------------------------------
                                 1976          1976         1975         1976         1975          1974
                              -----------   ----------   ----------   ----------   ----------    ----------
Gross Revenues from
  Operations (B) . . . . . .  $    56,840    1,496,536      114,710    2,658,536      990,698        47,724
Gain on Sale of Property . .        --           --           --         440,403      268,820         --

Less:
  Operating Expenses . . . .      238,917    1,244,665      290,171    1,466,520    1,010,416       230,221
  Interest Expense . . . . .      605,071    3,142,389      341,649    1,195,352    2,342,338       730,425
  Depreciation and Amorti-
    zation of Mortgage
    Financing Fees . . . . .      209,603    1,166,197      160,405    1,447,862    1,152,979        84,586
Plus:
  Venture Partners' Share
    of Venture Losses. . . .        1,934      196,302        1,852        8,154       10,091         --
                              -----------   ----------   ----------   ----------   ----------    ----------
Net Income (Loss)--
  GAAP Basis * . . . . . . .   (1,074,817)  (3,860,413)    (675,663)  (1,002,641)  (3,436,124)     (997,508)
                              -----------   ----------   ----------   ----------   ----------    ----------
Computation to Tax Basis
 of Accounting:
Less:
  Prepaid Interest . . . . .        --      (2,884,008)   3,053,881        --      (2,292,222)    2,378,994
  Unamortized Mortgage
    Financing Fees . . . . .      553,462     (330,314)     956,055      (86,435)    (138,718)      538,093
  Accrual of Income. . . . .         (676)     152,216        --          76,780       15,256         1,896
  Prepaid Expenses . . . . .      466,160       17,064       10,250      (18,917)      20,860         --
  Adjustment of Gain on
    Sale of Property . . . .        --           --           --          (5,807)       8,018         --
  Other. . . . . . . . . . .        --           --           --           --           --            --
Plus:
  Accrual of Expenses. . . .      252,692      100,388        4,519      318,864      (14,507)       17,085
  Excess Depreciation
    Book Over Tax. . . . . .        --           --           --           4,530        --            --
                              -----------   ----------   ----------   ----------   ----------    ----------
                                    (G)          (G)          (G)          (G)          (G)           (G)
Taxable Income (Loss) (C). .   (1,841,071)    (714,983)  (4,691,330)    (644,868)  (1,063,825)   (3,899,406)
                              -----------   ----------   ----------   ----------   ----------    ----------



                                                        71




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (Carlyle-VI, 75, and 74) - CONTINUED

                               Carlyle-VI
                                   (A)           Carlyle-75 (A)                   Carlyle-74 (A)
                              -----------   -----------------------   -------------------------------------
                                 1976          1976         1975         1976         1975          1974
                              -----------   ----------   ----------   ----------   ----------    ----------
Computation of Cash
 Generated:
Plus:
  Depreciation Expense . . .       20,288      784,395       95,736    1,312,633    1,047,833         --
  Venture Partners' Cash
    Contributions. . . . . .        --          90,176        --          34,914         --           --
Less:
  Principal Payments . . . .        --          20,396        --         172,271        1,071         --
  Escrow Payments and
    Tenant Deposits (Net). .        --           --           --          (9,673)       --            --
  Distributions to
    General Partners . . . .        --           4,769        --           7,805        3,704         --
  Gain on Sale of Property .        --           --           --         446,210      260,802         --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  Before Special Items and
  Distributions (D). . . . .   (1,820,783)     134,423   (4,595,592)      86,066     (281,569)   (3,899,406)

Less:
  Cash Distributions to
    Investors (D)(E) . . . .        --         109,680        --         179,507       85,190         --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Distributions (Be-
  fore Special Items)(D) . .   (1,820,783)      24,743   (4,595,592)     (93,441)    (366,759)   (3,899,406)

Special Items:
  Interest Paid with
    Offering Proceeds. . . .      683,926       34,028    3,395,312       60,969       13,436     3,111,298
  Mortgage Financing
    Fees Paid with
    Offering Proceeds. . . .      584,039        --       1,019,562      (45,238)     198,549       623,000
  Other Payments Made
    with Offering
    Proceeds . . . . . . . .      560,884       21,583      186,378       39,586      124,276       171,272






                                                        72




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (Carlyle-VI, 75, and 74) - CONTINUED

                               Carlyle-VI
                                   (A)           Carlyle-75 (A)                   Carlyle-74 (A)
                              -----------   -----------------------   -------------------------------------
                                 1976          1976         1975         1976         1975          1974
                              -----------   ----------   ----------   ----------   ----------    ----------
  Proceeds from Sale                                                       (M)          (M)
    of Property. . . . . . .        --           --           --         600,000      335,844         --
  Proceeds from Sale of
    Property Reinvested
    or Held for Reinvest-
    ment . . . . . . . . . .        --           --           --        (600,000)    (335,844)        --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Special Items. . . .  $     8,066       80,354        5,660      (38,124)     (35,498)        6,164
                              ===========   ==========   ==========   ==========   ==========    ==========

Tax and Distribution Data
 Per $1,000 Investments:
  Federal Income Tax
   Deductions:                      (K)
    Ordinary Income (Loss) .  $      (345)         (75)        (498)        (173)        (167)         (621)
    Capital Gain (Loss). . .                                                  73
    Total Ordinary Tax
      Deductions Through            (K)
      Dec. 31, 1976. . . . .         (345)        (573)                     (961)
Cash Distributions to
 Investors (E):
  Investment Income. . . . .
  Return of Capital. . . . .                        12                        29           14
  Total Distributions
    Through Dec. 31, 1976. .                        12                        43












See accompanying footnotes.
                                                        73

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                                   (Carlyle-73)
                                                                         Carlyle - 73  (A)
                                                      -----------------------------------------------------
                                                          1976          1975          1974          1973
                                                      -----------    ----------    ----------    ----------
Gross Revenues from Operations (B) . . . . . . . . .  $ 5,018,713     5,041,675     1,633,060       143,223
Gain on Sale of Property . . . . . . . . . . . . . .        --            --            --            --

Less:
  Operating Expenses . . . . . . . . . . . . . . . .    2,332,345     2,095,759     1,311,851       489,289
  Interest Expense . . . . . . . . . . . . . . . . .    2,926,014     3,075,292     3,381,078     1,158,283
  Depreciation and Amortization of
    Mortgage Financing Fees. . . . . . . . . . . . .    1,960,988     2,123,400     2,109,250       191,790
Plus:
  Venture Partners' Share of
    Venture Losses . . . . . . . . . . . . . . . . .        7,391         6,971           874           328
                                                      -----------    ----------    ----------    ----------
Net Income (Loss)--
  GAAP Basis * . . . . . . . . . . . . . . . . . . .   (2,191,243)   (2,245,805)   (5,168,245)   (1,895,811)
                                                      -----------    ----------    ----------    ----------
Computation to Tax Basis of Accounting:
Less:
  Prepaid Interest . . . . . . . . . . . . . . . . .        --         (162,800)   (3,075,079)    3,237,879
  Unamortized Mortgage Financing Fees. . . . . . . .      (50,255)      (66,454)     (515,857)    1,124,860
  Accrual of Income. . . . . . . . . . . . . . . . .       54,849         4,298        84,843         --
  Prepaid Expenses . . . . . . . . . . . . . . . . .       22,418         --            --            --
  Adjustment of Gain on Sale of Property . . . . . .        --            --            --            --
  Other. . . . . . . . . . . . . . . . . . . . . . .        --            --            --              329
Plus:
  Accrual of Expenses. . . . . . . . . . . . . . . .       94,917       163,493        52,210        13,221
  Excess Depreciation Book Over Tax. . . . . . . . .        --            --            --            --
                                                      -----------    ----------    ----------    ----------
                                                            (G)           (G)           (G)           (G)
Taxable Income (Loss) (C). . . . . . . . . . . . . .   (2,123,338)   (1,857,356)   (1,609,942)   (6,245,658)
                                                      -----------    ----------    ----------    ----------










                                                        74




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-73) - CONTINUED


                                                                         Carlyle - 73  (A)
                                                      -----------------------------------------------------
                                                          1976          1975          1974          1973
                                                      -----------    ----------    ----------    ----------
Computation of Cash Generated:
Plus:
  Depreciation Expense . . . . . . . . . . . . . . .    1,907,762     2,054,496     1,593,392       227,950
  Venture Partners' Cash Contributions . . . . . . .      870,826       613,608       183,206         --
Less:
  Principal Payments . . . . . . . . . . . . . . . .      172,977       118,611        41,013         --
  Escrow Payments and Tenant
    Deposits (Net) . . . . . . . . . . . . . . . . .       81,051       (17,316)       (1,644)        --
  Distributions to General Partners. . . . . . . . .       24,774        27,348        13,191         --
  Gain on Sale of Property . . . . . . . . . . . . .        --            --            --            --
                                                      -----------    ----------    ----------    ----------
Cash Generated (Deficiency)
  Before Special Items and
  Distributions (D). . . . . . . . . . . . . . . . .      376,448       682,135       111,096    (6,017,708)

Less:
  Cash Distributions to
    Investors (D)(E) . . . . . . . . . . . . . . . .      455,840       503,200       242,720         --
                                                      -----------    ----------    ----------    ----------
Cash Generated (Deficiency)
  After Distributions Before
  Special Items) (D) . . . . . . . . . . . . . . . .      (79,392)      178,935      (131,624)   (6,017,708)

Special Items:
  Interest Paid with Offering Proceeds . . . . . . .        --            --          162,800     4,396,162
  Mortgage Financing Fees Paid with
    Offering Proceeds. . . . . . . . . . . . . . . .        --            --            --        1,288,700
  Other Payments Made with Offering
    Proceeds . . . . . . . . . . . . . . . . . . . .        --            --           40,871       332,846
  Proceeds from Sale of Property . . . . . . . . . .        --            --            --            --
  Proceeds from Sale of Property
    Reinvested or Held for
    Reinvestment . . . . . . . . . . . . . . . . . .        --            --            --            --
                                                      -----------    ----------    ----------    ----------
Cash Generated (Deficiency)
  After Special Items. . . . . . . . . . . . . . . .  $   (79,392)      178,935        72,047         --
                                                      ===========    ==========    ==========    ==========




                                                        75




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-73) - CONTINUED


                                                                         Carlyle - 73  (A)
                                                      -----------------------------------------------------
                                                          1976          1975          1974          1973
                                                      -----------    ----------    ----------    ----------
Tax and Distribution Data Per $1,000 Investments:
  Federal Income Tax Deductions:
    Ordinary Income (Loss) . . . . . . . . . . . . .   $     (170)         (149)         (129)         (501)
    Capital Gain (Loss). . . . . . . . . . . . . . .
    Total Ordinary Tax Deductions Through
      Dec. 31, 1976. . . . . . . . . . . . . . . . .         (949)
Cash Distributions to Investors (E):
  Investment Income. . . . . . . . . . . . . . . . .
  Return of Capital. . . . . . . . . . . . . . . . .           39            42            21
  Total Distributions Through Dec. 31, 1976. . . . .          102




























See accompanying footnotes.
                                                        76

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                                   (Carlyle-72)

                                                                  Carlyle - 72
                                    -----------------------------------------------------------------------
                                      1976 (O)       1975 (0)         1974           1973          1972
                                    -----------     ----------     ----------     ----------     ----------
Gross Revenues from
  Operations (B) . . . . . . . .    $10,795,574     10,668,900      9,286,244      4,334,430      1,063,882
Gain on Sale of Property . . . .      2,141,133          --             --             --             --

Less:
  Operating Expenses . . . . . .      5,639,055      5,834,494      4,924,130      2,773,503        924,903
  Interest Expense . . . . . . .      4,075,520      3,706,097      4,304,097      5,334,308      1,326,646
  Depreciation and Amorti-
    zation of Mortgage
    Financing Fees . . . . . . .      3,458,661      3,800,303      3,996,425      2,230,920        441,082
                                    -----------     ----------     ----------     ----------     ----------
Net Income (Loss)--
  GAAP Basis * . . . . . . . . .       (236,529)    (2,671,994)    (3,938,408)    (6,004,301)    (1,628,749)
                                    -----------     ----------     ----------     ----------     ----------
Computation to Tax Basis
 of Accounting:
Less:
  Prepaid Interest . . . . . . .        (72,993)       (58,263)    (1,099,762)    (3,325,275)     5,095,294
  Unamortized Mortgage
    Financing Fees . . . . . . .       (102,138)      (112,274)      (255,944)       (66,260)     1,773,804
  Accrual of Income. . . . . . .       (411,153)       351,157         36,432         97,423         26,152
  Prepaid Expenses . . . . . . .         58,848         76,223          3,717         (5,943)         6,629
  Adjustment of Gain on
    Sale of Property . . . . . .        (81,152)         --             --             --             --
  Other. . . . . . . . . . . . .
Plus:
  Accrual of Expenses. . . . . .         96,365        286,802        220,661         61,978        110,169
                                    -----------     ----------     ----------     ----------     ----------

Taxable Income (Loss) (C). . . .        468,424     (2,642,035)    (2,402,190)    (2,642,268)    (8,419,834)
                                    -----------     ----------     ----------     ----------     ----------



                                                        77




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-72) - CONTINUED


                                                                  Carlyle - 72
                                    -----------------------------------------------------------------------
                                      1976 (O)       1975 (0)         1974           1973          1972
                                    -----------     ----------     ----------     ----------     ----------
Computation of Cash Generated:
Plus:
  Depreciation Expense . . . . .      3,393,080      3,704,368      3,750,892      2,174,500        428,334
Less:
  Principal Payments . . . . . .        740,565        478,235        325,534         55,215         12,782
  Escrow Payments and Tenant
    Deposits (Net) . . . . . . .        (89,004)       (79,111)       (15,080)        (5,295)        91,675
  Gain on Sale of Property . . .      2,222,286          --             --             --             --
  Note Receivable
    Property Manager . . . . . .          --             --             --             --             --
                                    -----------     ----------     ----------     ----------     ----------

Cash Generated (Deficiency)
  Before Special Items and
  Distributions (D). . . . . . .        987,657        663,209      1,038,248       (517,688)    (8,095,957)

Less:
  Cash Distributions to
    Investors (D)(E) . . . . . .        479,830        640,200        900,281        280,087          --
                                    -----------     ----------     ----------     ----------     ----------
Cash Generated (Deficiency)
  After Distributions Before
  Special Items) (D) . . . . . .        507,827         23,009        137,967       (797,775)    (8,095,957)

Special Items:
  Interest Paid with
    Offering Proceeds. . . . . .          --             --             --           983,000      6,146,022
  Mortgage Financing Fees
    Paid with Offering
    Proceeds . . . . . . . . . .          --             --             --             --         1,787,900
  Management Fees Paid
    With Offering Proceeds . . .          --             --             --             --             --
  Other Payments Made
    with Offering Proceeds . . .          --             --             --            52,602        167,831
  Fixed Assets Additions . . . .        (97,333)      (163,483)        (2,120)       (25,854)       (31,784)
  Advances from General
    Partner. . . . . . . . . . .          --             --             --             --             --



                                                        78




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-72) - CONTINUED



                                                                  Carlyle - 72
                                    -----------------------------------------------------------------------
                                      1976 (O)       1975 (0)         1974           1973          1972
                                    -----------     ----------     ----------     ----------     ----------

  Proceeds from Sale of                   (M)
    Property . . . . . . . . . .      1,242,291          --             --             --             --
  Purchase Price Adjustment                                             (F)
    of Real Estate . . . . . . .          --             --           657,809          --             --

  Cash Distributions from
    Sale of Property:
      Investors. . . . . . . . .       (960,300)         --             --             --             --
      General Partners . . . . .        (33,110)         --             --             --             --
                                    -----------     ----------     ----------     ----------     ----------
Cash Generated (Deficiency)               (O)            (O)
  After Special Items. . . . . .    $   659,375       (140,474)       793,656        211,973        (25,988)
                                    ===========     ==========     ==========     ==========     ==========

Tax and Distribution Data
 Per $1,000 Investments:
  Federal Income Tax Deductions:
    Ordinary Income (Loss) . . .    $       (81)          (165)          (150)          (165)          (526)
    Capital Gain (Loss). . . . .            110
    Total Ordinary Tax
      Deductions Through
      Dec. 31, 1976. . . . . . .         (1,087)
Cash Distributions to
 Investors (E):
  Investment Income. . . . . . .
  Return of Capital. . . . . . .             90             40             56             18
  Total Distributions
    Through Dec. 31, 1976. . . .            204



See accompanying footnotes.
                                                        79

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                                   (Carlyle-71)

                                                              Carlyle - 71
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------
Gross Revenues from
  Operations (B) . . . . . .  $ 5,253,031    5,386,394    5,984,899    5,728,892    1,965,195       109,358
Gain on Sale of Property . .      516,706      459,954        --           --           --            --

Less:
  Operating Expenses . . . .    2,713,346    2,787,979    2,808,918    2,792,098    1,560,917       286,658
  Interest Expense . . . . .    2,202,420    2,216,432    2,433,839    2,464,537    2,475,044       420,098
  Depreciation and Amorti-
    zation of Mortgage
    Financing Fees . . . . .    1,807,374    2,059,309    2,478,706    2,845,291    1,594,698        62,779
                              -----------   ----------   ----------   ----------   ----------    ----------
Net Income (Loss)--
  GAAP Basis * . . . . . . .     (953,403)  (1,217,372)  (1,736,564)  (2,373,034)  (3,665,464)     (660,177)
                              -----------   ----------   ----------   ----------   ----------    ----------
Computation to Tax Basis
 of Accounting:
Less:
  Prepaid Interest . . . . .      (34,727)     (68,708)     (37,770)    (196,292)  (2,014,735)    2,475,044
  Unamortized Mortgage
    Financing Fees . . . . .      (54,322)     (31,953)     (32,635)     (32,635)     (32,463)      958,528
  Accrual of Income. . . . .      (90,394)    (126,853)      89,013      147,277       59,933         --
  Prepaid Expenses . . . . .         (465)        (464)        (465)       1,394     (253,401)      253,401
  Adjustment of Gain on
    Sale of Property . . . .      275,000      (77,341)       --           --           --            --
  Other. . . . . . . . . . .        --           --           --           --           --            --
Plus:
  Accrual of Expenses. . . .      149,391       88,245       93,792      187,321      (25,071)       32,704
                              -----------   ----------   ----------   ----------   ----------    ----------

Taxable Income (Loss) (C). .     (899,104)    (823,808)  (1,660,915)  (2,150,457)  (1,449,869)   (4,314,446)
                              -----------   ----------   ----------   ----------   ----------    ----------



                                                        80




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-71) - CONTINUED



                                                              Carlyle - 71
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------

Computation of Cash Generated:
Plus:
  Depreciation Expense . . .    1,780,271    2,027,357    2,446,070    2,812,655    1,562,235        58,207
Less:
  Principal Payments . . . .      233,574      225,221      235,978      190,458        --            --
  Escrow Payments and Tenant
    Deposits (Net) . . . . .      (31,236)    (111,487)       2,319        --           --            --
  Gain on Sale of Property .      266,506      537,295        --           --           --            --
  Note Receivable
    Property Manager . . . .        --         146,152        --           --           --            --
                              -----------   ----------   ----------   ----------   ----------    ----------

Cash Generated (Deficiency)
  Before Special Items and
  Distributions (D). . . . .      412,323      406,368      546,858      516,740      112,366    (4,256,239)

Less:
  Cash Distributions to
    Investors (D)(E) . . . .      280,000      329,840      524,720      524,720      248,220         --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Distributions Before
  Special Items) (D) . . . .      132,323       76,528       22,138       (7,980)    (135,854)   (4,256,239)

Special Items:
  Interest Paid with
    Offering Proceeds. . . .        --           --           --           --         183,670     2,895,142
  Mortgage Financing Fees
    Paid with Offering
    Proceeds . . . . . . . .        --           --           --           --           --          963,100
  Management Fees Paid
    With Offering Proceeds .        --           --           --           --           --          321,862
  Other Payments Made
    with Offering Proceeds .        --           --           --           --           --           91,485
  Fixed Assets Additions . .       (7,142)       1,500       (1,005)       --            (292)         (501)
  Advances from General
    Partner. . . . . . . . .      (31,250)       --           --           --          31,250         --


                                                        81




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Carlyle-71) - CONTINUED




                                                              Carlyle - 71
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------

  Proceeds from Sale of             (M)          (M)
    Property . . . . . . . .      220,293      107,660        --           --           --            --
  Purchase Price Adjustment
    of Real Estate . . . . .        --           --           --           --           --            --

  Cash Distributions from
    Sale of Property:
      Investors. . . . . . .     (210,000)    (107,660)       --           --           --            --
      General Partners . . .        --           --           --           --           --            --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Special Items. . . .  $   104,224       78,028       21,133       (7,980)      78,774        14,849
                              ===========   ==========   ==========   ==========   ==========    ==========

Tax and Distribution Data
 Per $1,000 Investments:
  Federal Income Tax Deductions:
    Ordinary Income (Loss) .  $      (166)        (185)        (237)        (301)        (207)         (616)
    Capital Gain (Loss). . .           38           67
    Total Ordinary Tax
      Deductions Through
      Dec. 31, 1976. . . . .       (1,712)
Cash Distributions to
 Investors (E):
  Investment Income. . . . .
  Return of Capital. . . . .           70           63           75           75           35
  Total Distributions
    Through Dec. 31, 1976. .          318



See accompanying footnotes.
                                                        82

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (Equities International)

                                                           Equities International
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------
Gross Revenues from
  Operations (B) . . . . . .  $   677,119      650,236    1,110,770    1,126,904      432,269        23,721
Gain on Sale of Property . .        --           --         400,173        --           --            --

Less:
  Operating Expenses . . . .      408,255      363,865      593,938      596,698      500,605       155,734
  Interest Expense . . . . .      280,256      292,197      366,733      395,743      406,191        38,325
  Depreciation and Amorti-
    zation of Mortgage
    Financing Fees . . . . .      206,872      228,437      356,629      373,838      334,762        48,842
                              -----------   ----------   ----------   ----------   ----------    ----------
Net Income (Loss)--
  GAAP Basis * . . . . . . .     (218,264)    (233,173)     193,643     (239,375)    (809,289)     (219,180)
                              -----------   ----------   ----------   ----------   ----------    ----------
Computation to Tax Basis
 of Accounting:
Less:
  Prepaid Interest . . . . .        --           --           --           --        (397,750)      408,095
  Unamortized Mortgage
    Financing Fees . . . . .       (3,689)      (3,689)     (44,351)      (5,258)      (5,258)      145,635
  Accrual of Income. . . . .      (14,964)     (81,246)      53,735       18,531       12,717         --
  Prepaid Expenses . . . . .        --           --           --           --        (155,625)      155,625
Plus:
  Accrual of Expenses. . . .      (13,698)      96,542       28,606        9,286        9,651         5,383
                              -----------   ----------   ----------   ----------   ----------    ----------

Taxable Income (Loss) (C). .     (185,913)     (51,696)     212,865     (243,362)    (253,722)     (923,152)
                              -----------   ----------   ----------   ----------   ----------    ----------



                                                        83




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (Equities International) - CONTINUED



                                                           Equities International
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------

Computation of Cash Generated:
Plus:
  Depreciation Expense . . .      203,183      224,658      312,278      368,580      329,504       448,177
Less:
  Principal Payments . . . .       28,767      138,169       39,255       39,730        --            --
  Escrow Payments and Tenant
    Deposits (Net) . . . . .      (11,347)      (3,696)       --           --           --            --
  Gain on Sale of Property .        --           --         400,173        --           --            --
  Note Receivable -
    Property Manager . . . .        --           --           --           --           --            --
                              -----------   ----------   ----------   ----------   ----------    ----------

Cash Generated (Deficiency)
  Before Special Items and
  Distributions (D). . . . .         (150)      38,489       85,715       85,488       75,782      (874,975)

Less:
  Cash Distributions to
    Investors (D)(E) . . . .       26,211       43,695      101,955      101,955       76,466         --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Distributions Before
  Special Items) (D) . . . .      (26,067)      (5,206)     (16,240)     (16,467)        (684)     (874,975)

Special Items:
  Interest Paid with
    Offering Proceeds. . . .        --           --           --           --           --          446,420
  Mortgage Financing Fees
    Paid with Offering
    Proceeds . . . . . . . .        --           --           --           --           --          146,300
  Management Fees Paid
    With Offering Proceeds .        --           --           --           --           --          175,500
  Acquisition Fees Paid
    with Offering Proceeds .        --           --           --           --           --           84,210
  Other Payments Made
    with Offering Proceeds .        --           --           --           --           --           22,545



                                                        84




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (Equities International) - CONTINUED



                                                           Equities International
                              -----------------------------------------------------------------------------
                                  1976         1975         1974         1973         1972          1971
                              -----------   ----------   ----------   ----------   ----------    ----------

  Fixed Assets Additions . .        --          (8,276)       --           --           --            --
  Proceeds from Sale of                                       (M)
    Property . . . . . . . .        --           --         262,361        --           --            --
  Purchase Price Adjustment                                                (F)
    of Real Estate . . . . .        --           --           --          10,000        --            --
  Cash Distributions to
    Investors from Sale of
    Property . . . . . . . .        --           --        (174,780)       --           --            --
                              -----------   ----------   ----------   ----------   ----------    ----------
Cash Generated (Deficiency)
  After Special Items. . . .  $   (26,067)     (13,482)      71,341       (6,467)        (684)        --
                              ===========   ==========   ==========   ==========   ==========    ==========

Tax and Distribution Data
 Per $1,000 Investments:
  Federal Income Tax Deductions:
    Ordinary Income (Loss) .  $      (128)         (35)         (96)        (167)        (174)         (634)
    Capital Gain (Loss). . .                                    242
    Total Ordinary Tax
      Deductions Through
      Dec. 31, 1976. . . . .       (1,234)
Cash Distributions to
 Investors (E):
  Investment Income. . . . .
  Return of Capital. . . . .           18           30          190           70           52
  Total Distributions
    Through Dec. 31, 1976. .          360



See accompanying footnotes.
                                                        85

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                 (Income Properties-IV and Income Properties-III)
                                                              Income
                                                             Properties-
                                                               IV (A)             Income Properties-III (A)
                                                            -----------        ----------------------------
                                                               1976               1976              1975
                                                            -----------        ----------        ----------
Gross Revenues from Operations (B) . . . . . . . . . .   $    2,003,173         3,158,213            80,717

Less:
  Operating Expenses . . . . . . . . . . . . . . . . .          580,303           696,487            63,839
  Interest Expense . . . . . . . . . . . . . . . . . .        1,039,314         1,486,047            29,776
  Depreciation and Amortization of Mortgage
    Financing Fees . . . . . . . . . . . . . . . . . .          728,122         1,095,738            15,637
Plus:
  Venture Partners' Share of Venture Losses. . . . . .           86,519            30,438             --
                                                            -----------        ----------        ----------
Net Income (Loss)--GAAP Basis *. . . . . . . . . . . .         (258,047)          (89,621)          (28,515)
                                                            -----------        ----------        ----------
Computation to Tax Basis of Accounting:
Less:
  Unamortized Mortgage Financing Fees. . . . . . . . .            --                --                --
  Accrual of Income. . . . . . . . . . . . . . . . . .          269,394           341,670             1,490
Plus:
  Accrual of Expenses. . . . . . . . . . . . . . . . .          179,447           134,780             5,499
  Excess Depreciation Book Over Tax. . . . . . . . . .            --                --                --
                                                            -----------        ----------        ----------
Taxable Income (Loss) (C) (G). . . . . . . . . . . . .         (347,994)         (296,511)          (24,506)
                                                            -----------        ----------        ----------
Computation of Cash Generated:
Plus:
  Depreciation Expense . . . . . . . . . . . . . . . .          583,029           971,702            15,637
  Venture Partners' Cash Contributions . . . . . . . .           22,866             --                --
  Adjustment for Preferential Interest in
    Venture Cash Flow (A). . . . . . . . . . . . . . .          (74,380)           88,874             --
Less:
  Principal Payments . . . . . . . . . . . . . . . . .           34,215            95,607             3,441
  Escrow Payments and Tenant Deposits (Net). . . . . .           (4,227)          (20,707)           (3,680)
                                                            -----------        ----------        ----------






                                                        86




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                           (Income Properties-IV and Income Properties-III) - CONTINUED

                                                              Income
                                                             Properties-
                                                               IV (A)             Income Properties-III (A)
                                                            -----------        ----------------------------
                                                               1976               1976              1975
                                                            -----------        ----------        ----------

Cash Generated (Deficiency) Before Special Items
  and Distributions (D). . . . . . . . . . . . . . . .          153,533           689,165            (8,630)

Less:
  Cash Distributions to Investors (D)(E) . . . . . . .          108,575           664,633             --
                                                            -----------        ----------        ----------
Cash Generated (Deficiency) After Distributions
  Before Special Items) (D). . . . . . . . . . . . . .           44,958            24,532            (8,630)

Special Items:
  Interest Paid with Offering Proceeds . . . . . . . .           54,638             --               19,044
  Other Payments Made with Offering Proceeds . . . . .          147,397             5,298            55,222
  Fixed Asset Additions. . . . . . . . . . . . . . . .            --                --                --
  Expenditures for Construction of Property
    Addition . . . . . . . . . . . . . . . . . . . . .            --                --                --
  Proceeds of Construction Loan. . . . . . . . . . . .            --                --                --
  Improvement Allowance. . . . . . . . . . . . . . . .            --                --                --
                                                            -----------        ----------        ----------
Cash Generated (Deficiency) After Special Items. . . .      $   246,993            29,830            65,636
                                                            ===========        ==========        ==========

Tax and Distribution Data Per $1,000 Investments:
  Federal Income Tax Deductions:
    Ordinary Income (Loss) . . . . . . . . . . . . . .      $        (3)              (29)               (2)
    Capital Gain (Loss). . . . . . . . . . . . . . . .
    Total Ordinary Tax Deductions Through
      Dec. 31, 1976. . . . . . . . . . . . . . . . . .               (3)              (31)               (2)
Cash Distributions to Investors (E):
  Investment Income. . . . . . . . . . . . . . . . . .
  Return of Capital. . . . . . . . . . . . . . . . . .            (N)               (N)
  Total Distributions Through Dec. 31, 1976. . . . . .            (N)               (N)





See accompanying footnotes.
                                                        87

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                 (Income Properties-II and Income Properties-1973)

                                 Income Properties-II (A)                 Income Properties-1973 (A)
                           -----------------------------------  ----------------------------------------------
                               1976        1975        1974        1976        1975        1974        1973
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross Revenues
  from Operations (B). . . $ 5,710,780   3,642,694     451,435   4,866,482   4,210,192   1,516,765     413,037

Less:
  Operating Expenses . . .   1,940,850   1,255,789    236,7980   1,749,787   1,459,976   1,522,204     127,322
  Interest Expense . . . .   2,444,104   1,500,135     255,407   2,000,145   1,954,660   1,224,665     284,996
  Depreciation and
    Amortization of
    Mortgage
  Financing Fees . . . . .   2,009,960   1,297,381     205,444   1,890,747   1,879,164   1,523,316     273,919
Plus:
  Venture Partners'
    Share of Venture
    Losses . . . . . . . .       --          --          --          3,107       3,432       2,844      18,792
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Net Income (Loss)--
  GAAP Basis * . . . . . .    (684,134)   (410,611)   (246,206)   (771,090) (1,080,176)   (720,676)    424,458)
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Computation to Tax
 Basis of Accounting:
Less:
  Unamortized Mortgage
    Financing Fees . . . .       --          --          --         (8,250)     (8,250)     24,750       --
  Accrual of Income. . . .     105,356     259,944      27,959      86,885       4,000      53,484      35,571
Plus:
  Accrual of Expenses. . .      95,753     434,696      59,682     (35,933)    359,354     243,947     164,640
  Excess Depreciation
    Book Over Tax. . . . .     (39,664)    (39,965)    (23,438)     67,913      68,519      79,175      13,911
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Taxable Income
 (Loss) (C) (G). . . . . .    (733,401)   (275,824)   (237,921)   (817,745)   (648,053)   (475,788)    (81,478)
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------







                                                        88




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                           (Income Properties-II and Income Properties-1973) - CONTINUED


                                 Income Properties-II (A)                 Income Properties-1973 (A)
                           -----------------------------------  ----------------------------------------------
                               1976        1975        1974        1976        1975        1974        1973
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Computation of Cash
 Generated:
Plus:
  Depreciation Expense . .   2,049,624   1,337,346     228,882   1,812,821   1,799,123   1,440,863     231,489
  Venture Partners'
    Cash Contributions . .       --          --          --         82,512      60,254      40,606       8,417
  Adjustment for Pre-
    ferential Interest
    in Venture Cash
    Flow (A) . . . . . . .
Less:
  Principal Payments . . .     421,856     246,287      49,115     245,532     221,485     113,297       7,727
  Escrow Payments and
    Tenant Deposits
    (Net). . . . . . . . .      (1,510)    (22,559)     43,137     (96,857)     68,765      16,143        (235)
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Generated
  (Deficiency) Before
  Special Items and
  Distributions (D). . . .     895,877     837,794    (101,291)    928,913     921,074     876,341     (46,064)

Less:
  Cash Distributions
    to Investors (D)(E). .     960,400     628,969       --      1,156,400   1,156,400     722,750       --
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Generated
  (Deficiency) After
  Distributions
  Before Special
  Items) (D) . . . . . . .     (64,523)    208,825    (101,291)   (227,487)   (235,326)    153,591     (46,064)

Special Items:
  Interest Paid with
    Offering Proceeds. . .       --          --         97,808       --          --          --         33,421
  Other Payments Made
    with Offering
    Proceeds . . . . . . .       --         40,073      53,464       --          --        108,071      19,575
  Fixed Asset Additions. .     (26,460)    (10,712)      --        (47,849)    (17,565)      --          --



                                                        89




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                           (Income Properties-II and Income Properties-1973) - CONTINUED


                                 Income Properties-II (A)                 Income Properties-1973 (A)
                           -----------------------------------  ----------------------------------------------
                               1976        1975        1974        1976        1975        1974        1973
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
  Expenditures for
    Construction of
    Property Addition. . .       --          --          --       (368,233)   (987,527)      --          --
  Proceeds of Con-
    struction Loan . . . .       --          --          --        403,138     998,070       --          --
  Improvement Allowance. .       --          --          --          --         24,750      24,750       --
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Generated
  (Deficiency) After
  Special Items. . . . . . $   (90,983)    238,186      49,981    (240,431)   (217,598)    286,412       6,932
                           ===========  ==========  ==========  ==========  ==========  ==========  ==========

Tax and Distribution
 Data Per $1,000
 Investments:
  Federal Income Tax
   Deductions:
    Ordinary Income
      (Loss) (J) . . . . .$        (60)        (23)        (52)        (54)        (43)        (31)        (43)
    Capital Gain (Loss). .
    Total Ordinary Tax
      Deductions Through
      Dec. 31, 1976. . . .       (K)                                 (K)
Cash Distributions to
 Investors (E):
  Investment Income. . . .
  Return of Capital. . . .       (N)         (N)                        80          80          50
  Total Distributions
    Through Dec. 31,
    1976 . . . . . . . . .       (N)                                   210








See accompanying footnotes.
                                                        90

                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                             (33 Private Partnerships)

                                                             33 Private Partnerships (A)
                       ----------------------------------------------------------------------------------------
                           1976       1975       1974       1973       1972       1971       1970       1969
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Taxable Income
 (Loss) (C)(1) . . . . .$ (3,009,722)(2,689,616)(2,770,077)(1,974,052)(1,554,237)(2,976,435)(811,958)  (311,295)

Computation of
 Cash Generated:

Plus:
  Depreciation
    Expense. . . . . . . 2,422,491  2,035,369  2,189,439  1,758,024  1,690,426  1,167,392    204,558     68,129
  Conversion of
    Accrual Tax Return
    to Cash (C). . . . .  (320,370)     4,555     (9,754)    35,685        (81)   (55,708)   103,508     19,314
  Non-Cash Portion of
    Joint Venture
    Loss . . . . . . . .   (11,606)    22,584     30,712     31,678     57,807     35,455      --         --

Less:
  Principal Payments . .   365,716    362,453    335,771    398,257    391,196    420,944     90,061     17,816
  Escrow Payments and
    Tenant Deposits
    (Net). . . . . . . .    27,933    (74,168)   (11,172)     2,497     11,959     (8,036)   (22,682)   (11,156)
  Gain on Sale of
    Real Estate. . . . .   889,546    610,374     12,598      8,011    248,854    210,765      --         --
  Note Receivable--
    Property Manager . .    (9,600)    81,267      --         --         --         --         --         --
  Distributions to
    General Partners . .       578      --         --         --         --         --         --         --
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Cash Generated (De-
 finiency) Before
 Special Items and
 Distributions (D) . . .(2,193,380)(1,607,034)  (896,877)  (557,435)  (458,094)(2,452,969)  (579,271)    37,488

Less:
  Cash Distributions
    to Investors
    (D)(E) . . . . . . .   209,290    249,866    359,705    410,420    374,112    224,905     98,917     40,000
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

                                                        91




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (33 Private Partnerships) - CONTINUED


                                                             33 Private Partnerships (A)
                       ----------------------------------------------------------------------------------------
                           1976       1975       1974       1973       1972       1971       1970       1969
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Cash Generated (De-
  finiency) After
  Distributions
  (Before Special
  Items (D)) . . . . . .(2,402,670)(1,856,900)(1,256,582)  (967,855)  (832,206)(2,677,874)  (678,188)    (2,512)

Special Items:
  Interest Paid With
    Offering Proceeds. . 1,062,957    988,295    852,436    639,544    666,925  2,009,406    551,106      --
  Mortgage Financing
    Fees Paid With
    Offering Proceeds. .   309,000    342,492    114,700     84,000      --       202,650     95,410      --
  Management Fees
    Paid With Offer-
    ing Proceeds . . . .   235,982      --         --        73,000    140,000    363,820    130,500      --
  Other Payments Made
    With Offering
    Proceeds . . . . . .   303,039    137,690    204,118     26,161     21,847     68,626     32,798     19,510
  Fixed Asset
    Additions. . . . . .   (35,862)   (61,936)   (20,407)   (61,190)   (24,973)   (89,065)   (99,616)     --
  Proceeds from Sale
    of Property (M). . .   642,558  1,272,382     21,152     18,576    516,545    543,493      --         --
  Advances from
    General Partner. . .   123,630    226,961    199,323    263,647     79,966     46,418      5,000      --
  Proceeds from
    Mortgage Re-                                              (L)
    financing. . . . . .     --         --         --       135,790      --         --         --         --
  Cash Distributions
    to Investors from
    Sale of Property
    and Mortgage Re-
    financing. . . . . .  (381,190)(1,195,357)   (33,000)  (133,000)  (549,650)  (480,000)     --         --
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Cash Generated (De-
  ficiency) After            (H)
  Special Items. . . . .$  (142,556) (146,373)    81,740     78,673     18,454    (12,526)    (7,000     16,998
                       =========== ========== ========== ========== ========== ========== ========== ==========




                                                        92




                                                     Table III

                        Annual Operating Results of Prior Limited Partnerships - CONTINUED
                             (Not Covered by Report of Independent Public Accountants)
                                       (33 Private Partnerships) - CONTINUED


                                                             33 Private Partnerships (A)
                       ----------------------------------------------------------------------------------------
                           1976       1975       1974       1973       1972       1971       1970       1969
                       ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Tax and Distribution
 Data Per $1,000
 Investments:
  Federal Income
   Tax Deductions:
    Ordinary Income
      (Loss) . . . . . .$      (283)     (274)      (263)      (219)      (195)      (424)      (305)       (87)
    Capital Gain
      (Loss) . . . . . .        64         49          1          1         31        310
    Total Ordinary
      Tax Deductions
      Through Dec. 31,
      1976 . . . . . . .    (2,050)     --

Cash Distributions to
 Investors (E):
  Investment Income. . .
  Return of Capital. . .        43        121         38         63        116        100         37         80
  pTotal Distributions
    Through Dec. 31,
    1976 . . . . . . . .       598      --
















See accompanying footnotes.
                                                        93

                                 Table III

          Annual Operating Results of Prior Limited Partnerships

         (Not Covered by Report of Independent Public Accountants)


                            NOTES TO TABLE III

   *  Generally Accepted Accounting Principles.

(A) As described in Note (C) to Table II, Carlyle-73, Carlyle-74, Carlyle-75, Carlyle-VI, Income Properties-1973, Income Properties-II, Income Properties-III, Income Properties-IV and seven private partnerships have acquired certain properties through joint venture investments. Data included in the table reflect these partnerships' proportionate share of income or loss from the joint ventures. In certain ventures, the respective partnership's proportionate share of cash flow from operations differs from its proportionate share of income or loss. "Adjustment for Preferential Interest in Venture Cash Flow" represents the effect of these differences on "Cash Generated (Deficiency) Before Special Items and Distributions", "Venture Partners' Cash Contributions" for Income Properties-1973 for 1974, 1975 and 1976 represent the amounts required to be contributed by the venture partner of one of the ventures in which such partnership has invested. Such amounts have not been collected as of May 31, 1977.

(B) Includes amounts earned under guaranteed management agreements, including amounts funded in 1975 and 1976 by an affiliate of the general partners of Income Properties-1973 in fulfilling the financial obligations of the original seller/manager under the original guaranteed management agreements relating to two properties in which such partnership has an interest.

(C) "Taxable Income (Loss") represents the amounts shown on the partnership tax returns. Except for six of the private partnerships, all operations for tax purposes are reported on the cash basis of accounting. The tax results for the six accrual basis partnerships have been adjusted to present them on the cash basis.

(D) The required format for Table III provides that certain payments made by each partnership from the proceeds of each partnership's offering of partnership interests be included in Table III as expenditures against annual operations. These payments are not made out of cash flow from current operations but represent amounts paid out of offering proceeds in connection with the purchase of partnership properties and the formation and organization of the partnerships, as contemplated at the time of the offerings and as described in each partnership's offering prospectus. These payments are added back as "Special Items" to arrive at "Cash (Deficiency) After Special Items" and consist of "Interest Paid with Offering Proceeds," "Mortgage Financing Fees Paid with Offering Proceeds," "Other Payments Made with Offering Proceeds," "Management Fees Paid with Offering Proceeds" and "Acquisition Fees Paid with Offering Proceeds." The required presentation of such "Special Items" creates certain cash deficiencies shown under the caption "Cash Generated (Deficiency) Before Special Items and Distributions."

      In addition, the required presentation of such "Special Items" creates, for certain partnerships in certain years, cash deficiencies under the caption "Cash Generated (Deficiency) After Distribution (Before Special Items)." For those partnerships having a cash deficiency in excess of that created by the required presentation of such "Special Items", the source of funds for payment of the distribution is as follows: Income Properties-II (1976) - prior years' "Cash Generated After Special Items"; Income Properties-1973 (1976 and 1975) - from reserves and from prior years' "Cash Generated After Special Items"; Carlyle-74 (1976 and 1975) - from reserves which were increased during 1975 as a result of purchase price adjustments for two properties (which adjustments were originally provided for in purchase agreements when the properties were purchased) and which adjustments are reflects din Table II by a decrease in "Cash Down Payments" and an increase in "Reserves"; Carlyle-73 (1976) - from prior years' "Cash Generated After Special Items"; Carlyle-71 (1973) - from prior years' "Cash Generated After Special Items"; Equities International (1976, 1975 and 1974) - from proceeds from the sale of a property during 1974 (1973 and 1972) - from reserves which were restored in 1974 from the proceeds of a sale of a property.

(E) "Cash Distributions to Investors" represent the amount actually disbursed in each year. All of these distributions represent a return of capital for income tax purposes. See note (D) to this table with respect to the source of certain distributions.

(F)   See Note (C) to Table II.

(G) Pursuant to the terms of the partnership agreement a portion of the taxable loss is allocated to the general partners.

(H) Ten of the private partnerships (excluding properties sold during the year) had a Cash Deficiency After Special Items (without giving effect to cash distributions to investors) during 1976.

(I) GAAP basis earnings for the 33 private partnerships have not been provided as earnings figures on this basis are not available.

(J)   Based on investment of $6,160,000 at December 31, 1973, and
      $14,455,000 at December 31, 1974 and thereafter, for Income
      Properties-1973, and $4,467,000 at December 31, 1974, and $12,005,000
      at December 31, 1975 and thereafter, for Income Properties-II.

(K) Limited Partners of Income Properties-1973 who had invested during 1973 in Income Properties-1973 have received total tax deductions of $171 per $1,000 investment and those who invested during 1974 have received total tax deductions of $128 per $1,000 investment. Limited Partners of Income Properties-II who invested during 1974 have received total tax deductions of $135 per $1,000 investments and those who invested during 1975 have received tax deductions of $83 per $1,000 investment. The Total Ordinary Loss Deductions shown for Carlyle-VI were allocated only to those Limited Partners who purchased (in the aggregate amount of $5,000,000) limited partnership interests in Carlyle-VI prior to December 31, 1976.

(L) During 1973, the mortgage in the amount of $164,210 on a property owned by a private partnership was refinanced with a new $300,000 mortgage. The net refinancing proceeds from the transaction were $135,790, of which $100,000 was distributed to the partners and the balance was retained by the partnership.

(M)   See Table V regarding sale of properties.

(N) Limited partners of Income Properties-II and Income Properties-III have received cash distributions in amounts which are equivalent to annualized rates of return of 8% on their original capital investment
      from the date such partners invested.   See Note (D) with respect to
      the source of certain distributions. The distribution made to the limited partners of Income Properties-IV represents the amount earned by such partnership on the capital contributions of the limited partners during the offering period and was allocated among the limited partners based upon the number of days each partner's capital was held in escrow prior to the closing of the offering.

(O) Pursuant to the terms of the first mortgages related to three properties owned by Carlyle-72, additional debt service payments may be due at June 30 of each year based upon a computation related to cash flow from such properties for each 12-month period ending
      June 30. Included in the table under the caption "Cash Generated (Deficiency) After Special Items" is approximately $77,000 for 1975 and $130,000 for 1976, which amounts represent the net effect of the additional debt service calculations for the six-month periods ended December 31, 1975 and 1976. If such amounts had been paid at December 31, the "Cash Generated (Deficiency) After Special Items" for Carlyle-72 for 1975 and 1976 would have decreased correspondingly.

                                                     Table IV

                                 Description of Investments of Prior Partnerships
                             (Not Covered by Report of Independent Public Accountants)
                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                      Number of
                                      Apartment
                                        Units
                                      ---------
CARLYLE-71

    Garden Apartment Complexes
Friars Road -
  San Diego, California. . . .              296         6-29-71     $    6,548       4,745,000       4,438,000
Lakeside Village -
  San Leandro, California. . .              608         9-29-71          6,486       7,471,000       7,108,000
Village Square - Cambridge -
  Las Vegas, Nevada. . . . . .              380        12-15-71          5,110       6,380,000       6,000,000
North Park Apartments -
  Burlingame, California . . .              510        12-28-71          4,673       8,296,000       7,850,000
                                       --------                    -----------     -----------     -----------
                                          1,794                         22,817      26,892,000      25,396,000
                                       ========                    -----------     -----------     -----------

                                       Number
                                      of Spaces
                                      ---------
    Mobile Home Parks
Friendly Village of Arlington-
  Arlington, Texas . . . . . .              251         7-15-71          3,726       1,079,000         950,000
Friendly Village of Kapok-
  Clearwater, Florida (O). . .              236        12-28-71          1,155         833,000         753,000
Cimarron -
  Colorado Springs,
    Colorado (O) . . . . . . .              562        12-31-71          1,867       3,025,000       2,925,000
                                       --------                    -----------     -----------     -----------
                                          1,049                          6,748       4,937,000       4,628,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $    29,565      31,829,000      30,024,000
                                                                   ===========     ===========     ===========


                                                        96




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
CARLYLE-72

     Shopping Centers
Methuen Mall -
  Methuen, Massachusetts (J) .          498,000        11-30-72    $    30,975      15,436,000      14,550,000
Corbins Corner Parkade -
  West Hartford,
    Connecticut. . . . . . . .          134,000         7-13-72          7,427       2,825,000       2,465,000
                                       --------                    -----------     -----------     -----------
                                        632,000                         38,402      18,261,000      17,015,000
                                       ========                    -----------     -----------     -----------
     Office Building
Suburban National Bank
 Building -                                                                                             (F)
  Palatine, Illinois . . . . .          119,000         3-31-72         28,385       3,854,395       3,540,000
                                       ========                    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Castlegate Apartments -
  Arvada, Colorado . . . . . .              504         10-3-72         12,698       7,347,191       7,115,000
Foxfire Apartments -
  Laurel, Maryland . . . . . .              500        12-28-72          5,524       7,357,901       6,387,401
Stone Mill Run Apartments -
  Stone Mountain, Georgia. . .              276         6-30-72          5,060       4,714,000       4,200,000
Berkshire Apartments -
  Colorado Springs, Colorado .              312         10-3-72          4,093       4,458,000       4,300,000
Sundance Apartments -
  Fountain Valley,
    California (O) . . . . . .              316         8-16-72          6,060       3,909,000       3,650,000
Vista Montana -
  Albuquerque, New Mexico. . .              216         10-3-72          3,310       3,288,000       3,035,000
                                       --------                    -----------     -----------     -----------
                                          2,124                         36,745      31,074,092      28,687,401
                                       ========                    -----------     -----------     -----------

                                                        97




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                       Number
                                      of Spaces
                                      ---------
    Mobile Home Parks
Friendly Village of Dulles -
  Chantilly, Virginia. . . . .              500         8-30-72          3,492       2,814,000       2,697,000
Friendly Village of Gorham -
  Gorham, Maine. . . . . . . .              300         8-30-72          1,832       1,056,003         817,003
Friendly Village of
 Riverwood -
  Toms River, New Jersey . . .              178         8-30-72          1,644         927,000         856,000
                                       --------                    -----------     -----------     -----------
                                            978                          6,968       4,797,003       4,370,003
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $   110,500      57,986,490      53,612,404
                                                                   ===========     ===========     ===========

                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
CARLYLE-73

     Shopping Center
Tupelo Mall Shopping Center -
  Tupelo, Mississippi
    (J)(N) . . . . . . . . . .          214,000         6-22-76    $    18,216       5,414,000       5,298,000
                                       ========                    -----------     -----------     -----------

     Office Buildings
Northgate Plaza Office
 Buildings -
  Chattanooga, Tennessee (N) .           83,000         6-22-76         21,561       2,737,409       2,623,409
Clark Office Building -
  Columbia, Maryland (J) . . .           98,000        12-27-73          7,605       3,531,000       3,350,000
Park Sahara Office Mall -
  Las Vegas, Nevada. . . . . .           27,000         3-15-73          3,826       1,219,200         630,000
                                       --------                    -----------     -----------     -----------
                                        208,000                         32,992       7,487,609       6,603,409
                                       ========                    -----------     -----------     -----------



                                                        98




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Friars Road Apartments -
  San Diego California . . . .              344         7-13-73         11,221       4,475,000       4,000,000
Greentree Acres Apartments -
  Greenville, South Carolina
    (G)(J) . . . . . . . . . .              524        12-14-73          9,858       7,553,925       6,359,225
Apple Apartments -
  Las Vegas, Nevada. . . . . .              208         5-15-73          3,809       2,915,000       2,665,000
Bravado Apartments -
  Thormon, Colorado. . . . . .              230          7-1-73          5,064       2,643,000       2,300,000
Treehouse Apartments II -
  Irving, Texas. . . . . . . .              208         5-15-73          4,730       2,313,000       2,125,000
                                       --------                    -----------     -----------     -----------
                                          1,514                         34,682      19,899,925      17,449,225
                                       ========                    -----------     -----------     -----------


                                       Number
                                      of Spaces
                                      ---------
    Mobile Home Parks
Meadowbrook Village -
  Salt Lake City, Utah . . . .              303         8-18-73          4,603       1,320,000       1,000,000
Lakeland Mobile Home Park -
  Lakeland, Florida. . . . . .              304        11-26-73          4,297         969,000         720,000
                                       --------                    -----------     -----------     -----------
                                            607                          8,900       2,289,000       1,720,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $    94,790      35,090,534      31,070,634
                                                                   ===========     ===========     ===========









                                                        99




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
CARLYLE-74

     Shopping Centers and Offices
Washington Park Plaza -
  Homewood, Illinois (G) . . .          220,000         9-10-74    $    23,421       4,003,750       3,750,000
Park Hills Plaza-I -                                                                    (K)
  Altoona, Pennsylvania (G). .          120,000         8-20-75          9,462       3,868,919       3,600,000
202 Office Building -
  Fort Wayne, Indiana (M). . .          133,000        12-15-74         16,825       3,834,000       3,650,000
                                       --------                    -----------     -----------     -----------
                                        473,000                         49,708      11,706,669      11,000,000
                                       ========                    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Treehouse Apartments III -
  Irving, Texas (J). . . . . .              316         7-21-74         12,446       3,891,125       3,650,000
Meadow Road Apartments I -
  Dallas Texas (J) . . . . . .              298         7-21-74         14,170       3,641,125       3,650,000
                                       --------                    -----------     -----------     -----------
                                            614                         26,616       7,532,250       7,300,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $    76,324      19,238,919      18,300,000
                                                                   ===========     ===========     ===========












                                                        100




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
CARLYLE-75

     Shopping Centers and Offices
Park Hills Plaza-II -
  Altoona, Pennsylvania (G). .           56,000         8-20-75    $     9,976       1,900,736       1,800,000
Faneuil Hall Marketplace -
 I and II -
  Boston, Massachusetts
    (G)(J) . . . . . . . . . .          245,000        12-15-75         29,713      16,498,125      15,000,000
Diamond Shamrock Office
 Building -
  Pasadena, Texas. . . . . . .          104,000        12-30-75         10,820       4,343,800       4,050,000
                                       --------                    -----------     -----------     -----------
                                        405,000                         50,509      22,742,661      20,850,000
                                       ========                    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Burham Abbey -
  Indianapolis, Indiana
    (G)(J) . . . . . . . . . .              184          7-1-75          7,781       3,040,000       2,900,000
Meadow Road II -
  Dallas, texas (J). . . . . .              300         11-1-75         11,836       5,116,000       4,500,000
Place I Apartments -
  Phoenix, Arizona . . . . . .              171          (H)             --          2,465,000       2,310,000
                                       --------                    -----------     -----------     -----------
                                            655                         19,617      10,621,000       9,710,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $    70,126      33,363,661      30,560,000
                                                                   ===========     ===========     ===========






                                                        101




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
CARLYLE-VI

     Shopping Centers and Offices
Faneuil Hall Marketplace-III -
  Boston, Massachusetts
    (G)(J) . . . . . . . . . .          120,000         8-10-76    $    10,000       8,460,000       7,500,000
Athens Mall -
  Athens, Ohio (G)(J). . . . .          147,000        11-23-76         22,868       3,700,000       3,150,000
Service Merchandise -
  Kingsport, Tennessee
    (G)(J) . . . . . . . . . .           69,000        11-23-76          5,511       1,036,000         900,000
Longview Shopping Center -
  Kansas City, Missouri (J). .           90,000         12-1-76          5,407       2,486,000       2,250,000
Glynn Plaza Shopping Center -
  Brunswick, Georgia (J) . . .           92,000        12-27-76          5,854       2,483,350       1,985,000
                                       --------                    -----------     -----------     -----------
                                        518,000                         49,640      18,165,350      15,785,000
                                       ========                    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Forest Village Apartments -
  Houston, Texas (J) . . . . .              492         8-20-76         12,827       7,125,700       6,400,000
Farmington Square Apartments -
  Wichita, Kansas (J). . . . .              253        12-30-76          8,267       3,216,000       2,815,000
                                       --------                    -----------     -----------     -----------
                                            745                         21,094      10,341,700       9,215,000
                                       ========                    -----------     -----------     -----------
     Total . . . . . . . . . .                                     $    70,724      28,507,050      25,000,000
                                                                   ===========     ===========     ===========






                                                        102




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                      Number of
                                      Apartment
                                        Units
                                      ---------
EQUITIES INTERNATIONAL

    Garden Apartment Complexes
Garden Quarter Apartments -
  Elgin, Illinois. . . . . . .              184        10-10-71    $     3,007       2,395,000       2,235,000
                                       ========                    -----------     -----------     -----------

                                       Number
                                      of Spaces
                                      ---------
    Mobile Home Parks
Lamplighter Houston -
  Houston, Texas . . . . . . .              240         7-11-71          3,400       1,190,000       1,100,000
Bonaventure Village -
  Phoenix, Arizona (O) . . . .              281        12-30-71          3,000       1,167,000       1,095,000
                                       --------                    -----------     -----------     -----------
                                            521                          6,400       2,357,000       2,195,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $     9,407       4,752,000       4,480,000
                                                                   ===========     ===========     ===========

                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
INCOME PROPERTIES-1973

     Shopping Centers and Offices
Hayden Plaza East -
  Tempe, Arizona . . . . . . .          252,000        12-27-73    $    16,393       2,812,500       1,687,500
Town & Country -
  Phoenix, Arizona (G) . . . .          192,000         10-1-73         23,737       5,931,221       3,392,750
Forbes & Wallace
 Department Store -
  Springfield, Massachusetts
    (G). . . . . . . . . . . .          350,000          6-1-74         21,858       4,800,000       2,800,000



                                                        103




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------

Robert Hall Village -
  Williamsport, Pennsylvania
    (G)(P) . . . . . . . . . .          137,000          6-1-74         11,717       3,106,540       2,831,540
Caldor Shopping Center -
  Methuen, Massachusetts . . .          119,000          6-1-74         13,678       3,100,000       2,400,000
                                      ---------                    -----------     -----------     -----------
                                      1,050,000                         87,383      19,750,261      13,111,790
                                      =========                    -----------     -----------     -----------

     Office Building and Industrial Park
One Peninsula Place
 Office Building - Phase I -
  San Mateo, California. . . .          126,000          5-1-74         24,395       5,550,050       4,000,000
Kennedy Industrial Park -
  Windsor, Connecticut
    (G)(J) . . . . . . . . . .           96,000          6-1-74         13,446       1,149,476         899,476
                                       --------                    -----------     -----------     -----------
                                        222,000                         37,841       6,699,526       4,899,476
                                       ========                    -----------     -----------     -----------

                                      Number of
                                      Apartment
                                        Units
                                      ---------
    Garden Apartment Complexes
Tanglewood Apartments -
  Indianapolis, Indiana (G). .              210          9-4-73          6,112       2,585,000       1,900,000
Cambridge Station Apartments -
  Indianapolis, Indiana (G). .              220          9-4-73          6,112       2,850,000       2,325,000
                                       --------                    -----------     -----------     -----------
                                            430                         12,224       5,435,000       4,225,000
                                       ========                    -----------     -----------     -----------

                                       Number
                                      of Spaces
                                      ---------
    Mobile Home Parks
Pinewood Estates -
  Barnegat, New Jersey . . . .              322          6-5-75         14,168       1,050,000           --
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $   151,616      32,934,787      22,236,266
                                                                   ===========     ===========     ===========

                                                        104




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
INCOME PROPERTIES-II

     Shopping Centers
Manchester Shopping Parkade -
  Manchester, Connecticut. . .          356,000         5-30-74     $   17,502       4,793,000       3,350,000
Country Corners
 Shopping Center -
  Crystal Lake, Illinois . . .          128,000          2-7-75         24,659       3,554,479       2,629,479
Auburn Mall -
  Auburn, Massachusetts. . . .          444,000          5-8-75         27,486      13,687,900      11,050,000
Austell Plaza Shopping Center -
  Austel, Georgia (J). . . . .          117,000         1-30-76         19,446       2,316,564       1,731,564
Rottendam Mall -
  Rottendam, New York (G). . .          207,000        12-31-76         22,504       4,523,361       3,313,961
                                      ---------                    -----------     -----------     -----------
                                      1,252,000                        111,597      28,875,304      22,075,004
                                      =========                    -----------     -----------     -----------

     Office Buildings and Industrial Park
Country Office Building -
  Clearwater, Florida. . . . .           72,000         2-20-75         21,206       4,506,529       3,448,529
One Peninsula Plaza
 Office Building - Phase II -
  San Mateo, California. . . .           91,000        11-21-75          8,764       4,188,186       3,200,000
Wilmington Industrial Park -
  Wilmington, Massachusetts. .          207,000         8-14-75         14,113       4,138,767       3,088,767
                                       --------                    -----------     -----------     -----------
                                        377,000                         44,083      12,833,482       9,737,296
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $   155,680      41,708,786      31,812,300
                                                                   ===========     ===========     ===========








                                                        105




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
INCOME PROPERTIES-III

     Shopping Centers and Offices
Bay Plaza -                                              (H)
  Baytown, Texas . . . . . . .          135,000         9-17-75    $    18,625       1,995,000       1,240,000
Village Plaza -
  Sarasota, Florida. . . . . .          160,000        12-11-75         13,459       3,764,013       2,534,013
Swampscott Mall -
  Swampscott, Massachusetts. .          136,000         4-15-76         42,610       5,673,534       4,643,534
Westgate Mall -
  Spartanburg, South Carolina
    (G). . . . . . . . . . . .          367,000         2-17-76         36,311      14,155,000      11,700,000
King's Giant Shopping Center -
  Kingsport, Tennessee (G) . .          147,000         6-22-76          9,920       2,416,999       1,696,999
Potsdam Plaza -
  Potsdam, New York. . . . . .           99,000          (H)             --          2,135,000       1,240,000
                                      ---------                    -----------     -----------     -----------
                                      1,044,000                        120,925      30,139,546      23,054,546
                                      =========                    -----------     -----------     -----------
     Office Building and Industrial Buildings
Energy Building -
  Casper, Wyoming. . . . . . .           52,000        12-30-75         11,748       2,320,000       1,640,000
Worthington Industrial Buildings -
  Columbus, Ohio . . . . . . .          184,000          (H)             --          2,671,000       1,980,000
                                       --------                    -----------     -----------     -----------
                                        236,000                         11,748       4,991,000       3,620,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $   132,673      35,130,546      26,674,546
                                                                   ===========     ===========     ===========










                                                        106




                                                                                                      Total
                                                                                                     Mortgage
                                                                    Legal and                        or Other
                                                                      Other                         Financing
                                                                     Acquisi-                       Assumed or
Partnership and                                        Date of        tion          Purchase         Incurred
Property                                               Purchase     Costs (A)       Price (B)        (C) (J)
---------------                                        --------    -----------     -----------     -----------
                                        Gross
                                       Leasable
                                        Space
                                      (sq. ft.)
                                      ---------
INCOME PROPERTIES-IV

     Shopping Centers
Parkway City Mall -
  Huntsville, Alabama (G). . .          403,000         2-27-76    $    24,458       9,325,000       6,625,000
Holly Hill Shopping Center -
  Burlington, North Carolina
    (G). . . . . . . . . . . .          387,000         8-20-76         34,430       8,381,347       6,081,347
Northgate Mall -
  Chattanooga, Tennessee (G) .          353,000        10-11-76         29,457      11,867,320       7,567,320
Greenville Mall -
  Greenville, South Carolina
    (G). . . . . . . . . . . .          432,000          (H)             --         12,108,000       8,808,000
St. Michaels Village
 Shopping Center -
  Santa Fe, New Mexico . . . .          187,000          (H)             --          6,000,000       4,900,000
                                      ---------                    -----------     -----------     -----------
                                      1,762,000                         88,345      47,681,667      33,981,667
                                      =========                    -----------     -----------     -----------
     Office Building
__________ Center
  Philadelphia, Pennsylvania
    (G). . . . . . . . . . . .          498,000          (H)             --         18,485,000      15,185,000
                                       ========                    -----------     -----------     -----------
     TOTAL . . . . . . . . . .                                     $    88,345      66,166,667      49,166,667
                                                                   ===========     ===========     ===========












                                                        107

                                                     Table IV

                                 Description of Investments of Prior Partnerships
                             (Not Covered by Report of Independent Public Accountants)
                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
CARLYLE-71

    Garden Apartment Complexes
Friars Road -
  San Diego, California. . . .         307,000           --            797,845           --          4,751,548
Lakeside Village -
  San Leandro, California. . .         363,000           --          1,003,970           --          7,477,486
Village Square - Cambridge -
  Las Vegas, Nevada. . . . . .         380,000           --            804,500           --          6,385,110
North Park Apartments -
  Burlingame, California . . .         446,000           --          1,129,000           --          8,300,673
                                   -----------     -----------     -----------     -----------     -----------
                                     1,496,000           --          3,735,315           --         26,914,817
                                   -----------     -----------     -----------     -----------     -----------

    Mobile Home Parks
Friendly Village of Arlington-
  Arlington, Texas . . . . . .         129,000           --            184,074           --          1,082,726
Friendly Village of Kapok-
  Clearwater, Florida (O). . .          80,000           --            129,000           --            834,155
Cimarron -
  Colorado Springs,
    Colorado (O) . . . . . . .         100,000           --            300,700           --          3,026,867
                                   -----------     -----------     -----------     -----------     -----------
                                       309,000           --            613,774           --          4,943,748
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 1,805,000           --          4,349,089           --         31,858,565
                                   ===========     ===========     ===========     ===========     ===========









                                                        108




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
CARLYLE-72

     Shopping Centers
Methuen Mall -
  Methuen, Massachusetts (J) .     $   886,000           --          2,363,600           --         15,466,975
Corbins Corner Parkade -
  West Hartford,
    Connecticut. . . . . . . .         360,000           --            265,000           --          2,832,427
                                   -----------     -----------     -----------     -----------     -----------
                                     1,246,000           --          2,628,600           --         18,299,402
                                   -----------     -----------     -----------     -----------     -----------
     Office Building
Suburban National Bank
 Building -                              (F)
  Palatine, Illinois . . . . .         314,395           --            303,000           --          3,882,780
                                   -----------     -----------     -----------     -----------     -----------

    Garden Apartment Complexes
Castlegate Apartments -
  Arvada, Colorado . . . . . .         232,191           --          2,140,000           --          7,359,889
Foxfire Apartments -
  Laurel, Maryland . . . . . .         970,500           --          1,129,500           --          7,363,425
Stone Mill Run Apartments -
  Stone Mountain, Georgia. . .         514,000           --            661,000           --          4,719,060
Berkshire Apartments -
  Colorado Springs, Colorado .         158,000           --            552,000           --          4,462,093
Sundance Apartments -
  Fountain Valley,
    California (O) . . . . . .         259,000           --            397,000           --          3,915,060
Vista Montana -
  Albuquerque, New Mexico. . .         253,000           --            397,000           --          3,291,310
                                   -----------     -----------     -----------     -----------     -----------
                                     2,386,691           --          5,276,500           --         31,110,837
                                   -----------     -----------     -----------     -----------     -----------










                                                        109




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
    Mobile Home Parks
Friendly Village of Dulles -
  Chantilly, Virginia. . . . .         117,000           --            409,000           --          2,817,492
Friendly Village of Gorham -
  Gorham, Maine. . . . . . . .         239,000           --            119,800           --          1,057,835
Friendly Village of
 Riverwood -
  Toms River, New Jersey . . .          71,000           --            130,500           --            928,644
                                   -----------     -----------     -----------     -----------     -----------
                                       427,000           --            659,300           --          4,803,971
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 4,374,086           --          8,867,400           --         58,096,990
                                   ===========     ===========     ===========     ===========     ===========

CARLYLE-73

     Shopping Center
Tupelo Mall Shopping Center -
  Tupelo, Mississippi
    (J)(N) . . . . . . . . . .     $   116,000           --            690,800           --          5,432,216
                                   -----------     -----------     -----------     -----------     -----------

     Office Buildings
Northgate Plaza Office
 Buildings -
  Chattanooga, Tennessee (N) .         114,000           --            679,200           --          2,758,970
Clark Office Building -
  Columbia, Maryland (J) . . .         181,000           --            469,000           --          3,538,605
Park Sahara Office Mall -
  Las Vegas, Nevada. . . . . .         589,200           --            230,800           --          1,223,026
                                   -----------     -----------     -----------     -----------     -----------
                                       884,200           --          1,379,000           --          7,520,601
                                   -----------     -----------     -----------     -----------     -----------











                                                        110




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
    Garden Apartment Complexes
Friars Road Apartments -
  San Diego California . . . .         475,000           --            905,000           --          4,486,221
Greentree Acres Apartments -
  Greenville, South Carolina
    (G)(J) . . . . . . . . . .       1,194,700           --          1,120,580           --          7,563,783
Apple Apartments -
  Las Vegas, Nevada. . . . . .         250,000           --            550,000           --          2,918,809
Bravado Apartments -
  Thormon, Colorado. . . . . .         343,000           --            405,700           --          2,648,061
Treehouse Apartments II -
  Irving, Texas. . . . . . . .         188,000           --            437,000           --          2,317,730
                                   -----------     -----------     -----------     -----------     -----------
                                     2,450,700           --          3,418,280           --         19,934,607
                                   -----------     -----------     -----------     -----------     -----------

    Mobile Home Parks
Meadowbrook Village -
  Salt Lake City, Utah . . . .         320,000           --            175,000           --          1,324,603
Lakeland Mobile Home Park -
  Lakeland, Florida. . . . . .         249,000           --            139,000           --            973,297
                                   -----------     -----------     -----------     -----------     -----------
                                       569,000           --            314,000           --          2,297,900
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 4,019,900           --          5,802,080           --         15,185,324
                                   ===========     ===========     ===========     ===========      ==========

CARLYLE-74

     Shopping Centers and Offices
Washington Park Plaza -
  Homewood, Illinois (G) . . .         253,750           --            832,250           --          4,027,171
Park Hills Plaza-I -
  Altoona, Pennsylvania (G). .         268,919           --            437,921           --          3,878,381
202 Office Building -
  Fort Wayne, Indiana (M). . .         184,000           --            606,000           --          3,850,825
                                   -----------     -----------     -----------     -----------     -----------
                                       706,669           --          1,876,171           --         11,756,377
                                   -----------     -----------     -----------     -----------     -----------





                                                        111




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
    Garden Apartment Complexes
Treehouse Apartments III -
  Irving, Texas (J). . . . . .         241,125           --            932,381           --          3,903,571
Meadow Road Apartments I -
  Dallas Texas (J) . . . . . .          (8,875)          --            970,381           --          3,655,295
                                   -----------     -----------     -----------     -----------     -----------
                                       232,250           --          1,902,762           --          7,558,866
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $   938,919           --          3,778,933           --         19,315,243
                                   ===========     ===========     ===========     ===========     ===========

CARLYLE-75

     Shopping Centers and Offices
Park Hills Plaza-II -
  Altoona, Pennsylvania (G). .     $   100,736           --            215,964           --          1,910,712
Faneuil Hall Marketplace -
 I and II -
  Boston, Massachusetts
    (G)(J) . . . . . . . . . .       1,498,125           --          2,289,375           --         16,527,838
Diamond Shamrock Office
 Building -
  Pasadena, Texas. . . . . . .         170,300         123,500         591,500           --          4,354,620
                                   -----------     -----------     -----------     -----------     -----------
                                     1,769,161         123,500       3,096,839           --         22,793,170
                                   -----------     -----------     -----------     -----------     -----------

    Garden Apartment Complexes
Burham Abbey -
  Indianapolis, Indiana
    (G)(J) . . . . . . . . . .         140,000           --            547,500           --          3,047,781
Meadow Road II -
  Dallas, texas (J). . . . . .         357,667         258,333         884,000           --          5,127,836
Place I Apartments -
  Phoenix, Arizona . . . . . .           --            155,000         423,150           --          2,465,000
                                   -----------     -----------     -----------     -----------     -----------
                                       497,667         413,333       1,854,650           --         10,640,617
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 2,266,828         536,833       4,951,489           --         33,433,787
                                   ===========     ===========     ===========     ===========     ===========




                                                        112




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
CARLYLE-VI

     Shopping Centers and Offices
Faneuil Hall Marketplace-III -
  Boston, Massachusetts
    (G)(J) . . . . . . . . . .     $   110,000         850,000       1,540,000           --          8,470,000
Athens Mall -
  Athens, Ohio (G)(J). . . . .         410,000         140,000         592,000           --          3,722,868
Service Merchandise -
  Kingsport, Tennessee
    (G)(J) . . . . . . . . . .         102,000          34,000          94,000           --          1,041,511
Longview Shopping Center -
  Kansas City, Missouri (J). .          92,000         144,000         424,000           --          2,491,407
Glynn Plaza Shopping Center -
  Brunswick, Georgia (J) . . .         143,350         355,000         325,650           --          2,489,204
                                   -----------     -----------     -----------     -----------     -----------
                                       857,350       1,523,000       2,975,650           --         18,214,990
                                   -----------     -----------     -----------     -----------     -----------


    Garden Apartment Complexes
Forest Village Apartments -
  Houston, Texas (J) . . . . .         398,700         327,000       1,451,800           --          7,138,527
Farmington Square Apartments -
  Wichita, Kansas (J). . . . .         101,000         300,000         592,000           --          3,224,267
                                   -----------     -----------     -----------     -----------     -----------
                                       499,700         627,000       2,043,800           --         10,362,794
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 1,357,050       2,150,000       5,019,450           --         28,577,784
                                   ===========     ===========     ===========     ===========     ===========

EQUITIES INTERNATIONAL

    Garden Apartment Complexes
Garden Quarter Apartments -
  Elgin, Illinois. . . . . . .     $   160,000           --            431,912           --          2,398,007
                                   -----------     -----------     -----------     -----------     -----------







                                                        113




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------
    Mobile Home Parks
Lamplighter Houston -
  Houston, Texas . . . . . . .          90,000           --            276,875           --          1,193,400
Bonaventure Village -
  Phoenix, Arizona (O) . . . .          72,000           --            140,118          43,305       1,213,305
                                   -----------     -----------     -----------     -----------     -----------
                                       162,000           --            416,993          43,305       2,406,705
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $   322,000           --            848,905          43,305       4,804,712
                                   ===========     ===========     ===========     ===========     ===========


INCOME PROPERTIES-1973

     Shopping Centers and Offices
Hayden Plaza East -
  Tempe, Arizona . . . . . . .     $ 1,125,000           --              --            100,745       2,929,638
Town & Country -                                         (L)
  Phoenix, Arizona (G) . . . .       1,930,294         608,177          49,454         335,737       6,200,695
Forbes & Wallace
 Department Store -
  Springfield, Massachusetts
    (G). . . . . . . . . . . .       2,000,000           --              --            131,213       4,953,071
Robert Hall Village -
  Williamsport, Pennsylvania
    (G)(P) . . . . . . . . . .         275,000           --              --             85,748       3,204,000
Caldor Shopping Center -
  Methuen, Massachusetts . . .         700,000           --              --             82,011       3,195,689
                                   -----------     -----------     -----------     -----------     -----------
                                     6,030,294         608,177          49,454         735,454      20,573,098
                                   -----------     -----------     -----------     -----------     -----------

     Office Building and Industrial Park
One Peninsula Place
 Office Building - Phase I -
  San Mateo, California. . . .       1,550,050           --              --            213,629       5,788,074
Kennedy Industrial Park -
  Windsor, Connecticut
    (G)(J) . . . . . . . . . .         250,000           --              --             31,424       1,194,346
                                   -----------     -----------     -----------     -----------     -----------
                                     1,800,050           --              --            245,053       6,982,420
                                   -----------     -----------     -----------     -----------     -----------


                                                        114




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------

    Garden Apartment Complexes
Tanglewood Apartments -
  Indianapolis, Indiana (G). .         685,000           --              --             92,249       2,683,361
Cambridge Station Apartments -
  Indianapolis, Indiana (G). .         525,000           --              --            101,717       2,957,829
                                   -----------     -----------     -----------     -----------     -----------
                                     1,210,000           --              --            193,966       5,641,190
                                   -----------     -----------     -----------     -----------     -----------

    Mobile Home Parks
Pinewood Estates -
  Barnegat, New Jersey . . . .       1,050,000           --              --             39,327       1,103,495
                                   -----------     -----------     -----------     -----------     -----------
    TOTAL. . . . . . . . . . .     $10,090,344         608,177          49,454       1,213,800      34,300,203
                                   ===========     ===========     ===========     ===========     ===========

INCOME PROPERTIES-II

     Shopping Centers
Manchester Shopping Parkade -
  Manchester, Connecticut. . .       1,443,000           --              --              --          4,810,502
Country Corners
 Shopping Center -
  Crystal Lake, Illinois . . .         848,500          76,500           --              --          2,579,138
Auburn Mall -
  Auburn, Massachusetts. . . .       2,637,900           --            175,056           --         13,715,386
Austell Plaza Shopping Center -
  Austel, Georgia (J). . . . .         585,000           --              --              --          2,336,070
Rottendam Mall -
  Rottendam, New York (G). . .       1,209,400           --              --              --          4,545,865
                                   -----------     -----------      ----------      ----------      ----------
                                     6,723,800          76,500         175,056           --         28,986,901
                                   -----------     -----------     -----------     -----------      ----------










                                                        115




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------

     Office Buildings and Industrial Park
Country Office Building -
  Clearwater, Florida. . . . .       1,058,000           --              --              --          4,527,735
One Peninsula Plaza
 Office Building - Phase II -
  San Mateo, California. . . .         988,186           --              --              --          4,196,950
Wilmington Industrial Park -
  Wilmington, Massachusetts. .       1,050,000           --              --              --          4,152,880
                                   -----------     -----------     -----------     -----------     -----------
                                     3,096,186           --              --              --         12,877,565
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 9,819,986          76,500         175,056           --         41,864,466
                                   ===========     ===========     ===========     ===========     ===========

INCOME PROPERTIES-III

     Shopping Centers and Offices
Bay Plaza -
  Baytown, Texas . . . . . . .     $   580,000         175,000           --              --          2,013,625
Village Plaza -
  Sarasota, Florida. . . . . .       1,230,000           --              --              --          3,777,472
Swampscott Mall -
  Swampscott, Massachusetts. .       1,030,000           --              --              --          5,716,144
Westgate Mall -
  Spartanburg, South Carolina
    (G). . . . . . . . . . . .       2,060,000         395,000           --              --         14,191,311
King's Giant Shopping Center -
  Kingsport, Tennessee (G) . .         720,000           --              --              --          2,426,919
Potsdam Plaza -
  Potsdam, New York. . . . . .           --            895,000           --              --          2,135,000
                                   -----------     -----------     -----------     -----------     -----------
                                     5,620,000       1,465,000           --              --         30,260,471
                                   -----------     -----------     -----------     -----------     -----------










                                                        116




                                      Original Partnership
                                       Capital Invested in
                                        Property (Equity)
                                    ---------------------------                    Other Cash
                                                    Future         Other Cash      Expenditures       Total
                                       Cash         Payments       Expenditures    Capitalized       Cost of
                                     Payments         (C)          Expensed (D)        (D)         Property (E)
                                   -----------     -----------     ------------    -----------     -----------

     Office Building and Industrial Buildings
Energy Building -
  Casper, Wyoming. . . . . . .         680,000           --              --              --          2,331,748
Worthington Industrial Buildings -
  Columbus, Ohio . . . . . . .           --            691,000           --              --          2,671,000
                                   -----------     -----------     -----------     -----------     -----------
                                       680,000         691,000           --              --          5,002,748
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 6,300,000       2,156,000           --              --         35,263,219
                                   ===========     ===========     ===========     ===========     ===========

INCOME PROPERTIES-IV

     Shopping Centers
Parkway City Mall -
  Huntsville, Alabama (G). . .     $ 2,700,000           --              --              --          9,349,458
Holly Hill Shopping Center -
  Burlington, North Carolina
    (G). . . . . . . . . . . .       2,300,000           --              --              --          8,415,777
Northgate Mall -
  Chattanooga, Tennessee (G) .       4,300,000           --              --              --         11,896,777
Greenville Mall -
  Greenville, South Carolina
    (G). . . . . . . . . . . .           --          3,300,000           --              --         12,108,000
St. Michaels Village
 Shopping Center -
  Santa Fe, New Mexico . . . .           --          1,100,000           --              --          6,000,000
                                   -----------     -----------     -----------     -----------     -----------
                                     9,300,000       4,400,000           --              --         47,770,012
                                   -----------     -----------     -----------     -----------     -----------

     Office Building
__________ Center
  Philadelphia, Pennsylvania
    (G). . . . . . . . . . . .           --          3,300,000           --              --         18,485,000
                                   -----------     -----------     -----------     -----------     -----------
     TOTAL . . . . . . . . . .     $ 9,300,000       7,700,000           --              --         66,255,012
                                   ===========     ===========     ===========     ===========     ===========



                                                        117

                                 Table IV

         (Not Covered by Report of Independent Public Accountants)


                             NOTES TO TABLE IV


(A) Acquisition costs do not include acquisition fees (real estate commissions) which are normally paid to JMB by sellers of the properties, but are generally taken into account by sellers in determining the selling prices of the properties to the partnership. Such acquisition fees are included under the columns captioned "Purchase Price." However, acquisition fees in the amounts of $84,210 and $1,213,800 were paid by Equities International and Income Properties-1973, respectively, directly to JMB or its affiliates and are included in the columns captioned "Other Cash Expenditures." Legal and other acquisition costs for properties not acquired as of May 31, 1977 are not determinable. See note (H).

(B) Purchase price reflects the contract price of the property as completed and does not include acquisition costs or other cash expenditures included in the columns so titled. See Note (A). Purchase prices are net of consummated sale-leasebacks of land under various properties. Figures for Carlyle-72 and Equities International reflect the subsequent transactions relating to certain properties referred to in Note (C) to Table II. Certain properties were under construction as of May 31, 1977. Purchase prices shown for certain properties acquired through joint ventures (see Note (G)) consist of the partnership's cash investment in each venture plus the total mortgage indebtedness on property owned by such venture. The table reflects the maximum potential cash investment to be made by Income Properties-IV in Holly Hill Shopping Center, Greenville Mall (see Note (G)), St. Michaels Shopping Center, and Three Penn center Office Building. The purchase price of the Holly Hill property is subject to a maximum increase of $5,000,000 ($1,000,000 in cash) or a maximum decrease of $1,000,000 based upon a formula related to future cash flow and expansion of the property and additional mortgage financing related thereto. Income Properties, IV has advanced $1,000,000 (which is included in the table under "Cash Payments") to the joint venture which owns such property. The purchase prices shown for St. Michaels Shopping Center and Three Penn Center Office Building represent the maximum potential purchase prices for such properties. Included in such maximum potential purchase prices are amounts ($550,000 and $1,500,000, respectively, which are payable in cash and are included under "Future Payments"), the payment of which is dependent upon formulas related to the results of future operations of the respective properties. Included under "Future Payments" for Greenville Mall is $700,000, representing the expected initial cash payment, and $2,600,000, representing the maximum additional payments. The payment of all or a portion of the $2,600,000 and a possible return of up to $600,000 of the initial $700,000 payment for this property is dependent upon a formula related to the results of future operations of the property. Amounts shown for the Longview Shopping Center (Carlyle-VI) represent the maximum potential purchase price including an aggregate $211,000 under "Cash Payments" and "Future Payments", all or a part of which may be returned pursuant to a formula related to future operations.

(C) The amount of mortgages and other financing outstanding is based upon the mortgages outstanding, or (in the case of properties not yet acquired) to be outstanding, at the date of purchase (including refinancing arranged or contemplated at the time of purchase) less, in certain cases, additional lump sum cash down payments made or to be made by the partnership out of offering proceeds subsequent to the date of purchase. All properties are pledged as security for the mortgage financing, many of which mortgages are subordinate to existing first mortgage loans. Except as described in this Note (C), as of May 31, 1977, there were no material defaults on any of the mortgages outstanding for more than 30 days.

      During 1975, the holder of the underlying first mortgage loan on one property acquired by Carlyle-72 notified the seller/manager of default and filed an action for foreclosure. The default occurred because the seller/manager disputed the real estate tax assessments for 1974 and 1975. The assessments were appealed, and the seller/manager paid only the amounts necessary to preserve its right to appeal. The holder of the underlying first mortgage loan insisted on full payment of the real estate taxes. The Superior Court of Massachusetts has enjoined the holder of the underlying first mortgage loan from proceeding with the foreclosure action until a final determination is reached by the taxing authorities. A tentative settlement agreement has been reached between the holder of the underlying first mortgage loan and the seller/manager which provides, among other things, for the payment of the taxes within 30 days of final determination and the withdrawal of all claims and reinstatement of the existing underlying first mortgage loan in good standing. During 1976, a final determination by the taxing authorities was made; however, the seller/manager is attempting to further appeal the determination. The seller/manager has negotiated with the taxing authorities to pay past due taxes in installments. The required principal and interest payments on all indebtedness are current and no further action has been taken on the foreclosure. It is expected that the dispute will be resolved with no material adverse effect on the property or on the financial position of the partnership owning such property.

      The holder of the underlying first mortgage construction loan on certain improvements and on the second phase of a property acquired by Carlyle-73 (through a joint venture investment with the seller) has notified the seller and the venture that the loans are in default because they were due and payable December 1, 1976, and an action for foreclosure has been commenced. The wrap-around mortgage loan of the venture to the seller is not in default. Pursuant to the partnership's purchase and other agreements with the seller, the payment of the underlying first mortgage loan and the completion of construction of the property are the obligation of the seller. The seller has been negotiating an extension of the first mortgage construction loan and reinstatement of the loan to good standing.
      The seller is obligated to obtain alternative financing or other means of eliminating the defaults. The seller is negotiating with a new construction lender for a construction loan to replace the existing defaulted loan. the seller has obtained a commitment for a permanent first mortgage for the second phase of the complex which provides for funding in mid-1978, but is currently seeking a new loan commitment which would fund earlier. Construction of the second phase is expected to be completed by late 1977.

      The holder of the first mortgage loan on one property acquired by Income Properties-1973 has notified such partnership that the monthly payments of principal and interest due since February 1, 1977 have not been made, and has filed a lawsuit seeking foreclosure on the mortgage. In addition, the real estate taxes of approximately $500,000 on the property are past due and have not been paid. The mortgage and real estate tax payments are the responsibility of the property lessee. The lessee considers the mortgage payments to have been made through offset of unrelated amounts the lessee is claiming from the holder of the first mortgage. The real estate tax payments have not been made because lessee is disputing the real estate tax assessments with the taxing authorities and is negotiating with such authorities for an installment payment plan. The partnership is currently negotiating with the lessee and its affiliate to exchange the partnership's ownership interest in the property for a partial ownership interest in an enclosed mall shopping center being constructed by the affiliate of the lessee (see Note (G)).

(D) Other cash expenditures consists of prepaid interest, financing fees, non-compete covenants, management and leasing fees, and certain other fees paid or to be paid by the Partnership out of offering proceeds relating to the acquisition of the property as well as acquisition fees for two partnerships as described in Note (A). "Other Cash Expenditures Expensed" other than certain leasing fees, financing fees and non-compete covenants, were expensed for income tax purposes; certain prepaid interest, financing fees, non-compete covenants and prepaid management fees and leasing fees, were deferred and amortized on the GAAP basis.

(E) "Total Cost of Property" is the sum of the columns captioned "Legal and Other Acquisition Costs," "Purchase Price" and "Other Cash Expenditures Capitalized".

(F) Based upon outstanding principal balance of first mortgage note at date of purchase. Such note was reduced by principal payments aggregating $26,395 between date of purchase and the subsequent date of funding a wrap-around mortgage in the amount of $3,540,000.

(G) Property acquired through joint venture investment (see Note (C) to Table II). Total mortgage indebtedness as shown for certain properties include minority interests of venture partners as follows:
      Rotterdam Mall (Income Properties-II) - 40%, Westgate Mall (Income Properties-III) - 20%, King's Giant Shopping Center (Income Properties-III) - 20%, Parkway City Mall (Income Properties-IV)
      - 20%, Holly Hill Shopping Center (Income Properties-IV) - 20%, and Northgate Mall (Income Properties-IV) - 20%. Greenville Mall is expected to be owned in a joint venture between Income Properties 1973 and Income Properties-IV. It is expected that Income Properties-1973 will acquire an interest in Greenville Mall (currently under construction) in exchange for the Springfield, Massachusetts and Windsor, Connecticut properties owned by it. It is also expected Income Properties-IV will acquire an interest in the Greenville Mall through a joint venture with Income Properties-1973. The table includes the maximum proposed joint venture interest to be acquired by Income Properties-IV. (See Note (B)). Other venture minority interests are either immaterial or are to be determined subsequent to May 31, 1977 pursuant to purchase and other agreements.

(H)   Purchase of these properties was not completed as of May 31, 1977.
      It is expected that additional legal and other acquisition costs will be incurred in completing the acquisitions. The purchase of these properties was subject to letters of intent with the sellers, but consummation of such investments remained subject to negotiation and execution of binding acquisition agreements and, if such agreements are executed to various terms and conditions of closing. There can be no assurance, therefore, that such investments will be acquired. Subsequent to May 31, 1977, the purchase of Place I Apartments (Carlyle-75) and Three Penn Center Office Building (Income Properties-IV) was completed.

(I) Balloon payments are required on the following funded mortgages and other financing assumed or incurred in connection with properties which have been acquired:

                                                          Balloon    Year
Partnership                Property Name                  Payment    Due
-----------                -------------                ----------   ----
Equities Inter-
  national . . . . . . . . Lamplighter Houston Mobile
                           Home Park                    $  200,000   1988
Carlyle-72 . . . . . . . . Berkshire Apartments          4,147,000   1981
Carlyle-72 . . . . . . . . Vista Montana Apartments      2,630,001   1981
Carlyle-72 . . . . . . . . Castlegate Apartments         6,165,785   1981
Carlyle-73 . . . . . . . . Meadowbrook Village           1,000,000   1978
Carlyle-73 . . . . . . . . Park Sahara Office Buildings    314,266   1994
Carlyle-74 . . . . . . . . Treehouse Apartments -
                             Phase III                   3,352,804   1988
Carlyle-74 . . . . . . . . Meadow Road Apartments -
                             Phase I                     3,352,804   1988
Carlyle-75 . . . . . . . . Meadow Road Apartments -
                             Phase II                    3,574,155   1992
Carlyle-75 . . . . . . . . Burnham Abbey Apartments      2,367,789   1990
Carlyle-75 . . . . . . . . Diamond Shamrock Office
                             Building                    3,017,304   1994
Carlyle-VI . . . . . . . . Longview Shopping Center      1,582,414   1993
Carlyle-VI . . . . . . . . Forest Village Apartments     4,924,957   1993
Income Properties-1973 . . One Peninsula Place
                             Office Building - Phase I   2,494,740   1994
Income Properties-1973 . . Cambridge Station Apartments 989,053 1998 Income Properties-1973 . . Town & Country Shopping
                             Center                      2,910,364   1980
Income Properties-1973 . . Tanglewood Apartments           703,584   1998
Income Properties-1973 . . Caldor Shopping Center        1,952,372   1990
Income Properties-II . . . One Peninsula Place Office
                             Building - Phase II         2,595,032   1990
Income Properties-II . . . Auburn Mall                   7,567,233   1997
Income Properties-II . . . Wilmington Industrial Park    2,187,012  1981-
                                                                     1986
Income Properties-IV . . . Holly Hill Mall               1,698,544   1996

(J) Each of these properties was, as of January 1, 1977, subject to a guaranteed management agreement. None of such properties were in operation for more than two years following completion of construction, except for Methuen Mall (Carlyle-72), Clark Office Building and Tupelo Mall (Carlyle-73) and Kennedy Industrial Park and Austell Plaza Shopping Center (Income Properties-1973). During 1976, Methuen Mall, Tupelo Mall and Austell Plaza Shopping Center each produced sufficient revenues to cover all operating expenses, debt service and lease and/or other similar contractual arrangements relating to the property. Kennedy Industrial Park is subject to a guaranteed management agreement having a term of more than 15 years. During 1976, Clark Office Building (which is subject to a ten-year guaranteed management agreement which expires in December, 1983) had insufficient revenues to meet debt service, ground lease payments and operating expenses. The deficiency was paid by the manager under the guaranteed management agreement. Revenue of the Clark Office Building for 1976 were $372,898, debt service was $313,620, ground lease payments were $49,500 and operating expenses were $307,903, for an operating deficit of $298,125.

(K) The purchase price includes an additional $100,000 to reflect JMB's retention of a real estate commission in that amount received in conjunction with the earlier acquisition of a property by Carlyle-74 which was subsequently sold to an affiliate of the seller.

(L) Represents an additional investment which the partnership presently expects to make in the shopping center.

(M) The interest of Carlyle-74 in this property was sold in January, 1976 to an affiliate of the original seller for the approximate net cash payment received by such seller from Carlyle-74.

(N) In 1976, Carlyle-73 acquired the Tupelo Mall Shopping Center and the Northgate Plaza Office Buildings through an exchange of its interest in Villa Oaks Shopping Center. "Legal and Other Acquisition Costs", "Cash Payments", and "Other Cash Expenditures Expenses" relating to the exchanged property have been allocated between the two newly acquired properties. The "Purchase Price" shown for each new property consists of the aforementioned allocation of "cash payments" plus the actual mortgage indebtedness assumed or incurred for each property at the date of the exchange.

(O) Friendly Village of Kapok, Sundance Apartments, Cimarron Mobile Home Park and Bonaventure Village Mobile Home Park were sold in 1976, 1976, 1975, and 1974, respectively. See Table V.

(P) On July 12, 1977, the tenant of this property and its parent company filed a petition for reorganization under Chapter XI of the Federal Bankruptcy Act.

<table>                                               Table V
                                   Sale of Properties by Prior Partnerships (A)
                             (Not Covered by Report of Independent Public Accountants)
                                                          Other Cash    Initial            Initial Secured
                                                           Cost of      Contract             Financing
Partnership/                     Date of       Down        Invest-      Purchase      ------------------------
Property                         Purchase     Payments     ment (B)     Price (C)      Primary      Secondary
-----------                     ----------   ----------   ----------    ----------    ----------    ----------
Private Partnership/
 380 Northwest Highway (D) . .     4-30-69     $393,415        7,532     1,472,950     1,050,003        22,000

Private Partnership/
 Hubbard Woods Shopping
 Center (D). . . . . . . . . .     3-20-70      303,546       10,673       715,673       401,454        --

Equities International/
 Bonaventure Village (D) . . .    12-30-71       72,000      186,423     1,353,423     1,095,000        --

Private Partnership/
 Central Road Investment
 Group . . . . . . . . . . . .     4-30-70      697,479      151,032     1,147,761       299,250        --

Private Partnership/                                                                       (4)
 Mundelein Investment Group. .     1-13-70      126,015          750       315,750       188,985        --

Private Partnership/
 Ontario Mobile Home Park. . .    12-24-70      116,353      188,500     1,100,456       795,603        --

Carlyle-71/Cimarron
 Mobile Home Park. . . . . . .    12-31-71      100,000      302,567     1,655,512     1,252,945        --

Private Partnership/
 Greenboro Mobile Home Park. .      6-1-71       60,000      196,400       909,480       653,080        --

Private Partnership/
 Carol Stream Apartments . . .     4-12-71      165,000       60,000     1,090,000       865,000        --

Private Partnership/
 Coventry Crystal Lake
 Office Building . . . . . . .    10-26-71       50,750       59,475       570,225       460,000        --

Carlyle-71/
 Kapok Mobile Home Park. . . .    12-28-71       80,000      130,155       963,155       753,000        --

Private Partnership/
 Windsor Woods Apartments. . .    12-26-70       54,000      956,000     4,306,000     3,296,000        --

Carlyle-72/
 Sundance Apartments (1) . . .     8-16-72      259,000      403,060     4,837,060     4,175,000        --

</table>                                                122

<table>                                               Table V
                            Sale of Properties by Prior Partnerships (A) - (Continued)
                             (Not Covered by Report of Independent Public Accountants)
                                                                                       Proceeds From Sale (G)
                                                                                      ------------------------
                                               Gross                     Mortgage      Notes        Cash Down
Partnership/                     Date of       Sales       Expenses      Balance       Received     Payments
Property                          Sale         Price       of Sale       at Sale       at Sale         (E)
-----------                     ----------   ----------   ----------    ----------    ----------    ----------
Private Partnership/                                                                      (F)
 380 Northwest Highway (D) . .     6-30-71    1,900,000      114,581     1,021,733       310,000       453,686

Private Partnership/
 Hubbard Woods Shopping
 Center (D). . . . . . . . . .     6-30-72      900,000       27,446       359,840        --           512,714

Equities International/
 Bonaventure Village (D) . . .    10-30-74    1,427,600       87,639     1,077,600        --           262,361

Private Partnership/
 Central Road Investment
 Group . . . . . . . . . . . .      1-6-75    1,375,000       10,350       299,000        --         1,065,650

Private Partnership/
 Mundelein Investment Group. .     3-31-75      420,000       21,000       292,205        --           106,795

Private Partnership/                                                        (5)
 Ontario Mobile Home Park. . .     9-29-75      826,733       --           765,921       791,792        34,941

Carlyle-71/Cimarron
 Mobile Home Park. . . . . . .     10-9-75    1,315,686       10,000     1,198,026        --           107,660

Private Partnership/                                                        (5)
 Greenboro Mobile Home Park. .     12-1-75      622,284        1,250       549,498       601,998        19,036

Private Partnership/
 Carol Stream Apartments . . .     3-31-76    1,069,233       --           844,233        --           225,000

Private Partnership/
 Coventry Crystal Lake
 Office Building . . . . . . .     7-30-76      622,433       25,600       449,933        --           146,900

Carlyle-71/                                                                               (G)
 Kapok Mobile Home Park. . . .     8-31-76    1,236,115       81,509       721,115       275,000       158,491

Private Partnership/                             (H)                        (5)                          (H)
 Windsor Woods Apartments. . .     11-1-76    3,829,962        2,768     2,349,449     3,500,000       322,194

Carlyle-72/
 Sundance Apartments (1) . . .     11-4-76    5,950,250      313,985     4,393,974        --         4,242,291
</table>                                                123

                                  Table V

         (Not Covered by Report of Independent Public Accountants)


                             NOTES TO TABLE IV


(A) All sales were made to unaffiliated parties. The table includes all sales through December 31, 1976 except one property purchased by Carlyle-73 which was disposed of in connection with a tax-free exchange (see Note (N) to Table IV), two properties purchased by Carlyle-74 and one property purchased by Income Properties-1973, respectively, which were subsequently sold back to the sellers or affiliates of the sellers for cash equivalent to the net cash payments received by such sellers from the respective partnerships.

(B) Amounts shown as Other Cash Costs of Investment include prepaid items, financing expenses, legal fees and capitalized additions to the property made during the period of ownership. Organization expense and start-up costs of the partnership are not included.

(C) Initial contract price includes the contract purchase price plus the other cash costs of investment and reduced by subsequent adjustments to the purchase price and financing granted by the Seller.

(D)   The tax consequences of these sales are reflected in Table III.

(E) Cash down payments on sale have been increased by other cash payments received from buyer at date of sale and reduced by expenses of sale.

(F)   The unpaid balance of the note was $152,668 on May 31, 1977.

(G) The unpaid balance of the note, which is due August 1, 1983, was $235,000 at May 31, 1977.

(H) Includes $100,000 of fees and other payments received from the buyer at the date of sale.

(I) Amounts include $525,000 under Initial Contract Purchase Price and Initial Secured Financing and $860,000 under Gross Sale Price and Mortgage Balance at Sale relating to a land sale-leaseback.



(J)   The following is a summary of taxable gain on sales and cash distributed to investors:


                                             Cash
                                           Payments                                                  Distri-
                              Cash Down    Received                Taxable                           butions
                              Payments    Subsequent  Total Cash   Gain on    Ordinary   Capital       to
                              From Sale    to Sale    From Sale     Sale       Income      Gain     Investors
                              ----------  ----------  ----------  ----------  --------  ----------  ----------
                                                          (1)         (2)                               (3)
380 Northwest Highway. . .    $  453,686     157,332     611,018     330,740     --        330,740     649,400
Hubbard Woods. . . . . . .       512,714       --        512,714     219,184     --        219,184     495,250
Bonaventure Village. . . .       262,361       --        262,361     400,173    47,348     352,825     174,780
Central Road . . . . . . .     1,065,650       --      1,065,650     422,622     --        422,622   1,038,000
Mundelein Investment                                                                                    (4)
  Group. . . . . . . . . .       106,795       --        106,795     148,581     --        148,581     102,000
Ontario Mobile Home                                       (1)         (5)
  Park . . . . . . . . . .        34,941      20,000      54,941     437,894    77,083     360,811      55,000
Cimmarron Mobile                  (6)                                                                   (6)
  Home Park. . . . . . . .       107,660       --        107,660     537,295    66,242     471,053     107,660
Greenboro Mobile
  Home Park. . . . . . . .        19,036       --         19,036     335,754     --        335,754       --
Carol Stream Apartments. .       225,000       --        225,000     186,632     --        186,632     225,000
Coventry Crystal Lake
  Office Building. . . . .       146,900       --        146,900     196,629     --        196,629     125,000
Kapok Mobile Home                                         (1)         (2)
  Park . . . . . . . . . .       158,491      40,000     198,491     541,506     --        541,506     210,000
Windsor Woods                                             (1)         (2)
  Apartments . . . . . . .       322,194     205,000     527,194   1,384,713    74,783   1,309,930      30,000
Sundance Apartments. . . .     1,242,291       --      1,242,291   2,222,286   454,655   1,767,631     960,300

--------------------


(1)   Represents cash received through May 31, 1977 including payments on a note received at the time of sale.

(2)   Taxable gain is being reported on the installment method and is reported as payments are received from the buyer.  Through December 31, 1976, $273,248, $266,506 and $85,579, respectively, was reported as taxable income from the sale of 380 Northwest Highway, Kapok Mobile Home Park and Windsor Woods Apartments.

(3)   Distributions to investors includes $62,724 of interest income earned on a note receivable from the buyer.





                                                        125




(4)   Investors also received a distribution of $100,000 in 1973 representing the non-taxable proceeds from the refinancing of the mortgage, thereby having received a total of $202,000 from the refinancing and sale of a property in which the total cash down payments and other cash costs of the investment totalled
      $126,765.

(5)   The mortgage note was not assumed by the purchaser at the time of sale but is amortized from payments received on a note from the buyer.  Taxable gain on the sale will be recognized on the installment basis over the term of the note received from the buyer.  The note from the buyer of the Ontario Mobile Home
      Park was paid in 1976, and the buyer assumed the balance of the mortgage note.

(6)   This amount includes $112,660 (of which $10,000 was expended as expenses of the sale) received from the developer-manager in consideration of the termination of all contractual relationships with the developer-manager.  The Partnership also received an additional approximately $33,000 representing payments due from the developer-manager under the management agreement, a portion of which was distributed to investors.




































                                                        126

  ----------------------------------------------------------------------
                            CASH DISTRIBUTIONS
  ----------------------------------------------------------------------

DISBURSABLE CASH

      The Partnership will make quarterly distributions of its Disbursable Cash and also of any Sale or Refinancing Proceeds. The portion of such distributions made to the Limited Partners will be made pro rata to the persons recognized as the holders of Interests. See "Transferability of Interests." Distributions will be made on or before the last day of February, May, August and November of each year in respect of operations for the preceding fiscal quarter. All Disbursable Cash of the Partnership for any fiscal quarter prior to the first fiscal quarter following the termination of the offering or Interests to the public will be distributed solely to the Limited Partners admitted through the end of such fiscal quarter as described under "Offering and Sale of Interests-Allocation of Benefits During the Offering Period." Such distribution will be made within 60 days following the end of such fiscal quarter.

      Beginning with the first fiscal quarter following the termination of the offering of Interests to the public, distributions of Disbursabie Cash for each fiscal quarter will be made within 60 days after the end of such quarter to the General and Limited Partners as described below.

      It is intended that, to the extent available, Disbursable Cash will be paid in any year:

            90% to the Limited Partners; and
            10% to the General Partners.

      However, the General Partners' right to receive 7% of Disbursable Cash (out of their 10% of Disbursable Cash) in any year is subject to reduction based on the amount of Disbursable Cash available for distribution and, accordingly, the Limited Partners' share of Disbursable Cash may increase up to a maximum of 97% as follows:

      (a) Up to an additional 7% of Disbursable Cash otherwise payable to the General Partners will be paid to the Limited Partners to the extent necessary to provide the Limited Partners with cash distributions for such year of at least 7% of their Adjusted Capital Contributions.

      (b) Also, up to half of such 7% of Disbursable Cash otherwise payable to the General Partners (i.e., 3.5%) will be paid to the Limited Partners to the extent necessary to provide the Limited Partners with cash distributions for such year of at least 7.25% of their Adjusted Capital Contributions.

      Therefore, in any year, in order for the General Partners to receive more than 3% of Disbursable Cash, the Limited Partners must first receive Disbursable Cash of at least 7% of their Adjusted Capital Contributions, and for the General Partners to receive more than 6.5% of Disbursable Cash, the Limited Partners must first receive 7.25% of their Adjusted Capital Contributions. There is no assurance, however, that Limited Partners will receive Disbursable Cash in any amount.

      The General Partners' 10% share of Disbursable Cash consists of 5% as their distributive share and 5% as an incentive management fee. Of the 7% of Disbursable Cash which is subject to reduction as described above, 5% consists of the General Partners' incentive management fee and 2% consists of a portion of the General Partners' distributive share of Disbursable Cash.

      If in any quarter the Managing General Partner should determine that reserves of the Partnership were in excess of the amount deemed sufficient in connection with the Partnership's operations, such reserves might be reduced and the amount of such reduction for a particular Quarter would be included in and distributed as a portion of Disbursable Cash as described above.

SALE OR REFINANCING PROCEEDS

      All distributions of Sale or Refinancing Proceeds will be made to the Limited Partners until the Limited Partners have received:

      (i) cumulative cash distributions (including distributions of Disbursable Cash as described above) in an amount equal to 7% per annum on their Adjusted Capital Contributions for each year beginning with 1978; plus

      (ii) distributions of Sale or Refinancing Proceeds in an amount equal to their Capital Contributions to the Partnership.

After the Limited Partners have received the amounts set forth in clauses
(i) and (ii) above (and. in the case of sales of properties, after the General Partners have received Sale or Refinancing Proceeds from such sales equal to three-fourths of 1% of the selling prices of all properties which have been sold-but in no event to exceed the limitation contained in the last sentence of Section 5.3A(i) of the Partnership Agreement), any Sale or Refinancing Proceeds remaining will be distributed 85% to the Limited Partners and 15% to the General Partners. In certain cases, a portion of cash flow or the proceeds of sale or refinancing of properties may be payable to the original sellers of the properties to the Partnership under agreements entered into at the time of purchase. See "Real Property Investments".

      See "Compensation and Fees" for a description of the various payments to be made to the General Partners and affiliates.

      Distributions to the Limited Partners of Disbursable Cash in any year may be greater or less than the Limited Partners' allocable share of Profits For Tax Purposes (if any) for such year. See "Allocation of Profits or Losses for Tax Purposes." In the early years of the Partnership's operations, it is anticipated that distributions of Disbursable Cash will be in excess of Profits for Tax Purposes (if any) because to tax deductible items such as depreciation and interest. Such cash distributions in excess of taxable income will not be taxable under present Federal income tax laws, but will reduce a Limited Partner's basis for his Interests, which basis will be used in computing a capital gain or loss if the Interests are sold. Any such cash distributions received by Limited Partners after the tax basis of their Interests has been reduced to zero will be taxable as capital gain income. In later years as such tax deductions decrease, taxable profits would increase and could exceed cash distributions from the Partnership. As explained elsewhere in this Prospectus, the Managing General Partner intends to use its best efforts to avoid such tax liability in excess of cash distributions in later years by selling or refinancing the Partnership's properties (although there can be no assurance that such sales or refinancings can be accomplished). See "Tax Aspects of the Offering" and "Risk Factors-Federal Income Tax Risks."

      Limited Partners will also be taxable upon Profits for Tax Purposes (if any) recognized by the Partnership upon the sale of properties, regardless of the amount of Sale or Refinancing Proceeds available for distribution as a result of such sale. Such Profits for Tax Purposes may constitute capital gain income or may be ordinary income by reason of applicable depreciation recapture, if any. The Sale or Refinancing Proceeds available for distribution upon the sale of a Partnership properly may be less than the Federal income tax payable as a result of such sale. See "Tax Aspects of the Offering" for a description of the tax consequences when properties are sold by the Partnership.

  ----------------------------------------------------------------------
             ALLOCATION OF PROFITS OR LOSSES FOR TAX PURPOSES
  ----------------------------------------------------------------------

      Except as set forth under "Offering and Sale of Interests-Allocation of Benefits During the Offering Period," all Profits or Losses for Tax Purposes of the Partnership (other than Profits or Losses for Tax Purposes from the sale or refinancing of properties) in each year will be allocated as follows:

      (i)   3% to the General Partners; and

      (ii)  97% to the Limited Partners.

All net Losses for Tax Purposes from the sale or refinancing of properties by the Partnership in any year will be allocated 99% to the Limited Partners and 1% to the General Partners. Profits for Tax Purposes from the sale or refinancing of properties will be allocated to the General Partners to the extent of the greater of (i) any distribution of Sale or Refinancing Proceeds to the General Partners or (ii) 1% of Profits for Tax Purposes from the sale of such properties. Except as set forth under "Offering and Sale of Interests-Allocation of Benefits during the Offering Period" and "Transferability of Interests," all such allocations of Profits or Losses for Tax Purposes to the Limited Partners will be made in proportion to the number of Interests owned by each of them at the end of the calendar year in which such Profits or Losses for Tax Purposes are incurred.

  ----------------------------------------------------------------------
                       TRANSFERABILITY OF INTERESTS
  ----------------------------------------------------------------------

      Interest may be transferred by Limited Partners subject to the limitations set forth in Article Seven of the Partnership agreement which are summarized below. To transfer Interests, an instrument of assignment must be signed by both the transferor and the transferee and return to the Managing General Partner.

      Any transfer of Interests will be recognized for the purpose of making cash distributions and allocating Profits or Losses for Tax Purposes of the Partnership as described in the following paragraph. However, the substitution of the assignee of an interest as a Limited Partner in the Partnership will be subject to the consent of the Managing General Partner and such substitution will not be effective prior to such consent. The rights of any assignee of an Interest who does not become a substituted Limited Partner will be limited to his share of Partnership Profits or Losses for Tax Purposes and Disbursable Cash and Sale or Refinancing Proceeds as described below.

ALLOCATION OF PROFITS OR LOSSES AND CASH DISTRIBUTIONS UPON TRANSFER OF
INTERESTS

      In the event an investor transfers his Interests, such transfer will be recognized for the purpose of distributing Disbursable Cash and allocating Profits or Losses for Tax Purposes (except Fronts or Losses for Tax Purposes arising out of the sale or refinancing of properties; as of the first day of the calendar quarter in which such transfer is made. Consequently, the (quarterly cash distribution of Disbursable Cash, if any, for the calendar quarter in which the transfer is made will be made to the transferee. All Profits or Losses for Tax Purposes (except Profits or Losses for Tax Purposes arising out of the sale of properties) for the calendar year in which the transfer occurs will be apportioned between the transferor and the transferee based on the number of calendar quarters for which each is recognized as the holder of Interests, without regard to whether such Profits or Losses for Tax Purposes were actually incurred during any such quarter and without regard to the distributions of Disbursable Cash which may have been made to the transferor or the transferee.

      Notwithstanding the foregoing, all Profits or Losses for Tax Purposes and distributions or Sale or Refinancing Proceeds, if any, arising from the sale or refinancing of Partnership properties will be allocated and distributed to the persons recognized as the holders of Interests on the date on which such sale or refinancing occurs in accordance with the Partnership Agreement. There may be adverse Federal income tax consequences in connection with any transfer of Interests and holders are advised to consult their tax advisors prior to any such transfer. See "Cash Distributions," "Allocation of Profits or Losses for Tax Purposes" and "Tax Aspects of the Offering."

ADDITIONAL RESTRICTIONS ON TRANSFER

      If necessary to avoid premature termination of the Partnership for tax purposes, the effectiveness of any transfer will be deferred if it would result in 50% or more of all Interests in the Partnership having been transferred within a 12-month period. The transferor will be notified in such event and any deferred transfers will be effected (in chronological order to the extent practicable) as of the first day of the next succeeding calendar quarter as of which such transfers can be effected without premature termination of the Partnership for tax purposes. In the event transfers should be suspended for the foregoing reason, the Managing General Partner will give written notice of such suspension as soon as practicable to all Limited Partners.

      No transfer will be recognized if following the transfer either the transferor or the transferee would hold less than five Interests.
Additional restrictions on transfer of Interests are imposed in some states by their respective securities laws. These restrictions may include suitability standards similar to those restricting the persons who may purchase Interests in this offering.

MERRILL LYNCH INVESTOR SERVICE

      It is not anticipated that a public market for the Interests will develop. However, Merrill Lynch will provide certain investor services which may assist investors desiring to sell their Interests. Merrill Lynch, acting as an agent of persons who desire to buy or sell Interests, will use its best efforts to match any buy order it receives with any sell order it receives, at specified prices (or price ranges) only. Buy orders must be accompanied by all information necessary for admitting a purchaser to the Partnership as a Substitute Limited Partner (which admission is, however, subject to the sole discretion of the Managing General Partner). This service will be made available only to investors who have or establish an account with Merrill Lynch.

      To facilitate such transactions, Merrill Lynch will make available, on a regular basis, information as to the prices at which Interests have recently been sold. Since this arrangement will not constitute a market for the Interests, no "market orders" or "stop orders" can be accepted by Merrill Lynch. Accordingly, it is possible that no buy orders will be received by Merrill Lynch at the prices specified in the sell orders which Merrill Lynch receives, and in that case it will not be possible for Merrill Lynch to arrange any sales. For its services in acting as agent for the buyer and seller in such transactions, Merrill Lynch will charge an appropriate fee or commission. Further information about this service can be obtained from Merrill Lynch.

  ----------------------------------------------------------------------
                      OFFERING AND SALE OF INTERESTS
  ----------------------------------------------------------------------

      The Partnership is offering 35,000 Interests, with a minimum required investment of five Interests ($5,000). Merrill Lynch has also been granted the right to sell on behalf of the Partnership an additional 3,500 Interests in the event the Partnership receives subscriptions for more than 35,000 Interests. No Interests will be sold unless at least 10,800 Interests have been subscribed for on or before September 30, 1977 (or such later date, not later than December 31, 1977, as is determined by agreement between the Partnership and Merrill Lynch). If such minimum is not obtained by the termination date, the offering will terminate, and all funds theretofore deposited by subscribers will be promptly refunded in full, together with a pro rata share of any interest earned thereon. The Partnership will use its best efforts to cause such funds to be returned within 20 days following the termination of the offering, and such funds will in any event be returned within 30 days following the termination or the offering. The General Partners and affiliates are not prohibited from purchasing Interests for their own account, but they will not purchase Interests for the purpose of obtaining the required minimum.

      Interests will be sold only to a person who represents in writing at the time of purchase that he has either:

      (a) a minimum annual gross income of $20,000 and a net worth (excluding from the computation thereof his home, home furnishings and personal automobiles) of not less than $20,000, or

      (b)   a net worth (as computed above) of not less than $75,000.

Investors who reside in Alaska, Illinois, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania and South Carolina must meet standards different from the foregoing, as set forth in the form of Subscription Agreement included as Exhibit B to this Prospectus.

THE OFFERING

      The Interests are being offered on a "best efforts" basis by Merrill Lynch as selling agent. The selling agent is not obligated to purchase any Interests. The agency agreement to be entered into by the Partnership with Merrill Lynch contains provisions for indemnity from the Partnership with respect to liabilities, including certain civil liabilities under the Securities Act of 1933 which may arise from the use of this Prospectus in connection with the offering of the Interests. A successful claim by Merrill Lynch for indemnification could result in a reduction in the Partnership's assets. Merrill Lynch may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering.

      Merrill Lynch has advised the Partnership that subscriptions for Interests may be solicited by other dealers participating in the offering and that it will pay to such dealers a $60.00 selling concession plus a $10.00 expense allowance in respect of each Interest sold through such dealers. Carlyle Securities Corporation, an affiliate of the General Partners of the Partnership, may participate as a dealer in the offering and will receive the same selling concession as other dealers. See "Conflicts of Interest" and "Compensation and Fees."

      The Partnership has given a subsidiary of Merrill Lynch a right of first refusal to provide mortgage brokerage services at competitive rates in connection with the financing or refinancing of Partnership properties. In addition, the Partnership has agreed to reimburse Merrill Lynch and the Selected Dealers for their expenses in connection with the offering in the amount of $60,000. In addition, JMB has agreed to reimburse Merrill Lynch and the Selected Dealers for such expenses in the amount of $20,000. Further, a subsidiary of Merrill Lynch may be entitled to receive a commission in connection with the acquisition of real property investments, if any, which are presented by it to the Partnership. Such a fee will only be paid in the event services are rendered by such subsidiary of Merrill Lynch in connection with an acquisition and shall in no event exceed 1.5% of the Partnership's cash investment in any such property.

      All of the net proceeds of this offering will be deposited by the Partnership and held in trust for the benefit of the Limited Partners in a separate escrow account or accounts with Continental Illinois National Bank and Trust Company of Chicago to be utilized only for the specific purposes described in this Prospectus. See "Conflicts of Interest."

      Five interests have been purchased by JMB Realty Corporation, the parent of the Managing General Partner, to permit filing of a Certificate of Limited Partnership. Such Interests will be held for investment purposes by the purchaser.

ALLOCATION OF BENEFITS DURING THE OFFERING PERIOD

      Any Disbursable Cash for any fiscal quarter prior to the first fiscal quarter following the termination of the offering of Interests to the public will be distributed solely to the Limited Partners who purchase Interests, the subscription proceeds for which are received in escrow by the end of such fiscal quarter. Such Disbursable Cash will be distributed within 60 days following the end of such fiscal quarter. Each such purchaser of Interests will be allocated a pro rata portion or the Disbursable Cash for such fiscal quarter for each Interest purchased on the basis of the number of days occurring in such fiscal quarter following the date such subscription proceeds were received in escrow, in accordance with
Section 4.4F of the Partnership Agreement.

      Profits or Losses for Tax Purposes for 1977 attributable to any period prior to the first day upon which the initial subscription proceeds are received from the escrow account described on the cover page of this Prospectus and Limited Partners (other than JMB as the initial Limited Partner) are admitted to the Partnership will be allocated 97% to the General Partners and 3% to the initial Limited Partner. Profits or Losses for Tax Purposes for the period from the first day upon which the initial subscription proceeds are received from the escrow account and Limited Partners (other than JMB as the initial Limited Partner) are admitted to the Partnership through December 31, 1977 will be allocated 97% to the Limited Partners and 3% to the General Partners. Such Profits or Losses for Tax Purposes for 1977 allocable to the Limited Partners will be allocated among the Limited Partners in proportion to their Capital Contributions in accordance with Sections 4.3B, 4.4A and 4.4G of the Partnership Agreement, which provide generally that Limited Partners are not entitled to an allocable share of Profits or Losses for Tax Purposes prior to the date on which they are admitted to the Partnership.

      Purchasers of Interests will become Limited Partners in the Partnership. As soon as possible after completion of the offering of Interests, each purchaser will receive a statement signed on behalf of the Managing General Partner showing the total amount of interests sold and setting forth his fractional interest in the Partnership. The Partnership Agreement will be amended from time to time to reflect the admission of purchasers and transferees of Interests as Limited Partners (subject to the conditions on such substitution described under "Transferability of Interests").

  ----------------------------------------------------------------------
                   SUMMARY OF THE PARTNERSHIP AGREEMENT
  ----------------------------------------------------------------------

      The Partnership Agreement to be executed by the General Partners and each Limited Partner is included as Exhibit A to this Prospectus and it is recommended that each prospective purchaser read it in full. Certain provisions of the Partnership Agreement have been described elsewhere in this Prospectus. With regard to fees and payments to be made to the General Partners and affiliates, the distribution of cash from the Partnership and the allocation of Partnership Profits or Losses for Tax Purposes, see "Compensation and Fees" at p. 8, "Cash Distributions" at p. 86 and "Allocation of Profits or Losses for Tax Purposes" at p. 87; with regard to various transactions and relationships of the Partnership with the General Partners and affiliates, see "Conflicts of Interest" at p. 11; with regard to the Partnership's investment objectives and policies, see "Investment Objectives and Policies" at p. 24; with regard to the management of the Partnership, see "Management" at p. 20; and with regard to the transfer of Interests, see "Transferability of Interests" at p. 88.

      The following briefly summarizes certain provisions of the Partnership Agreement which are not described elsewhere in this Prospectus.

All statements made below and elsewhere in this Prospectus relating to the Partnership Agreement are hereby qualified in their entirety by reference to the Partnership Agreement attached hereto as Exhibit A.

LIABILITY OF PARTNERS TO THIRD PARTIES

      The General Partners will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. JMB Realty Corporation, the parent company of the Managing General Partner, is not liable for any such obligations.

      The Partnership Agreement provides that Limited Partners will not be personally liable for the debts of the Partnership beyond the amount committed by them to the capital of the Partnership. See "Risk Factors-Possible Loss of Limited Liability." In the event the Partnership is unable otherwise to meet its obligations, the Limited Partners might, under applicable law, be obligated under some circumstances to return cash distributions previously received by them to the extent such distributions constitute a return of their Capital Contributions.

DISSOLUTION AND LIQUIDATION

      The Partnership will be dissolved on December 31, 2026, or earlier upon the prior occurrence of any of the following events: (1) the disposition of all interests in real estate of the Partnership; (2) the election by the Managing General Partner (with the consent of a majority in interest of the Limited Partners) or (subject to the condition described under "Removal of General Partners" below) the vote of a majority in interest of the Limited Partners to dissolve the Partnership; and (3) the death, bankruptcy, dissolution or adjudication of incompetence of a sole remaining General Partner.

      Upon dissolution and liquidation of the Partnership, the General Partners will be obligated to make a capital contribution to the Partnership in an amount equal to any net deficit in their capital account but in no event to exceed the lesser of (a) 1.01% of the aggregate Capital Contributions made by the Limited Partners or (b) a hypothetical capital account assuming allocation to the General Partners of only "1% of each item of income, gain, loss, deduction or credit during the life of the Partnership (as opposed to their actual capital account, which is based upon their 3% share of certain items and also reflects cash distributions made to them).

      Upon dissolution of the Partnership, the Partnership will be liquidated and the proceeds of liquidation will be applied first to the payment of obligations of the Partnership to third parties and the expenses of liquidation and to the setting up of any reserves for contingencies which the Managing General Partner considers necessary. Any remaining proceeds of the liquidation and any other funds of properties or the Partnership will then be distributed as described under "Cash Distributions". For a description of the Federal income tax consequences of such distributions, see "Tax Aspects of the Offering."

REMOVAL OF GENERAL PARTNERS.

      The Partnership Agreement provides that at any time after termination of this offering a General Partner may be removed and (unless such General Partner was the sole remaining General Partner) a new General Partner elected upon the written consent or affirmative vote of a majority in interest of the Limited Partners. However, the foregoing right of the Limited Partners to remove and replace a General Partner, as well as the rights of the Limited Partners to approve the sale of all of the Partnership's assets or to dissolve the Partnership referred to above and the right of the Limited Partners to amend the Partnership Agreement referred to below, shall be of no effect and may not be exercised unless and until, prior to such exercise, an opinion of counsel has been obtained to the effect that the existence of such rights and their exercise will not adversely affect the status of the holders of Interests as Limited Partners or the Federal income tax status of the Partnership.

INDEMNIFICATION OF THE GENERAL PARTNERS

      The General Partners will not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by them in good faith pursuant to the authority granted to them by the Partnership Agreement, but only for fraud, bad faith or negligence (gross or otherwise). The Partnership will indemnify the General Partners for any loss or damage incurred by them on behalf of the Partnership or in furtherance of the Partnership's interests, without relieving the General Partners of liability for fraud, bad faith, negligence (gross or otherwise) or other breach of fiduciary duty. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the General Partners, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. If a claim for indemnification against such liabilities under the Securities Act of 1933 (other than for expenses incurred in a successful defense) is asserted against the Partnership by the General Partners under the Partnership Agreement or otherwise, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

AMENDMENT

      A majority in interest of the Limited Partners (or such higher percentage as is required by law as to certain matters) may amend the Partnership Agreement (subject to certain limitations and to the condition described under "Removal of General Partners" above) at any time after this offering is terminated, except that consent of the Limited Partners is not required to admit additional or substituted Limited Partners and for certain other amendments for the benefit of the Limited Partners.


  ----------------------------------------------------------------------
                       SUPPLEMENTAL SALES LITERATURE
  ----------------------------------------------------------------------

      In connection with the offering made hereby, Merrill Lynch and soliciting dealers participating in the offering may make use of a brochure or pamphlet which describes certain aspects of the Partnership and affiliated entities. In certain jurisdictions such supplemental material will not be available. Such supplemental material will not contain any material information which is not also set forth in this Prospectus and the offering of Interests in the Partnership will be made only by means of this Prospectus.


  ----------------------------------------------------------------------
                                  EXPERTS
  ----------------------------------------------------------------------

      The financial statements included in this Prospectus, other than those designated as unaudited, have been included herein and in the Registration Statement in reliance upon the reports appearing elsewhere herein of Peat, Marwick, Mitchell & Co. and Katz, Sapper & Miller, independent certified public accountants, given upon the authority of said firms as experts. The reports of Peat, Marwick, Mitchell & Co. covering the December 31, 1976 balance sheets are qualified with respect to the realization of deferred expenses and payment of Partnership liabilities in the case of the Partnership and with respect to the contingent liability of the Managing General Partner. The statements under the heading "Tax Aspects of the Offering" have been reviewed by Mayer, Brown & Platt and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon.

  ----------------------------------------------------------------------
                              CAPITALIZATION
  ----------------------------------------------------------------------

      The capitalization of the Partnership as of May 31, 1977, and as adjusted to give effect to the sale of and full payment for the minimum and maximum number of Interests offered hereby (excluding Merrill Lynch's right to sell on behalf of the Partnership up to an additional 3,500 Interests) and the application of the net proceeds of such sale to the repayment of the short-term bank note payable, is as follows:


                                                              35,005
                                                10,805       Interests
                                               Interests       Sold
                                   May 31,        Sold       (Maximum)
Title of Class                     1977        (Minimum)        (5)
--------------                  -----------   -----------   -----------

Short-term bank notes payable,       (1)
  unsecured. . . . . . . . . .  $ 5,445,000         --            --

                                     (2)                         (2)
Long-term mortgage notes . . .   16,720,346    16,720,346    16,720,346

General Partnership Interests:
  Capital contribution . . . .        1,000         1,000         1,000

  Less: Net loss to May 31,
    1977 . . . . . . . . . . .     (197,247)     (197,247)     (197,247)
                                -----------   -----------   -----------

     Total General Partner-
       ship Interests. . . . .  $  (196,247)     (196,247)     (196,247)
                                ===========   ===========   ===========

Limited Partnership Interest:

  Capital contribution -
    maximum 35,005 Interests          (3)
    ($1,000 per Interest). . .  $     5,000    10,805,000    35,005,000

  Less:
    Selling commissions. . . .        --          864,000     2,800,000

                                                    (4)           (4)
    Other offering expenses. .        --          500,000       500,000

    Net loss to May 31, 1977 .        9,382         9,382         9,382
                                -----------   -----------   -----------
     Total Limited Partner-
       ship Interests. . . . .  $    (4,382)    9,431,618    31,695,618
                                ===========   ===========   ===========
-----------

(1) The bank notes payable were due on July 31, 1977 and bore interest at 7-1/4%. Subsequent to May 31, 1977 such short-term borrowings were refinanced with short-term borrowings from Continental Illinois National Bank and Trust Company of Chicago (see "Conflicts of Interest") which bear interest at 1% over the prime rate of such Bank in effect from time to time (currently 6-3/4%) and are due on demand. The notes were drawn under an unsecured line of credit. The bank notes and the line of credit are guaranteed by the Individual General Partners and by JMB. The Partnership intends to repay the notes from the proceeds of the sale of the minimum number of Interests.

(2) Long-term mortgage notes (all of which relate to the Wachovia and Phillips Office Buildings described under "Real Property
      Investments") consist of the following at May 31, 1977.

10% mortgage note, payable in monthly installments of
  $76,795 (including interest) with the final payment
  due January 1, 1002. . . . . . . . . . . . . . . . . . .   $8,421,470

5-1/8% mortgage note, payable in monthly installments
  of $57,710 (including interest) with the final payment
  due June 1, 1991; net or unamortized discount of
  $1,418,717 based on imputed interest rate of 9%. . . . .    5,518,082

9-3/4% mortgage note, payable in monthly installments
  of $25,083 (including interest) to September 1,
  1978 at which time the remaining principal balance
  of $2.741,252 is due and payable . . . . . . . . . . . .    2,780,794
                                                            -----------
                                                            $16,720,346
                                                            ===========

Principal maturities or long-term debt (net of unamortized discount) for the five years ending May 31, 1982 are as follows:

              1978 . . . . . . . . . . . . . . . . . .$  318,561
              1979 . . . . . . . . . . . . . . . . . . 3,064,724
              1980 . . . . . . . . . . . . . . . . . .   345,742
              1981 . . . . . . . . . . . . . . . . . .   379,282
              1982 . . . . . . . . . . . . . . . . . .   416,083
                                                      ==========

      The Partnership expects to incur other long-term mortgage indebtedness in connection with the investment of the proceeds of the offering. See "Real Property Investments."

(3) Purchased by JMB as the initial Limited Partner, in order to permit the filing of a certificate of limited partnership prior to the offering of Interests to the public.

(4) See "Summary of the Offering" with respect to anticipated costs of acquisition, including legal fees, in connection with initial investments in real property.

(5) See "Offering and Sale of Interests" for a description of a possible increase of 10% in the maximum number of Interests to be sold.


  ----------------------------------------------------------------------
                                  REPORTS
  ----------------------------------------------------------------------

      Financial information contained in all reports to Limited Partners will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to information furnished to Limited Partners for income tax purposes (which will be on the cash basis). The annual report will be certified by independent public accountants and will be furnished within 120 days following the close of each calendar year. The information required by Form 10-Q under the Securities Exchange Act of 1934 will be furnished to investors within 60 days of the end of each fiscal period for which such Form is filed with the Securities and Exchange Commission. Tax information will be provided to the Limited Partners within 75 days following the close of each calendar year. The annual report will contain a complete statement of compensation and fees paid or accrued by the Partnership to the General Partners and their affiliates, together with a description of any new agreements with affiliates. The Partnership will distribute quarterly reports for the first three quarters of each fiscal year containing unaudited financial information and brief status reports on the Partnership's investments. Limited Partners also have the right under applicable law to obtain other information about the Partnership and may, at their expense, obtain a list of the names and addresses of all of the Limited Partners for any proper purpose.


  ----------------------------------------------------------------------
                               LEGAL MATTERS
  ----------------------------------------------------------------------

      The legality of the Interests offered hereby will be passed upon by Mayer, Brown & Platt, 231 South LaSalle Street, Chicago, Illinois, as counsel to the partnership, and Brown, Wood, Ivey, Mitchel & Petty, One Liberty Plaza, New York, New York, as counsel for Merrill Lynch, in connection with the offering. Mayer, Brown Platt is also counsel to JMB and various affiliates, including the managing general partner of the partnership. Partners and associates in Mayer, Brown & Platt have invested on the same terms as other investors in real estate entities affiliated with JMB.


  ----------------------------------------------------------------------
                          REGISTRATION STATEMENT
  ----------------------------------------------------------------------

      A Registration Statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Regis-

(ration Statement, certain parts of which are omitted in accordance with the rules and regulations or the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

      This Prospectus contains a fair summary of the material terms of all or the exhibits to the Registration Statement and the documents referred to herein. The Partnership has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.


  ----------------------------------------------------------------------
                                 GLOSSARY
  ----------------------------------------------------------------------

      The following terms are precisely defined in Article One of the Partnership Agreement and such definitions, as a matter of law, will govern all relations between Limited Partners and the Partnership. However, by way of clarification and to aid investors in more clearly understanding the way such terms are used in the Partnership Agreement and in this Prospectus, such definitions are supplemented below by certain further explanations:

      "Adjusted Capital Contribution" is the amount on which the Limited Partners' preference with respect to Disbursable Cash will be calculated. It is a Limited Partner's Capital Contribution reduced by the amount of any distributions of Sale or Refinancing Proceeds. (However, for this purpose Capital Contributions will not be reduced to the extent that any Sale or Refinancing Proceeds are necessary at the time of distribution to make up any deficiency in the Limited Partners' preference with respect to Disbursable Cash.)

      "Capital Contribution" means the amount of money contributed to the Partnership by all the Limited Partners or by any individual Limited Partner (expected to be $1,000 per Interest and not to exceed $38,505,000 in the aggregate).

      "Disbursable Cash" means Cash Flow after giving effect to the maintenance of reserves.

      "Cash Flow" means cash receipts from operations without deduction for depreciation, but after deducting cash receipts used to pay Operating Expenses, debt service, payments under ground leases and capital expenditures with respect to Partnership properties.

      "Operating Expenses" means all expenses incurred in the everyday operations of the Partnership and its properties, including real estate taxes and the expenses of utilities, insurance and property management. (Operating Expenses does not include the incentive management fee to the General Partners for managing the affairs of the Partnership or any overhead costs or salaries of any persons employed by the General Partners, but will include reimbursements for certain direct expenses of the General Partners incurred in handling Partnership business and will include fees incurred for property management services.)

      "Profits or Losses for Tax Purposes" means the profits or losses calculated for Federal income tax purposes (including applicable related tax items such as capital gains and losses, tax preferences, tax credits and depreciation recapture). Profits or Losses For Tax Purposes is not the same as profits or losses for financial reporting purposes which are determined in accordance with generally accepted accounting principles.

      "Sale or Refinancing Proceeds" means all cash funds resulting from a sale or refinancing, less

      (i)   expenses incurred in the sale or refinancing,

      (ii)  debts and obligations related to the sale or refinancing, and

      (iii) other payments for Partnership expenses (including costs of improvements or additions to properties and amounts as may be required to purchase underlying land or joint venture interests) or reserves established by the General Partners.

  ----------------------------------------------------------------------
                       INDEX TO FINANCIAL STATEMENTS
  ----------------------------------------------------------------------


JMB Income Properties, Ltd.-V:

  Report of Independent Public Accountants . . . . . . . . . . . .   138
  Balance Sheets, December 31, 1976 (Audited) and May
    31, 1977 (Unaudited) . . . . . . . . . . . . . . . . . . . . .   139
  Statement of Operations, Period from January 1, 1977
    to May 31, 1977 (Unaudited). . . . . . . . . . . . . . . . . .   140
  Statement of Changes in Financial Position, Period
    from January 1, 1977 to May 31, 1977 (Unaudited) . . . . . . .   141
  Notes to Financial Statements, December 31, 1976 (Audited)
    and May 31, 1977 (Unaudited) . . . . . . . . . . . . . . . . .   142

JMB Properties-V, Inc.:

  Report of Independent Public Accountants . . . . . . . . . . . .   144
  Balance Sheets and Notes to Balance Sheets,
    December 31, 1976 (Audited) and May 31, 1977 (Unaudited) . . .   145

JMB Income Properties, Ltd.-V:

  Report of Independent Public Accountants . . . . . . . . . . . .   146
  Historical Summaries of Income and Direct Operating  Expenses
    of Wachovia and Phillips Office Buildings Acquired by
    JMB Income Properties, Ltd.-V. . . . . . . . . . . . . . . . .   147
  Pro Forma Estimates of Taxable Income (Loss) and Funds
    Generated from Wachovia and Phillips Office Buildings
    Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   148
  Notes to Pro Forma Estimates of Taxable Income (Loss)
    and Funds Generated from Wachovia and Phillips Office
    Buildings Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   149

Catawba Mall Shopping Center - Hickory, North Carolina:
  Report of Independent Public Accountants . . . . . . . . . . . .   150
  Historical Summaries of Income and Direct Operating
    Expenses of Catawba Mall Shopping Center - Hickory,
    North Carolina . . . . . . . . . . . . . . . . . . . . . . . .   151
  Pro Forma Estimates of Taxable Income (Loss) and
    Funds Generated from Catawba Mall Shopping Center
    Before Allocation of General and Administrative Expenses
    of the Partnership (Unaudited) . . . . . . . . . . . . . . . .   152
  Notes to Pro Forma Estimates of Taxable Income (Loss)
    and Funds Generated from Catawba Mall Shopping Center
    Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   153

Five Points Plaza Shopping Center - Valdosta, Georgia:
  Report of Independent Public Accountants . . . . . . . . . . . .   154
  Historical Summaries of Income and Direct Operating
    Expenses of Five Points Plaza Shopping Center -
    Valdosta, Georgia. . . . . . . . . . . . . . . . . . . . . . .   155
  Pro Forma Estimates of Taxable Income (Loss) and
    Funds Generated from Five Points Plaza Shopping
    Center Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   156
  Notes to Pro Forma Estimates of Taxable Income (Loss)
    and Funds Generated from Five Points Plaza Shopping
    Center Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   157

North Riverside Plaza Shopping Center - North Riverside, Illinois:
  Historical Summaries of Income and Direct Operating
    Expenses of North Riverside Plaza Shopping Center -
    North Riverside, Illinois (Unaudited). . . . . . . . . . . . .   158
  Pro Forma Estimates of Taxable Income (Loss) and
    Funds Generated from North Riverside Plaza Shopping
    Center Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   159
  Notes to Pro Forma Estimates of Taxable Income (Loss)
    and Funds Generated from North Riverside Plaza Shopping
    Center Before Allocation of General and Administrative
    Expenses of the Partnership (Unaudited). . . . . . . . . . . .   160

Pro Forma Estimates of Taxable Income (Loss) and Funds
  Generated from Winston-Salem, Hickory, Valdosta and
  North Riverside properties Before Allocation of
  General and Administrative Expenses of the Partnership
  (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . .   161

Notes to Pro Forma Estimates of Taxable Income (Loss)
  and Funds Generated from Winston-Salem, Hickory, Valdosta
  and North Riverside properties Before Allocation of
  General and Administrative Expenses of the Partnership
  (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . .   162

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Partners of JMB Income Properties, Ltd.-V


      We have examined the balance sheet of JMB Income Properties, Ltd.-V as of December 31, 1976. Our examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

      The accompanying balance sheet includes $25,960 of deferred expenses. The realization of such expenses and payment of the Partnership liabilities is dependent upon the consummation of the contemplated offering of Limited Partnership Interests.

      In our opinion, subject to the possible effects of the matter described in the preceding paragraph, the aforementioned balance sheet presents fairly the financial position of JMB Income Properties, Ltd.-V at December 31, 1976 in conformity with generally accepted accounting principles.











                                    PEAT, MARWICK, MITCHELL & CO.



Chicago, Illinois
January 4, 1977

                       JMB INCOME PROPERTIES, LTD.-V
                          (A Limited Partnership)

                           --------------------

                              BALANCE SHEETS

                    December 31, 1976 and May 31, 1977

                                  ASSETS

                                               December 31,    May 31,
                                                  1976          1977
                                                (audited)    (unaudited)
                                               ------------  -----------
Current assets:
  Cash . . . . . . . . . . . . . . . . . . . .  $   15,960      144,880
  Accrued interest receivable. . . . . . . . .       1,302        --
  Rent receivable. . . . . . . . . . . . . . .       --          12,902
  Escrow deposits. . . . . . . . . . . . . . .       --         219,541
                                                ----------   ----------
      Total current assets . . . . . . . . . .      17,262      377,323

Deposit for purchase of investment property
  (note 2) . . . . . . . . . . . . . . . . . .     560,000        --

Investment property, at cost (note 2):
  Land . . . . . . . . . . . . . . . . . . . .       --       1,948,152
  Buildings and improvements . . . . . . . . .       --      21,266,034
                                                ----------   ----------
                                                     --      23,214,186
  Less accumulated depreciation. . . . . . . .       --         354,434
                                                ----------   ----------
      Total investment property, net of
        accumulated depreciation . . . . . . .       --      22,859,752

Deferred expenses (note 5):
  Acquisition costs. . . . . . . . . . . . . .      22,200        --
  Offering costs . . . . . . . . . . . . . . .       3,760      153,295
                                                ----------   ----------
                                                $  603,222   23,390,370
                                                ==========   ==========

                LIABILITIES AND PARTNERS' CAPITAL ACCOUNTS

Current liabilities:
  Current portion of long-term mortgage
    notes payable (note 4) . . . . . . . . . .  $    --         318,561
  Bank notes payable, unsecured (note 3) . . .     570,000    5,445,000
  Accrued interest payable . . . . . . . . . .       2,038      165,920
  Accrued real estate taxes. . . . . . . . . .       --         118,417
  Accrued professional fees. . . . . . . . . .       2,580       31,029
  Property acquisition fee due JMB Realty
    Corporation. . . . . . . . . . . . . . . .       --         850,000
  accrued acquisition costs. . . . . . . . . .      22,200       40,000
  Accrued offering costs . . . . . . . . . . .       3,720      126,824
  Accounts payable and other accrued
    expenses . . . . . . . . . . . . . . . . .       --          93,463
                                                ----------   ----------
      Total current liabilities. . . . . . . .     600,538    7,189,214
Long-term mortgage notes payable,
  less current portion (note 4). . . . . . . .       --      16,401,785
                                                ----------   ----------
      Total liabilities. . . . . . . . . . . .     600,538   23,590,999

Partners' capital accounts (deficit) (note 1):
  General Partners:
    Capital contributions. . . . . . . . . . .       1,000        1,000
    Allocated portion of earnings (loss) . . .         (33)    (197,247)
  Limited Partner:
    Interest of $1,000. Authorized 38,505
      Interests; issued and outstanding,
      five Interests . . . . . . . . . . . . .       5,000        5,000
    Allocated portion of earnings (loss) . . .      (3,283)      (9,382)
                                                ----------   ----------
      Total partners' capital accounts
        (deficit). . . . . . . . . . . . . . .       2,684     (200,629)

Commitments and contingencies
  (notes 1, 2 and 4)
                                                ----------   ----------
                                                $  603,222   23,390,370
                                                ==========   ==========

              See accompanying notes to financial statements.

                       JMB INCOME PROPERTIES, LTD.-V
                          (A Limited Partnership)

                           --------------------

                          STATEMENT OF OPERATIONS

                Period from January 1,1977 to May 31, 1977
                                (Unaudited)



Income:
  Retail Income. . . . . . . . . . . . . . . .               $1,413,112
  Interest . . . . . . . . . . . . . . . . . .                    2,295
                                                             ----------

                                                              1,415,407

Expenses:
  Mortgage and other interests . . . . . . . .  $  684,451
  Depreciation . . . . . . . . . . . . . . . .     354,434
  Property operating expenses. . . . . . . . .     535,960
  Professional services. . . . . . . . . . . .      29,609
  General and administrative . . . . . . . . .      14,266    1,618,720
                                                ==========   ----------

      Net loss . . . . . . . . . . . . . . . .               $  203,313
                                                             ==========


             See accompanying notes to financial statements.

                       JMB INCOME PROPERTIES, LTD.-V
                          (A Limited Partnership)

                           --------------------

                STATEMENT OF CHANGES IN FINANCIAL POSITION

                 Period from January 1,1977 to May 31,1977
                                (Unaudited)



Funds provided:

  From operations:

    Net loss . . . . . . . . . . . . . . . . . . . . . . .  $  (203,313)
    Add depreciation not requiring funds . . . . . . . . .      354,434
                                                            -----------
          Funds provided from operations . . . . . . . . .      151,121

Less payments on long-term debt, including transfers
  to current portion . . . . . . . . . . . . . . . . . . .      418,334
                                                            -----------

                                                               (267,213)

Long-term mortgage notes payable . . . . . . . . . . . . .   16,820,119
  Decrease in deposit for purchase of investment
    property . . . . . . . . . . . . . . . . . . . . . . .      560,000
  Decrease in working capital. . . . . . . . . . . . . . .    6,228,615
                                                            -----------
          Total funds provided . . . . . . . . . . . . . .  $12,341,521
                                                            ===========

Funds applied:
  Purchase of investment property. . . . . . . . . . . . .  $23,214,186
  Increase in deferred expenses. . . . . . . . . . . . . .      127,335
                                                            -----------
          Total funds applied. . . . . . . . . . . . . . .  $23,341,521
                                                            ===========

Changes in working capital:
  Increase (decrease) in current assets:
    Cash . . . . . . . . . . . . . . . . . . . . . . . . .  $   128,920
    Accrued interest receivable. . . . . . . . . . . . . .       (1,302)
    Rent receivable. . . . . . . . . . . . . . . . . . . .       12,902
    Escrow deposits. . . . . . . . . . . . . . . . . . . .      219,541
                                                            -----------
                                                                360,061
                                                            -----------
  Decrease (increase) in current liabilities:
    Current portion of long-term mortgage notes payable. .     (318,561)
    Bank notes payable, unsecured. . . . . . . . . . . . .   (4,875,000)
    Accrued interest payable . . . . . . . . . . . . . . .     (163,882)
    Accrued real estate taxes. . . . . . . . . . . . . . .     (118,417)
    Accrued professional fees. . . . . . . . . . . . . . .      (28,449)
    Property acquisition fee due JMB Realty Corporation. .     (850,000)
    Accrued acquisition costs. . . . . . . . . . . . . . .      (17,800)
    Accrued offering costs . . . . . . . . . . . . . . . .     (123,104)
    Accounts payable and other accrued expenses. . . . . .      (93,463)
                                                            -----------
                                                             (6,588,676)
                                                            -----------
Increase (decrease) in working capital . . . . . . . . . .  $(6,228,615)
                                                            ===========


              See accompanying notes to financial statements.

                       JMB INCOME PROPERTIES, LTD.-V
                          (A Limited Partnership)

                           --------------------

                      NOTES TO FINANCIAL STATEMENTS
                     December 31,1976 and May 31,1977

              Data as of May 31,1977 and for the period from
                January 1,1977 to May 31,1977 are unaudited


(1) The Partnership was formed November 18,1976 by the filing of a Certificate of Limited Partnership under the Uniform Limited Partnership Act of the state of Illinois. The only capital transactions to December 31, 1976 were capital contributions of $6,000, representing subscription and payment for rive Limited Partnership Interests and the General Partnership Interests. The Partnership presently contemplates the sale of up to 35,000 additional Interests (with a possible increase of up to 3,500 Interests). See the caption "Offering and Sale of Interests" elsewhere in this Prospectus. The net loss at December 31, 1976 resulted from interest expense and pro-fessional fees, less interest income on the earnest money deposit (note 2).

      JMB Properties-V, Inc. is the Managing General Partner. Except under certain limited circumstances upon termination of the Partnership (see "Summary of the Partnership Agreement-Dissolution and Liquidation" elsewhere in this Prospectus), the General Partners are not required to make any additional capital contributions.
      See "Summary of the Partnership Agreement" and "Conflicts of Interest" elsewhere in this Prospectus. Also see "Allocation of Profits or Losses for Tax Purposes", "Offering and Sale of interests-Allocation of Benefits During the Offering Period" and "Cash Distributions" for information regarding allocations among the Partners.

      The Partnership records are maintained on the cash basis of accounting as adjusted for Federal income tax reporting purposes. The accompanying financial statements have been prepared on the accrual basis of accounting from such records after making appropriate adjustments to reflect certain accruals at December 31, 1976 and May 31, 1977. Such adjustments are not recorded in the records of the Partnership. The net effect of these adjustments is to charge the operations and to decrease the partners' capital accounts by $3,316 and $404,392 for the periods ended December 31, 1976 and May 31, 1977, respectively.

      Deferred offering costs will be charged to the partners' capital accounts upon consummation of the offering.

      Deferred acquisition costs will be capitalized as cost of the property upon acquisition.

      The accompanying financial statements include the operations of the property located in Winston-Salem, North Carolina for the period from January 31, 1977 (date of acquisition by the Partnership) to May 31, 1977 (see note 2).

(2) At December 31, 1976 the Partnership had deposited $560,000 as earnest money for the purchase of an office building and computer center in Winston-Salem, North Carolina. In January, 1977 such purchase was consummated. The cost of the investment property represents the total cost to the Partnership plus miscellaneous acquisition costs less the initial discount ($1,465,773) on one of the long-term mortgage notes (see note 4). The investment property is summarized as follows at May 31, 1977:


                        Initial Cost and Amount at
                       Which Carried at May 31, 1977
                      ------------------------------

Description
-----------

Wachovia and Phillips Office
 Buildings - Winston-Salem, North Carolina

                        Buildings              Accumu-
                          and                  lated    Date of
   Encum-               Improve-               Depre-  Construc-    Date
  brances     Land       ments       Total     ciation   tion     Acquired
---------------------  ----------  ----------  ------- ---------  --------
                                      (a)               1966 and
$18,139,063 1,948,152  21,266,034  23,214,186  354,434      1972   1/31/77

----------

      (a) The cost of the property for Federal income tax purposes will be $24,679,959.

      (b) Depreciation on the property has been provided over the estimated useful lives of the various components on the following bases:

            Buildings and improvements-straight-line ....... 5-35 years
            Personal property-150% declining balance .......    5 years

      (c) The policy of the Partnership is to expense as incurred the costs of maintenance and repairs and to capitalize significant costs of betterments and improvements. (3) The bank notes payable were due July 31, 1977 and bore interest at 7-1/4%. Subsequent to May 31, 1977 such short-term bank borrowings were refinanced with short-term borrowings from another bank which bear interest at 1% over the prime rate in effect from time to time and are due on demand. The notes are guaranteed by the Individual General Partners and by JMB.

(4) Long-term mortgage notes payable consists of the following at May 31, 1977:

      10% mortgage note, payable in monthly
        installments of $76,795 (including interest)
        with the final payment due January 1,
        2002 . . . . . . . . . . . . . . . . . . . . . .    $ 8,421,470
      5-1/8% mortgage note, payable in monthly
        installments of $57,710 (including interest)
        with the final payment due June 1, 1991; net
        of unamortized discount of $1,418,717 based
        on imputed' interest rate of 9%. . . . . . . . .      5,518,082
      9-3/4% mortgage note, payable in monthly
        installments of $25,083 (including interest)
        to September 1, 1978 at which time the
        remaining principal balance of $2,741,252
        is due and payable . . . . . . . . . . . . . . .      2,780,794
                                                            -----------
                                                             16,720,346
      Less current portion of long-term mortgage
        notes payable. . . . . . . . . . . . . . . . . .        318 561
                                                            -----------
            Total long-term mortgage notes payable . . .    $16,401,785
                                                            ===========

      Principal maturities of long-term debt (net of unamortized discount) for the five years ending May 31, 1982 are as follows:

                      1978 .............................  $  318,561
                      1979 .............................   3,064,724
                      1980 .............................     345,742
                      1981 .............................     379,282
                      1982 .............................     416,083
                                                          ==========


(5) The Partnership will be liable for organization and other expenses in connection with the issuance and distribution of the Interests being registered. Total expenses, excluding selling commissions, are estimated at a maximum of $500,000, of which $3,760 and $183,995 had been incurred through December 31, 1976 and May 31, 1977, respectively. The Partnership is also expected to incur expenses, including legal fees, in connection with its additional real property investments. See the caption "Estimated Use of Proceeds of Offering" elsewhere in this Prospectus.

(6) An affiliate of the general partners manages the property for a fee calculated at 2% of the gross income from the property. For the period ended May 31, 1977, property management fees aggregating $31,994 were paid or payable to such affiliate. Reference is made to the caption "Compensation and Fees" elsewhere in this Prospectus regarding reimbursement of expenses of the General Partners and management fees payable to the General Partners.

(7) Supplementary income statement information for the period January 1, 1977 to May 31, 1977:

                    Repairs and maintenance .............   $ 19,239
                    Depreciation  .......................    354,434
                    Taxes-real estate ...................     94,279
                                                            ========

      In the opinion of the General Partners, all adjustments necessary for a fair presentation (only normal accruals) have been made to the above unaudited financial information as of May 31 1977 and for the period January 1, 1977 to May 31, 1977.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS







To the Board of Directors
JMB Properties-V, Inc.


      We have examined the balance sheet of JMB Properties-V, Inc. as of December 31,1976. Our examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

      The Company is the Managing General Partner of JMB Income Properties, Ltd.-V. In the event the contemplated public offering of the Partnership Interests is not consummated, the Company may be liable for substantial liabilities of the Partnership.

      In our opinion, subject to the possible effects of the matter described in the preceding paragraph, the aforementioned balance sheet presents fairly the financial position of JMB Properties-V, Inc. at December 31, 1976 in conformity with generally accepted accounting principles.






                              PEAT, MARWICK, MITCHELL & CO.



Chicago, Illinois
January 4,1977

                          JMB PROPERTIES-V, INC.

                           --------------------

                              BALANCE SHEETS

                    December 31, 1976 and May 31, 1977


                                  ASSETS


                                               December 31,    May 31,
                                                  1976          1977
                                                (audited)    (unaudited)
                                               ------------  -----------

Cash . . . . . . . . . . . . . . . . . . . . .     $ 4,500        4,476
Investment in partnership. . . . . . . . . . .         470          --
                                                   -------      -------
                                                   $ 4,970        4,476
                                                   =======      =======


      LIABILITIES AND STOCKHOLDER'S EQUITY Investment in partnership

Investment in partnership. . . . . . . . . . .       --              45

Stockholder's equity:
  Common stock, $1 par value.
    Authorized 5,000; issued 5,000 shares. . .       5,000        5,000
  Retained earnings (deficit),
    representing loss from partnership
    investment and general and administra-
    tive expenses. . . . . . . . . . . . . . .         (30)        (569)
                                                   -------      -------
                                                   $ 4,970        4,476
                                                   =======      =======


NOTES:

(1)   JMB Properties-V, Inc., the Managing General Partner of JMB
      Income Properties, Ltd.-V, was incorporated December 2, 1976 in the State of Illinois. The Company has had no operations. The Company is a wholly-owned subsidiary of JMB Realty Corporation. See
      "Management-JMB Realty Corporation" elsewhere in this Prospectus .

(2) The Company made a capital contribution of $500 to the Partnership. Except under certain limited circumstances upon termination of the Partnership (see "Summary of the Partnership Agreement-
      Dissolution and Liquidation"), the Company is not required to make any additional capital contributions to the Partnership.

      Included in the accompanying balance sheet at May 31, 1977 are losses of $545, representing a portion of the Company's share of losses of JMB Income Properties, Ltd.-V. Such portion represents an amount equal to the Company's capital contribution ($500) plus the maximum amount the Company would be required to contribute to the Partnership pursuant to the partnership agreement in the event of dissolution and liquidation of the Partnership $(45). The Company may be liable for substantial liabilities of the Partnership in the event the contemplated public offering of the Partnership Interests is not consummated. At May 31, 1977, the Company's capital account in JMB Income Properties, Ltd.-V was a deficit of $177,019.

                           --------------------

      In the opinion of management, all adjustments necessary for a fair presentation (only normal accruals) have been made to the above unaudited financial information as of May 31, 1977.

                           --------------------

     Purchasers of Limited Partnership Interests are not purchasing an interest in the Company whose balance sheets appear above.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






The Partners
JMB Income Properties, Ltd.-V


      We have examined the historical summary of income and direct operating expenses exclusive of mortgage interest, depreciation, general and administrative expenses, property management fees, non-recurring expenses and income taxes of the Wachovia and Phillips Office Buildings acquired by JMB Income Properties, Ltd.-V, for the year ended December 31, 1976. Our examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

      In our opinion, the summary referred to above summarizes fairly the income and direct operating expenses exclusive of mortgage interest, depreciation, general and administrative expenses, property management fees, non-recurring expenses and income taxes of the Wachovia and Phillips Office Buildings, for the year ended December 31, 1976, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year.








                                    PEAT, MARWICK, MITCHELL & CO.



New York, New York
June 24, 1977

                       JMB INCOME PROPERTIES, LTD.-V

                           --------------------

       HISTORICAL SUMMARIES OF INCOME AND DIRECT OPERATING EXPENSES
           OF WACHOVIA AND PHILLIPS OFFICE BUILDINGS ACQUIRED BY
                       JMB INCOME PROPERTIES, LTD.-V




                                                    Five Months Ended
                                Year Ended              May 31,
                                December 31,   -------------------------
                                   1976           1977          1976
                                 (Audited)     (Unaudited)   (Unaudited)
                                ------------   -----------   -----------
Income:
  Rent and other charges
    to tenants . . . . . . . .  $ 3,634,642     1,624,007     1,441,916
  Parking. . . . . . . . . . .      152,803       108,339        59,737
                                -----------   -----------   -----------
                                  3,787,445     1,732,346     1,501,653
                                -----------   -----------   -----------

Direct Operating Expenses
 (see note):
  Real estate taxes. . . . . .      362,596       125,075       150,000
  Repairs and maintenance. . .       52,505        27,494         9,480
  Insurance. . . . . . . . . .       35,059        26,645        12,500
  Utilities. . . . . . . . . .      645,636       273,550       257,906
  Payroll and related taxes. .      499,448       197,133       196,584
  Supplies and cleaning. . . .       96,140        19,307        28,061
  Other. . . . . . . . . . . .       13,165        13,209         5,908
                                -----------   -----------   -----------
                                  1,704,549       682,413       660,439
                                -----------   -----------   -----------
Operating income, exclusive
 of mortgage interest,
 depreciation, general
 and administrative
 expenses, property
 management fees, non-
 recurring expenses and
 income taxes. . . . . . . . .  $ 2,082,896     1,049,933       841,214
                                ===========   ===========   ===========



NOTE: The historical summary is not representative of the results of actual operations for the year as it excludes the following expenses which amy not be comparable to expenses in such categories expected to be incurred in proposed future operations:

            1.    Mortgage interest
            2.    Depreciation of buildings and improvements
            3.    General and administrative expenses
            4.    Property management fees
            5.    Non-recurring expenses
            6.    Income taxes

                       JMB INCOME PROPERTIES, LTD.-V

                           --------------------

          PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND FUNDS
           GENERATED FROM WACHOVIA AND PHILLIPS OFFICE BUILDINGS
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP

                         For a Twelve Month Period
                                (Unaudited)

      The following unaudited estimates present taxable income (loss) and funds generated from operations for the first twelve months of operation of the Winston-Salem, North Carolina Office Buildings (which have been acquired by the Partnership), as if commencing on February 1, 1977. These estimates do not purport to represent operations of the Partnership as a whole nor do they purport to represent actual or expected operations of the office buildings for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.


Estimate of Taxable Income (Loss):
  Rental Income-Note A(1):
    Historical period-Note A(1). . . . . . . . . . . . . .  $ 3,788,000
    Pro forma adjustments. . . . . . . . . . . . . . . . .      472,000
                                                            -----------
          Pro forma rental income. . . . . . . . . . . . .    4,260,000
                                                            -----------
  Operating Expenses:
    Real Estate Taxes-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .      363,000
      Pro forma adjustments. . . . . . . . . . . . . . . .      (98,000)
                                                            -----------
          Pro forma real estate taxes. . . . . . . . . . .      265,000
                                                            -----------

    Other Expenses-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .    1,342,000
      Pro forma adjustments. . . . . . . . . . . . . . . .       73,000
                                                            -----------
          Pro forma other expenses . . . . . . . . . . . .    1,417,000
                                                            -----------
            Total pro forma operating expenses . . . . . .    1,682,000
                                                            -----------
          Pro forma estimate of taxable income
            before mortgage interest, depreciation
            and allocation of general and administra-
            tive expenses of the partnership-Note A(1) . .    2,578,000
    Mortgage Interest-Note A(2). . . . . . . . . . . . . .   (1,521,000)
    Pro Forma Depreciation-Note A(3) . . . . . . . . . . .   (1,128,000)
                                                            -----------
          Pro forma estimate of taxable income (loss)
            from property before allocation of general
            and administrative expenses of the
            partnership-Note B . . . . . . . . . . . . . .  $   (71,000)
                                                            ===========
  Estimate of Funds Generated from Property:
    Pro forma estimate of taxable income before
      mortgage interest, depreciation and allocation
      of general and administrative expenses of the
      partnership-per above. . . . . . . . . . . . . . . .    2,578,000
    Less: Mortgage interest. . . . . . . . . . . . . . . .   (1,521,000)
         Principal amortization on mortgage notes. . . . .     (450,000)
                                                            -----------
          Estimate of funds generated from property
            before allocation of general and
            administrative expenses of the
            partnership - Notes A(1) and C . . . . . . . .  $   607,000
                                                            ===========








                          See accompanying notes.

                       JMB INCOME PROPERTIES, LTD.-V

                           --------------------

         NOTES TO PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND
        FUNDS GENERATED FROM WACHOVIA AND PHILLIPS OFFICE BUILDINGS
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP
                                (Unaudited)




A.    Basis of Presentation:

      (1) Rental income and operating expenses of the Winston-Salem office buildings for the twelve month period ended December 31, 1976 (which income and expenses are as set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus) have been adjusted as follows:

            (a) The pro forma adjustment for rental income represents the difference between historical base rental income and base rental income based upon signed leases in effect June 1,1977.

            (b) The pro forma adjustment for real estate taxes represents a decrease based upon the latest available tax data.

            (c) The pro forma adjustment for other expenses represents property management fees of $85,000 based upon the pro forma rental income, less adjustment of insurance expense of $10,000 based upon new insurance policies for the property.

      (2) The pro forma mortgage interest and principal amortization represent the mortgage interest and principal amortization payable during the pro forma period on the Partnership's property mortgages based upon the financing arrangements described under the caption "Real Property Investments" elsewhere in this Prospectus.

      (3) The Partnership will provide depreciation on its property, for both financial reporting and Federal income tax purposes, utilizing the methods and lives described under the caption "Real Property Investments" elsewhere in this Prospectus. Pro forma depreciation has been provided for one full year of operations.

      (4) The pro forma statement does not provide for expenses which the Partnership may incur in satisfaction of certain North Carolina safety requirements. The Partnership has received an estimate of $332,000 as the cost of compliance with such safety requirements. The Partnership expects to contest the validity of such requirements but will in no event
            (because a one-year period is provided for the submission of compliance plans) incur any portion of such costs in the period covered by this pro forma statement.

B. The Partnership will file its tax returns on a cash basis. See the caption "Tax Aspects of the Offering" elsewhere in this Prospectus.

C. The offering buildings are encumbered by a second mortgage note having a balance at May 31, 1977 of $2,780,794. The note is due on September 1, 1978 when the unpaid principal balance will be approximately $2,741,000. The Partnership intends to retire such note on or before its maturity, and the debt service eliminated thereby will result in an increase in the estimate of funds generated from the property before allocation of general and administrative expenses of the Partnership to $908,000.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To:  JMB Income Properties, Ltd.-V:

      We have examined the summary of income and direct operating expenses, exclusive or mortgage interest, depreciation, sale and leaseback rents, and management fees, of Catawba Mall for the years ended December 31, 1974, 1975 and 1976. Our examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

      In our opinion, the summary referred to above presents fairly the income and direct operating expenses, exclusive of mortgage interest, depreciation, sale and leaseback rents and management fees, of Catawba Mall for the years ended December 31, 1974, 1975 and 1976, in conformity with generally accepted accounting principles consistently applied.




                              KATZ, SAPPER & MILLER



Indianapolis, Indiana
July 13,1977

                          HISTORICAL SUMMARIES OF INCOME AND DIRECT OPERATING EXPENSES OF
                               CATAWBA MALL SHOPPING CENTER-HICKORY, NORTH CAROLINA
                                                                                             Five Months
                                                    Year Ended December 31,                 Ended May 31,
                                       ------------------------------------------------  ------------------
                                         1972      1973      1974      1975      1976      1976      1977
                                       --------  --------  --------  --------  --------  --------  --------
                                        (Not Covered by                                   (Note Covered by
                                        Auditor's Report)                                 Auditor's Report)
INCOME:
  Rental income. . . . . . . . . . . . $454,354   455,489   454,892   450,574   476,960   197,573   198,256
  Overage rents. . . . . . . . . . . .  115,676   151,021   143,520   160,226   197,401    49,350    51,959
  Tenant reimbursements and other. . .   16,222    16,780    16,338    24,601    38,141    14,966    15,930
                                       --------  --------  --------  --------  --------  --------  --------
    Total Income . . . . . . . . . . . $586,252   623,290   614,750   635,401   712,502   261,889   266,145
                                       ========  ========  ========  ========  ========  ========  ========
DIRECT OPERATING EXPENSES:
  Real estate taxes. . . . . . . . . . $ 42,940    42,940    43,103    42,856    42,425    17,677    17,900
  Repairs and maintenance. . . . . . .   41,428    59,737    62,106    74,714    77,208    33,124    33,978
  Rent expense . . . . . . . . . . . .   42,935    50,004    48,504    51,845    63,300    19,795    20,175
  Insurance. . . . . . . . . . . . . .   11,464    12,029     9,331    10,422    13,390     7,527     7,839
  Utilities. . . . . . . . . . . . . .   12,584    12,424    14,028    16,594    19,298     7,720     8,231
  Payroll and related taxes. . . . . .    8,403     9,701     9,899    19,390    21,331     8,367     8,552
  Advertising and promotional. . . . .    2,746     4,758     4,177     7,258     4,879     1,906     1,203
  Other. . . . . . . . . . . . . . . .    2,640     1,630     2,234     6,477     8,054       969     2,461
                                       --------  --------  --------  --------  --------  --------  --------
    Total Direct Operating Expenses. . $165,140   193,223   193,382   229,556   249,885    97,085   100,339
                                       ========  ========  ========  ========  ========  ========  ========
OPERATING INCOME, exclusive of
 mortgage interest, depreciation,
 sale-leaseback rents, and
 management fees . . . . . . . . . . . $421,112   430,067   421,368   405,845   462,617   164,804   165,806
                                       ========  ========  ========  ========  ========  ========  ========

----------------
Note: The historical summaries are not representative of the results of actual operations for the periods as they exclude the following expenses which may not be comparable to expenses in such categories to be incurred in future operations:

            1.    Mortgage interest
            2.    Depreciation of buildings and improvements
            3.    Sale-leaseback rents
            4.    Management fees

      These figures relate to a property covered by a letter of intent, and there is no assurance that such property will be acquired by the Partnership.

                                                        151

          PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND FUNDS
                GENERATED FROM CATAWBA MALL SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP

                         For a Twelve Month Period
                                (Unaudited)


      The following unaudited estimates present taxable income "(loss) and funds generated from operations for the first twelve months of operation of the Hickory, North Carolina, Shopping Center as if commencing on September 1, 1977. These estimates do not purport to represent operations of the Partnership as a whole nor do they purport to represent actual or expected operations of the shopping center, assuming acquisition by the Partnership, for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.


   Estimate of Taxable Income (Loss):
    Rental Income-Note(1):

      Historical period-Note A(1). . . . . . . . . . . . .     $717,000
      Pro forma adjustments. . . . . . . . . . . . . . . .        1,000
                                                               --------
        Pro forma rental income. . . . . . . . . . . . . .      718.000
                                                               --------

    Operating Expenses:
     Real Estate Taxes-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .       43,000
      Pro forma adjustments. . . . . . . . . . . . . . . .        --
                                                               --------
        Pro forma real estate taxes. . . . . . . . . . . .       43.000
                                                               --------
    Other Expenses-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .      210,000
        Pro forma adjustments. . . . . . . . . . . . . . .       41,000
                                                               --------
        Pro forma other expenses . . . . . . . . . . . . .      251,000
                                                               --------
          Total pro forma operating expenses . . . . . . .      294,000
                                                               --------

        Pro forma estimate of taxable income before
          mortgage interest, depreciation and allocation
          of general and administrative expenses of the
          partnership-Note A(1). . . . . . . . . . . . . .      424,000

     Mortgage Interest-Note A(2) . . . . . . . . . . . . .     (180,000)
     Pro Forma Depreciation-Note A(3). . . . . . . . . . .     (265,000)
                                                               --------
        Pro forma estimate of taxable income (loss)
          from property before allocation of general
          and administrative expenses of the
          partnership-Note B . . . . . . . . . . . . . . .    $ (21,000)
                                                              =========

Estimate of Funds Generated from Property:

    Pro forma estimate of taxable income before
      mortgage interest, depreciation and allocation
      of general and administrative expenses of the
      partnership - per above. . . . . . . . . . . . . . .    $ 424,000
    Less: Mortgage interest. . . . . . . . . . . . . . . .     (180,000)
          Principal amortization on mortgage notes . . . .     (113,000)
                                                              ---------
        Estimate of funds generated from property
          before allocation of general and
          administrative expenses of the partner-
          ship- Notes A(1) and C . . . . . . . . . . . . .    $ 131,000
                                                              =========

      These figures relate to a property covered by a letter of intent, and there is no assurance that such property will be acquired by the Partnership.



                          See accompanying notes.

         NOTES TO PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND
             FUNDS GENERATED FROM CATAWBA MALL SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP
                                (Unaudited)


A.    Basis of Presentation:

      (1) Rental income and operating expenses of the Hickory, North Carolina, shopping mall for the twelve month period ended May 31, 1977 (which income and expenses are unaudited and were derived from the same records and on the same basis as set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus) have been adjusted as follows:

            (a) The pro forma adjustment for rental income represents the difference between historical base rental income and base rental income based upon signed leases in effect July 1,1977.

            (b) The pro forma adjustment for other expenses represents property management fees of $36,000 based upon the pro forma rental income, plus adjustment of land rent expense of $5,000 based upon certain types of pro forma rental income.

      (2) The pro forma mortgage interest and principal amortization represent the mortgage interest and principal amortization payable during the pro forma period on the Partnership's property mortgages based upon the financing arrangements described under the caption "Real Property Investments" elsewhere in this Prospectus.

      (3) The Partnership will provide depreciation on its property, or both financial reporting and Federal income tax purposes, utilizing the methods and lives described under the caption Real Property Investments" elsewhere in this Prospectus.
            Pro forma depreciation has been provided for one full year of operations.

B. The Partnership will file its tax returns on a cash basis. See the caption "Tax Aspects of the Offering" elsewhere in this Prospectus.

C. The interest to be acquired by the Partnership in the land on which the mall is situated consists of leasehold interests under five ground leases. It is the present intention of the Partnership, assuming the investment in the mall is consummated, to acquire the land which is subject to the principal ground lease as described under "Real Property Investments". Such purchase would thereby result in an increase in the estimated funds generated from the property, before allocation of general and administrative expenses of the Partnership to $189,000.


                             ----------------



      The property covered by the pro forma statement is subject only to a letter of intent, and there is no assurance that such property will be acquired by the Partnership.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To: JMB Income Properties, Ltd.-V:


      We have examined the summary of income and direct operating expenses, exclusive of mortgage interest, depreciation, sale and leaseback rents and management fees, of Five Points Shopping Center for the years ended December 31, 1974, 1975 and 1976. Our examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

      In our opinion, the summary referred to above presents fairly the income and direct operating expenses, exclusive of mortgage interest, depreciation, sale and leaseback rents and management fees, of the Five Points Shopping Center for the years ended December 31, 1974, 1975 and 1976, in conformity with generally accepted accounting principles consistently applied.







                              KATZ, SAPPER & MILLER




Indianapolis, Indiana
July 13, 1977

                          HISTORICAL SUMMARIES OF INCOME AND DIRECT OPERATING EXPENSES OF
                                FIVE POINTS PLAZA SHOPPING CENTER-VALDOSTA, GEORGIA
                                                                                             Five Months
                                                    Year Ended December 31,                 Ended May 31,
                                       ------------------------------------------------  ------------------
                                         1972      1973      1974      1975      1976      1976      1977
                                       --------  --------  --------  --------  --------  --------  --------
                                        (Not Covered by                                   (Note Covered by
                                        Auditor's Report)                                 Auditor's Report)
INCOME:
  Rental income. . . . . . . . . . . . $257,027   260,144   263,736   297,731   310,293   122,784   123,773
  Overage rents. . . . . . . . . . . .   41,457    42,187    39,153    41,471    45,909    11,477    11,750
  Tenant reimbursements and other. . .    5,710     5,888     5,511     7,206     7,811     3,053     4,787
                                       --------  --------  --------  --------  --------  --------  --------
     Total income. . . . . . . . . . .  304,194   308,219   308,400   346,408   364,013   137,314   140,310
                                       --------  --------  --------  --------  --------  --------  --------

DIRECT OPERATING EXPENSES:
  Real estate taxes. . . . . . . . . .   27,850    26,130    32,152    37,069    34,611    14,421    14,465
  Repairs and maintenance. . . . . . .    6,562    11,317    16,829    18,773     8,617     5,574     1,778
  Insurance. . . . . . . . . . . . . .    3,962     4,040     5,328     6,252     7,997     4,865     4,888
  Utilities. . . . . . . . . . . . . .    4,911     5,068     5,235     6,462     7,076     2,571     3,693
  Payroll and related taxes. . . . . .    8,839     9,765    10,157    10,825    11,816     4,732     4,701
  Advertising and promotional. . . . .    2,363     1,940     3,500     3,077     3,019       791       743
  Other. . . . . . . . . . . . . . . .    2,474     2,343     1,807     3,054     2,619     1,059     1,322
                                       --------  --------  --------  --------  --------  --------  --------
     Total Direct Operating
       Expenses. . . . . . . . . . . .   56,961    60,603    75,008    85,512    75,755    34,013    31,590
                                       --------  --------  --------  --------  --------  --------  --------
OPERATING INCOME, exclusive of
  mortgage interest, depreciation,
  sale-leaseback rents, and manage-
  ment fees. . . . . . . . . . . . . . $247,233   247,616   233,392   260,896   288,258   103,301   108,720
                                       ========  ========  ========  ========  ========  ========  ========

----------------
Note: The historical summaries are not representative of the results of actual operations for the periods as they exclude the following expenses which may not be comparable to expenses in such categories to be incurred in future operations:

            1.    Mortgage interest
            2.    Depreciation of buildings and improvements
            3.    Sale-leaseback rents
            4.    Management fees

      These figures relate to a property covered by a letter of intent, and there is no assurance that such property will be acquired by the Partnership.

                                                        155

          PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND FUNDS
             GENERATED FROM FIVE POINTS PLAZA SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP

                         For a Twelve Month Period
                                (Unaudited)


    The following unaudited estimates present taxable income (loss) and funds generated from operations for the first twelve months of operation of the Valdosta, Georgia, Shopping Center as if commencing on September 1, 1977. These estimates do not purport to represent operations of the Partnership as a whole nor do they purport to represent actual or expected operations of the shop- ping center, assuming acquisition by the Partnership, for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in con-junction herewith.

  Estimate of Taxable Income (Loss):
    Rental Income-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .     $367,000
        Pro forma rental income. . . . . . . . . . . . . .       (3,000)
                                                               --------
      Pro forma adjustments. . . . . . . . . . . . . . . .      364,000
                                                               --------
    Operating Expenses:
      Real Estate Taxes-Note A(1):
        Historical period-Note A(1). . . . . . . . . . . .       35,000
        Pro forma adjustments. . . . . . . . . . . . . . .        5,000
                                                               --------
          Pro forma real estate taxes. . . . . . . . . . .       40,000
                                                               --------
      Other Expenses-Note A(1):
        Historical period-Note A(1). . . . . . . . . . . .       39,000
        Pro forma adjustments. . . . . . . . . . . . . . .       18,000
                                                               --------
          Pro forma other expenses . . . . . . . . . . . .       57,000
                                                               --------
            Total pro forma operating expenses . . . . . .       97,000
                                                               --------
          Pro forma estimate of taxable income before
            mortgage interests, depreciation and
            allocation of general and administrative
            expenses of the partnership-Note A(1). . . . .      267,000
      Mortgage Interest-Note A(2). . . . . . . . . . . . .      (78,000)
      Pro Forma Depreciation-Note A(3) . . . . . . . . . .     (142,000)
                                                               --------
          Pro forma estimate of taxable income (loss)
            from property before allocation of general
            and administrative expenses of the partner-
            ship--Note B . . . . . . . . . . . . . . . . .     $ 47,000
                                                               ========
  Estimate of Funds Generated from Property:
    Pro forma estimate of taxable income before mortgage
      interest, depreciation and allocation of general
      and administrative expenses of the partnership
      -per above . . . . . . . . . . . . . . . . . . . . .     $267,000
    Less:  Mortgage interest . . . . . . . . . . . . . . .      (78,000)
      Principal amortization on mortgage notes . . . . . .      (86,000)
                                                               --------
          Estimate of funds generated from property
            before allocation of general and adminis-
            trative expenses of the partnership-
            Notes A(1) . . . . . . . . . . . . . . . . . .     $103,000
                                                               ========


      These figures relate to a property covered by a letter of intent, and there is no assurance that such property will be acquired by the Partnership.


                          See accompanying notes.

         NOTES TO PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND
          FUNDS GENERATED FROM FIVE POINTS PLAZA SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP
                                (Unaudited)



A.    Basis of Presentation:

(1) Rental income and operating expenses of the Valdosta, Georgia, Shopping Center for the twelve month period ended May 31, 1977 (which income and expenses are unaudited and were derived from the same records and on the same basis as set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus) have been adjusted as follows:

      (a) The pro forma adjustment for rental income represents the difference between historical base rental income and base rental income based upon signed leases in effect July 1, 1977.

      (b) The pro forma adjustment for real estate taxes represents an increase based upon the latest available tax data.

      (c) The pro forma adjustment for other expenses represents property management fees of $18,000 based upon the pro forma rental income.

(2) The pro forma mortgage interest and principal amortization represent the mortgage interest and principal amortization payable during the pro forma period on the Partnership's property mortgages based upon the financial arrangements described under the caption "Real Property Investments" elsewhere in this Prospectus.

(3) The Partnership will provide depreciation on its property, for both financial reporting and Federal income tax purposes, utilizing the methods and lives described under the caption "Real Property Investments" elsewhere in this Prospectus. Pro forma depreciation has been provided for one full year of operations.

B. The Partnership will fill its tax returns on a cash basis. See the caption "Tax Aspects of the Offering" elsewhere in this Prospectus.


                             ----------------


      The property covered by the pro forma statement is subject only to a letter of intent, and there is no assurance that such property will be acquired.

      HISTORICAL SUMMARIES OF INCOME AND DIRECT OPERATING EXPENSES OF NORTH RIVERSIDE PLAZA SHOPPING CENTER-NORTH RIVERSIDE, ILLINOIS
                              (Unaudited)



                                       Year Ended February 28,
                           ----------------------------------------------
                             1973     1974     1975     1976      1977
                           -------- -------- -------- --------- ---------

Income:
  Base rental income . . . $672,992  671,186  681,494   686,157   755,365
  Overage rents. . . . . .   26,281   43,555   74,631   118,804    64,048
  Tenant contributions-
    real estate taxes. . .  200,950  218,664  229,287   225,681   252,484
                           -------- -------- -------- --------- ---------
                            900,223  933,405  985,412 1,030,642 1,071,897
                           -------- -------- -------- --------- ---------
Direct Operating Expenses
 (See note 2):
  Ground rent. . . . . . .  150,000  150,000  150,000   150,000   150,000
  Real estate taxes-
    regular assessment . .  210,514  229,151  239,265   236,031   232,724
  Real estate taxes-
    special assessment . .    --       --       --        --       97,371
  Other expenses, net
    of tenant reimburse-
    ments. . . . . . . . .    3,116    3,367    5,835    16,578    19,244
                           -------- -------- -------- --------- ---------
                            363,630  382,518  395,100   402,609   499,339
                           -------- -------- -------- --------- ---------

Operating income, exclu-
 sive of mortgage interest,
 depreciation, property
 management fees, non-
 recurring expenses,
 income taxes, and
 general and administra-
 tive expenses . . . . . . $536,593  550,887  590,312   528,033   572,558
                           ======== ======== ======== ========= =========
---------

Notes:

(1) The above unaudited figures were provided by the expected seller of the property and have not been verified by the Partnership.

(2) The historical summaries are not representative of the results of actual operations for the years as they exclude the following expenses which may not be comparable to expenses in such categories to be incurred in future operations:

            1.    Mortgage interest
            2.    Depreciation of buildings and improvements
            3.    Property management fees
            4.    Non-recurring expenses
            5.    Income taxes
            6.    General and administrative expenses


      These figures relate to a property covered by a letter of intent, and there is no assurance that such property will be acquired by the Partnership.

          PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND FUNDS
           GENERATED FROM NORTH RIVERSIDE PLAZA SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP

                         For a Twelve Month Period
                                (Unaudited)



      The following unaudited estimates present taxable income (loss) and funds generated from operations for the first twelve months of operation of the North Riverside, Illinois, Shopping Center as if commencing on January 1, 1978. These estimates do not purport to represent operations of the Partnership as a whole nor do they purport to represent actual or expected operations of the shopping center, assuming acquisition by the Partnership, for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.


  Estimate of Taxable Income (Loss):
    Rental Income-Note A(1):
      Historical period-Note A(1). . . . . . . . . . . . .   $1,072,000
        Pro forma adjustments. . . . . . . . . . . . . . .      (62,000)
                                                             ----------
      Pro forma rental income. . . . . . . . . . . . . . .    1,010,000
                                                             ----------

    Operating Expenses:
      Real Estate Taxes-Note A(1):
        Historical period-Note A(1). . . . . . . . . . . .      330,000
        Pro forma adjustments. . . . . . . . . . . . . . .     (119,000)
                                                             ----------
          Pro forma real estate taxes. . . . . . . . . . .      211,000
                                                             ----------

      Other Expenses-Note A(1):
        Historical period-Note A(1). . . . . . . . . . . .      169,000
        Pro forma adjustments. . . . . . . . . . . . . . .       28,000
                                                             ----------
          Pro forma other expenses . . . . . . . . . . . .      197,000
                                                             ----------
            Total pro forma operating expenses . . . . . .      408,000
                                                             ----------
    Pro forma estimate of taxable income before mortgage
      interest, depreciation and allocation of general
      and administrative expenses of the partnership
      -per above . . . . . . . . . . . . . . . . . . . . .      602,000
    Mortgage interest-Note A(2). . . . . . . . . . . . . .     (394,000)
    Pro Forma Depreciation-Note A(3) . . . . . . . . . . .     (420,000)
                                                             ----------
          Pro forma estimate of taxable income (loss)
            from property before allocation of general
            and administrative expenses of the
            partnership-Note B . . . . . . . . . . . . . .   $ (212,000)
                                                             ==========
  Estimate of Funds Generated from Property:
    Pro forma estimate of taxable income before mortgage
      interest, depreciation and allocation of general
      and administrative expenses of the partnership-
      per above. . . . . . . . . . . . . . . . . . . . . .   $  602,000
    Less:  Mortgage interest . . . . . . . . . . . . . . .     (394,000)
      Principal amortization on mortgage notes . . . . . .      (49,000)
                                                             ----------
          Estimate of funds generated from property
            before allocation of general and adminis-
            trative expenses of the partnership-
            Notes A(1) and C . . . . . . . . . . . . . . .   $  159,000
                                                             ==========



    These figures relate to a property covered by a letter of intent and there is no assurance that such property will be acquired by the Partnership.

                          See accompanying notes.

         NOTES TO PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS) AND
        FUNDS GENERATED FROM NORTH RIVERSIDE PLAZA SHOPPING CENTER
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP
                                (Unaudited)



A.    Basis of Presentation:

      (1) Rental income and operating expenses of the North Riverside, Illinois, Shopping Center for the twelve month period ended February 28, 1977 (which unaudited summaries of income and expenses are set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus) have been adjusted as follows:

            (a) The pro forma adjustment for rental income represents a reduction in tenant contributions-real estate taxes to reflect estimated contributions based upon the reduced real estate tax bill and special assessment.

            (b) The pro forma adjustment for real estate taxes represents a decrease based upon the latest available tax data, representing a decrease of approximately $97,000 relating to a special assessment and approximately $22,000 representing a tax reduction.

            (c) The pro forma adjustment for other expenses, net of tenant reimbursements, represents property management fees of $28,000 based upon the pro forma rental income.

      (2) The pro forma mortgage interest and principal amortization represent the mortgage interest and principal amortization payable during the pro forma period on the Partnership's property mortgages based upon the financing arrangements described under the caption "Real Property Investments" elsewhere in this Prospectus.

      (3) The Partnership will provide depreciation on its property, for both financial reporting and Federal income tax purposes, utilizing the methods and lives described under the caption "Real Property Investments" elsewhere in this Prospectus. Pro forma depreciation has been provided for one full year of operations.

B. The Partnership will file its tax returns on a cash basis. See the caption "Tax Aspects of the Offering" elsewhere in this Prospectus.

C. The Partnership's purchase of the property is subject to the consummation of anticipated new leases covering the proposed expansion of the supermarket and the new department store (see "Real Property Investments" elsewhere in this Prospectus). Consummation of such new leases would thereby result in an increase in the estimated funds generated from the property, before allocation of general and administrative expenses of the partnership, to $261,000.


                           --------------------

      The property covered by the pro forma statement is subject only to a letter of intent, and there is no assurance that such property will be acquired by the Partnership.

                                   PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS)
                                      AND FUNDS GENERATED FROM WINSTON-SALEM,
                                 HICKORY, VALDOSTA AND NORTH RIVERSIDE PROPERTIES
                                  BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                                            EXPENSES OF THE PARTNERSHIP

                                             For a Twelve Month Period
                                                    (Unaudited)


      The following unaudited estimates present taxable income (loss) and funds generated from operations for a twelve month period of operations of the properties (see Note A). These estimates do not purport to represent actual or expected operations of the Partnership as a whole nor do they purport to represent actual or expected operations of the properties for any period in the future. These estimates include one property which has been acquired by the Partnership and three properties which are subject to letters of intent to acquire and exclude one property which is subject to a letter of intent to acquire (see Note A). There is no assurance that properties subject to letters of intent will be acquired. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.

                                                      Winston-                            North
                                                       Salem      Hickory   Valdosta    Riverside    Total
                                                     ----------  ---------  ---------   ---------  ----------

Estimate of Taxable Income (Loss):
  Rental Income-Note A(2):
    Historical period-Note A(2). . . . . . . . . . . $3,788,000    717,000    367,000   1,072,000   5,944,000
    Pro forma adjustments. . . . . . . . . . . . . .    472,000      1,000     (3,000)    (62,000)    408,000
                                                     ----------  ---------  ---------   ---------  ----------
      Pro forma rental income. . . . . . . . . . . .  4,260,000    718,000    364,000   1,010,000   6,352,000
                                                     ----------  ---------  ---------   ---------  ----------

  Operating Expenses:
    Real Estate Taxes-Note A(2):
      Historical period-Note A(2). . . . . . . . . .    363,000     43,000     35,000     330,000     771,000
      Pro forma adjustments. . . . . . . . . . . . .    (98,000)     --         5,000    (119,000)   (212,000)
                                                     ----------  ---------  ---------   ---------  ----------
        Pro forma real estate taxes. . . . . . . . .    265,000     43,000     40,000     211,000     559,000
                                                     ----------  ---------  ---------   ---------  ----------
    Other Expenses-Note A(2):
      Historical period-Note A(2). . . . . . . . . .  1,342,000    210,000     39,000     169,000   1,760,000
      Pro forma adjustments. . . . . . . . . . . . .     75,000     41,000     18,000      28,000     162,000
                                                     ----------  ---------  ---------   ---------  ----------
        Pro forma other expenses . . . . . . . . . .  1,417,000    251,000     57,000     197,000   1,922,000
                                                     ----------  ---------  ---------   ---------  ----------
          Total pro forma operating expenses . . . .  1,682,000    294,000     97,000     408,000   2,481,000
                                                     ----------  ---------  ---------   ---------  ----------



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


                                   PRO FORMA ESTIMATES OF TAXABLE INCOME (LOSS)
                                      AND FUNDS GENERATED FROM WINSTON-SALEM,
                                 HICKORY, VALDOSTA AND NORTH RIVERSIDE PROPERTIES
                                  BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                                     EXPENSES OF THE PARTNERSHIP - (Continued)


                                                      Winston-                            North
                                                       Salem      Hickory   Valdosta    Riverside    Total
                                                     ----------  ---------  ---------   ---------  ----------

        Pro forma estimate of taxable income before
          mortgage interest, depreciation and
          allocation of general and administrative
          expenses of the Parntership-Note A(1). . .  2,578,000    424,000    267,000     602,000   3,871,000

Mortgage Interest-Note A(3). . . . . . . . . . . . . (1,521,000)  (180,000)   (78,000)   (394,000) (2,173,000)
Pro Forma Depreciation-Note A(4) . . . . . . . . . . (1,128,000)  (265,000)  (142,000)   (420,000) (1,955,000)
                                                     ----------  ---------  ---------   ---------  ----------

        Pro forma estimate of taxable income
          (loss) from property before allocation
          of general and administrative expenses
          of the partnership-Note B. . . . . . . . . $  (71,000)   (21,000)    47,000    (212,000)   (257,000)
                                                     ==========  =========  =========   =========  ==========

Estimate of Funds Generated from Property:
  Pro forma estimate of taxable income before
    mortgage interest, depreciation and allocation
    of general and administrative expenses of
    the partnership - per above. . . . . . . . . . . $2,578,000    424,000    267,000     602,000   3,871,000
  Less: Mortgage interest. . . . . . . . . . . . . . (1,521,000)  (180,000)   (78,000)   (394,000) (2,173,000)
    Principal amortization on mortgage notes . . . .   (450,000)  (113,000)   (86,000)    (49,000)   (698,000)
                                                     ----------  ---------  ---------   ---------  ----------
        Estimate of funds generated from property
          before allocation of general and
          administrative expenses of the
          partnership-Notes A(2), C, D and E . . . . $  607,000    131,000    103,000     159,000   1,000,000
                                                     ==========  =========  =========   =========  ==========












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

              NOTES TO PRO FORMA ESTIMATES OF TAXABLE INCOME
              (LOSS) AND FUNDS GENERATED FROM WINSTON-SALEM,
             HICKORY, VALDOSTA AND NORTH RIVERSIDE PROPERTIES
              BEFORE ALLOCATION OF GENERAL AND ADMINISTRATIVE
                        EXPENSES OF THE PARTNERSHIP


                                (Unaudited)


A.    Basis of Presentation:

      (1) The unaudited estimates present taxable income (loss) and funds generated from operations for the first twelve months of operation for the properties, as if commencing on the following dates:

                 Winston-Salem ................. February 1, 1977

                 Hickory ...................... September 1, 1977

                 Valdosta ..................... September 1, 1977

                 North Riverside ................ January 1, 1978

            The Winston-Salem property was acquired by the Partnership on January 31, 1977. The Hickory, Valdosta and North Riverside properties are subject to letters of intent to acquire. The unaudited estimates exclude (lie Deerfield property which is subject to a letter of intent to acquire and is currently in the rent-up period (see "Real Property Investments" elsewhere in this prospectus). There is no assurance that properties subject to letters of intent to acquire will be acquired.

      (2) Rental income and operating expenses for the twelve month periods ended December 31, 1976 as to Winston-Salem
            (audited) and February 28, 1977 as to North Riverside (unaudited) (which income and expenses are as set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus), and the twelve month period ended May 31, 1977 as to Hickory (unaudited) and Valdosta (unaudited) (which income and expenses were derived from the same records and on the same basis as those set forth under "Historical Summaries of Income and Direct Operating Expenses" elsewhere in this Prospectus) have been adjusted as follows:

            (a)   The pro forma adjustments for rental income represent:

                  (i) as to Winston-Salem, the difference between historical base rental income and base rental income based upon signed leases in effect June 1, 1977; and

                  (ii) as to Hickory and Valdosta, the difference between historical base rental income and base rental income based upon signed leases in effect July 1, 1977; and

                  (iii) as to North Riverside, a reduction in tenant
                        contributions-real estate taxes to reflect estimated contributions based upon the reduced real estate tax bill and special assessment.

            (b) The pro forma adjustments for real estate taxes represent:

                  (i) as to Winston-Salem and Valdosta, a decrease based upon the latest available tax data; and

                  (ii) as to North Riverside, a decrease based upon the latest available tax data, representing a decrease or approximately $97,000 relating to a special assessment and approximately $22,090 representing a tax reduction.





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


            (c)   The pro forma adjustments for other expenses represent:

                  (i) as to Winston-Salem, property management fees of $85,000 based upon the pro forma rental income, less adjustment of insurance expense of $10,000 based upon new insurance policies for the property;

                  (ii) as to Hickory, property management fees of $36,000 based upon the pro forma rental income, plus adjustment of land rental expense of $5,000 based upon certain types of pro forma rental income;

                  (iii) as to Valdosta, property management fees of $18,000
                        based upon the pro forma rental income; and

                  (iv) as to North Riverside, represents property management fees of $28,000 based upon the pro forma rental income.

      (3) The pro forma mortgage interest and principal amortization represent the mortgage interest and principal amortization payable during the pro forma periods on the Partnership's property mortgages based upon the financing arrangements described under the caption Real Property Investments" elsewhere in this Prospectus.

      (4) The Partnership will provide depreciation on its properties, for both financial reporting and Federal income tax purposes, utilizing the methods and lives described under the caption "Real Property Investments" elsewhere in this Prospectus. Pro forma depreciation has been provided for one full year of operations.

      (5) As to Winston-Salem, the pro forma statement does not provide for expenses which the Partnership may incur in satisfaction of certain North Carolina safety requirements. The Partnership has received an estimate of $332,000 as the cost of compliance with such safety requirements. The Partnership expects to contest the validity of such requirements but will in no event (because a one-year period is provided for the submission of compliance plans) incur any portion of such costs in the period covered by this pro forma statement.

B. The Partnership will file its tax returns on a cash basis. See the caption "Tax Aspects of the Offering" elsewhere in this Prospectus.

C. The Winston-Salem office buildings are encumbered by a second mortgage note having a balance at May 31, 1977 of $2,780,794. The note is due on September 1, 1978 when the unpaid principal balance will be approximately $2,741,000. The Partnership intends to retire such note on or before its maturity, and the debt service eliminated thereby will result in an increase in the estimate of funds generated from the property before allocation of general and administrative expenses of the partnership to $908,000.

D. The interest to be acquired by the Partnership in the land on which the Hickory mall is situated consists of leasehold interests under five ground leases. It is the present intention of the Partnership, assuming the investment in the Hickory mall is consummated, to acquire the land subject to the principal ground lease as described under "Real Property Investments". Such purchase would thereby result in an increase in the estimated funds generated from the property before allocation of general and administrative expenses of the partnership, to $189,000.

E. The Partnership's purchase of the North Riverside shopping center is subject the consummation of anticipated new leases covering the proposed expansion of the supermarket and the new department store (see "Real Property Investments" elsewhere in this Prospectus). Consummation of such new leases would thereby result in an increase in the estimated funds generated from the property, before allocation of general and administrative expenses of the partnership, to $261,000.



















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